                            SCHEDULE 14A INFORMATION


     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by Registrant [X]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section-240.14a-11(c) or Section-240.14a-12


                            StratAmerica Corporation
                ------------------------------------------------
                (Name of Registrant as specified in its Charter)

            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ]  Fee computed on table below per Exchange Act Rules 14a-7(i)(4) and 0-
          11.

          1.   Title of each class of securities to which transaction
               applies:
                        --------------------------------------------------------

          2.   Aggregate number of securities to which transaction
               applies:
                         -------------------------------------------------------

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    $1,100,000 - Aggregate value of consideration to be received by Registrant.

          4.   Proposed maximum aggregate value of transaction:

                    $1,100,000 - Aggregate value of consideration to be received by Registrant.

          5.   Total fee paid:

                    $220

     [X]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1.   Amount previously Paid:

               -----------------------------

          2.   Form, Schedule or Registration Statement No.

               -----------------------------

          3.   Filing Party:

               -----------------------------

          4.   Date Filed:

               -----------------------------

                            STRATAMERICA CORPORATION

                                                                March 14, 1996

To the Stockholders of
StratAmerica Corporation

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of StratAmerica Corporation to be held on March 28, 1996 at 8:00 o'clock a.m. (Pacific Time) at 42-620 Caroline Court, Palm Desert, California.

     At this meeting, in addition to electing three directors, you will be asked to authorize an amendment to the Company's Articles of Incorporation. You will also be asked to consider and approve the sale of assets of the Company's wholly-owned subsidiary, Shari's Franchise Corporation ("SFC").

     A description of these matters is contained in the attached Proxy Statement, which you are encouraged to read carefully.

     Your Board of Directors unanimously recommends a vote "for" each of the proposals to be voted upon at the Annual Meeting.

     Please sign, date and mail the enclosed proxy card in the return envelope provided for your convenience.

     In addition to the Proxy Statement and proxy card, enclosed is a copy of StratAmerica Corporation's Annual Report.

     Your cooperation is appreciated.

                                             Sincerely,
                                             Sam D. Battistone
                                             Chairman of the Board of Directors

                            STRATAMERICA CORPORATION

                              42-620 CAROLINE COURT
                         PALM DESERT, CALIFORNIA  92211
                                 (619) 776-1010


                            -------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            -------------------------

To the Stockholders of
StratAmerica Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of StratAmerica Corporation, a Utah corporation, will be held at 42-620 Caroline Court, Palm Desert, California 92211 on March 28, 1996 at 8:00 o'clock a.m. Pacific Time, for the purpose of considering and acting upon the following:

     1.   The election of three directors.

     2. A resolution authorizing the sale of assets of the Company's wholly owned subsidiary, Shari's Franchise Corporation.

     3. Resolutions to adopt revisions of the Company's Articles of Incorporation which increase authorized shares from 10,000,000 to 50,000,000, adopt provisions of the Revised Utah Business Corporation Act regarding limitation of Director's liability and change the Company's name to Dreams, Inc.

     4. The transaction of such other business as may properly come before the meeting or any adjournments thereof.



     Only stockholders of record at the close of business on March 14 will be entitled to notice of and to vote at the meeting and any adjournments thereof. This Proxy Statement will first be sent to stockholders on approximately March 14, 1996. Shareholders may be entitled to assert dissenter's rights under the provisions of Part 13 (Sections 13-10a-1301 through 13-10a-1331) of the Utah Revised Business Corporations Act.

                                             By Order of the Board of Directors
                                             Dale E. Larsson
                                             Secretary


March 14, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           -----

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     PURPOSE OF THE ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . 1
     TIME, DATE AND PLACE OF SPECIAL MEETING; RECORD DATE AND REQUIRED VOTE. . 1
     SALE OF SFC ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     BACKGROUND REGARDING THE SALE OF SFC ASSETS . . . . . . . . . . . . . . . 3
     INTEREST OF CERTAIN PERSONS IN THE SALE . . . . . . . . . . . . . . . . . 3
     CONDITIONS TO CONSUMMATION OF THE SALE  . . . . . . . . . . . . . . . . . 4
     FINANCING OF SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     DISSENTERS' APPRAISAL RIGHTS. . . . . . . . . . . . . . . . . . . . . . . 4
     FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF SFC ASSETS . . . . . . . . 4
     CERTAIN RISKS IN THE EVENT OF INSOLVENCY. . . . . . . . . . . . . . . . . 4
     BUSINESS FOLLOWING THE SALE . . . . . . . . . . . . . . . . . . . . . . . 5
     AMENDMENT OF ARTICLES . . . . . . . . . . . . . . . . . . . . . . . . . . 5

APPRAISAL RIGHTS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . 5

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     INFORMATION REGARDING PROXIES . . . . . . . . . . . . . . . . . . . . . . 7
     OUTSTANDING STOCK AND VOTING RIGHTS . . . . . . . . . . . . . . . . . . . 7
     PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . 7

ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     BIOGRAPHICAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . 9
     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934. . .10
     BOARD COMMITTEES AND MEETINGS . . . . . . . . . . . . . . . . . . . . . .10
     COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS. . . . . . . . . . . . .10
     EMPLOYMENT/BONUS AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS. . . . . .11
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . .13

PROPOSAL TO APPROVE THE SALE OF SFC ASSETS . . . . . . . . . . . . . . . . . .13
     DESCRIPTION OF THE SFC ASSET SALE . . . . . . . . . . . . . . . . . . . .13
     DESCRIPTION OF SFC'S BUSINESS . . . . . . . . . . . . . . . . . . . . . .15
     CONSIDERATION REGARDING THE PROPOSED SALE . . . . . . . . . . . . . . . .16
     ASSET PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .21
     CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . .23
     ADDITIONAL CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . .26
     CERTAIN RISKS IN THE EVENT OF INSOLVENCY. . . . . . . . . . . . . . . . .28
     FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     REGULATORY APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     BUSINESS OF THE COMPANY AFTER THE SALE OF SFC . . . . . . . . . . . . . .28
     FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .29
     LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     ADDITIONAL INFORMATION REGARDING THE COMPANY AND SFC. . . . . . . . . . .32
     FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . .32
     PROPOSED RESOLUTION FOR SFC ASSET SALE. . . . . . . . . . . . . . . . . .32

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION . . . . . . . . . . . . .33

     INCREASE IN AUTHORIZED SHARES . . . . . . . . . . . . . . . . . . . . . .33
     LIMITATION OF LIABILITY OF DIRECTORS. . . . . . . . . . . . . . . . . . .34
     CHANGE OF NAME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     PROPOSED RESOLUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .37
     CONTINUING RESTAURANT OPERATIONS. . . . . . . . . . . . . . . . . . . . .39
     LIQUIDITY AND CAPITAL RESOURCES . . . . . . . . . . . . . . . . . . . . .40

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

RECOMMENDATIONS AND VOTE REQUIRED. . . . . . . . . . . . . . . . . . . . . . .43

STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

APPENDICES
 A - ASSET PURCHASE AGREEMENT AS AMENDED WITH ATTACHMENTS. . . . . . . . . . A-1
 B - PROPOSED REVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION.. . . . . B-1
 C - PART 13 OF THE UTAH ACT, DISSENTER'S RIGHTS.. . . . . . . . . . . . . . C-1





                      {THIS SPACE INTENTIONALLY LEFT BLANK}

                            STRATAMERICA CORPORATION

                              42-620 CAROLINE COURT
                         PALM DESERT, CALIFORNIA  92211

                           --------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 28, 1996


                           --------------------------

                                     SUMMARY

     Certain significant matters discussed in this Proxy Statement are summarized below. This summary is not intended to be a complete discussion of the matters contained herein and is qualified in all respects by the details contained elsewhere in this Proxy Statement and the appendices hereto. Stockholders are urged to review carefully this Proxy Statement and each of the appendices hereto.

PURPOSE OF THE ANNUAL MEETING

     Stockholders of StratAmerica Corporation (the "Company") are being asked to consider and vote upon (1) the election of three directors, (2) a resolution authorizing the sale of assets of the Company's wholly owned subsidiary, Shari's Franchise Corporation ("SFC"); and (3) a resolution to adopt an amendment to the Articles of Incorporation which will change the Company's name to Dreams, Inc., increase authorized shares from 10,000,000 to 50,000,000 and adopt provisions of the Revised Utah Business Corporation Act limiting director's liability.

TIME, DATE AND PLACE OF SPECIAL MEETING; RECORD DATE AND
REQUIRED VOTE

     The annual meeting of stockholders will be held on March 28, 1996 at 8:00 o'clock a.m., local time, at 42-620 Caroline Court, Palm Desert, California.

     Only holders of record of StratAmerica Corporation's common stock at the close of business on MARCH 14, 1996 are entitled to notice of and to vote at the annual meeting. On such date, there were an aggregate 10,000,000 common shares outstanding and entitled to vote held by 278 holders of record.

     All common shares represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, unless the proxies have previously been revoked, will be voted in accordance with the instructions on such proxies. If no such instructions are given, proxies will be voted FOR approval of all matters set out therein. A stockholder who has delivered a proxy may revoke it at any time prior to its exercise at the annual meeting by filing with the secretary of the Company at the address of the Company a written revocation bearing a later date than the proxy being revoked, or by submission of a validly executed proxy bearing a later date than the proxy being revoked, or by attending the annual meeting and voting in person, although attendance at the annual meeting will not in and of itself constitute revocation of the proxy.


     The affirmative vote of the holders of at least a majority of the outstanding shares of common stock is required to approve and adopt the matters proposed in this Proxy Statement. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy is returned without instructions, it will be voted FOR the directors and FOR all other proposals. A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy is required for a quorum at the annual meeting. Mr. Sam D. Battistone beneficially owns 3,493,495(1) shares of common stock which constitutes approximately 34.9%(1) of the outstanding common shares. Battistone Financial Group beneficially owns 4,000,000 shares of common stock which constitutes 40%(1) of the Company's outstanding common shares. Together, Sam D. Battistone and Battistone Financial Group own a number of shares sufficient to cause all matters set out herein to be approved and adopted. Sam D. Battistone and Battistone Financial Group have advised the Company of their present intention to vote for all matters set out herein. Shareholder consent to the sale of SFC assets is being sought as a condition to the closing of such sale and a result of the relative size of the SFC assets compared to the other assets of the Company. The approval of the transaction by nonaffiliated shareholders may be raised as an affirmative defense in any subsequent action challenging the transaction.

---------------------------------
(1)Calculated without reference to Rule 13d-1(d)(1). Does not include options currently exercisable or other rights to receive shares. Includes 635,225 shares of which Sam D. Battistone disclaims ownership owned by family members. Does not include 4,930,780 which will be issued to Mr. Battistone upon amendment of the Company's Articles of Incorporation.

SALE OF SFC ASSETS

     The Company has entered into, subject to shareholder approval and other conditions, an asset purchase and sale agreement (the "Asset Sale Agreement"). The other parties to the Asset Sale Agreement are Shari's Management Corporation, an Oregon corporation ("SMC"), the Company's wholly owned subsidiary Shari's Franchise Corporation, a Utah corporation ("SFC") and six (6) of SFC's wholly owned subsidiaries; Shari's of Cheyenne, Inc., Shari's of Red Bluff, Inc., Shari's of Laramie, Inc., Shari's of Colorado Springs, Inc., shares of Palm Springs, Inc., Shari's of Sacramento, Inc., Inc. (the "Subsidiaries"). Under the terms of the Asset Sale Agreement, SMC will purchase all ten (10) Shari's format restaurants owned by SFC. SMC will not purchase any Heidi's format restaurants owned by SFC.

     In consideration for the SFC assets it is purchasing, SMC will (1) pay SFC $300,000 in cash; (2) execute and deliver to SFC an adjustable note with an original total principal balance of $480,000 (the "$480,000 Note") and an adjustable Note with an original principal balance of $120,000 (the "$120,000 Note"); (3) assume obligations and liabilities of SFC which relate to purchased restaurants in an amount equal to approximately $1,350,000(1) and (4) release the Company from approximately $64,000 of indebtedness owed to SMC. Additionally, in connection with the proposed transaction, SFC has paid obligations in an amount equal to $50,000 owed by StratAmerica and other parties (including affiliates of the Company) to Krausz Enterprises, an unaffiliated third party. Consequently, the obligations to be assumed by SMC will have been increased by the same $50,000 which is also considered consideration for purchase of the SFC assets (the "Krausz Consideration"). At Closing, the $480,000 Note will be delivered to J. Roger Battistone ("JRB") in consideration for release by JRB of $1,685,000 of indebtedness owed by SFC to JRB, the release by JRB of approximately $157,000 owed by the Company to JRB, and the release by Battistone Financial Group ("BFG"), a corporation wholly owned by JRB, of $431,000 of indebtedness owed by the Company to BFG. The principal amount of the $120,000 Note and the $480,000 Note are adjustable pursuant to the term of the Asset Sale Agreement. The principal balance of those Notes are adjusted pro rata for transaction costs and other expenditures. THE COMPANY CONSIDERS IT LIKELY THAT THE PRINCIPAL BALANCE OF THE $120,000 NOTE WILL BE SUBSTANTIALLY OR TOTALLY DIMINISHED BY SUCH ADJUSTMENTS. SEE "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS".

     SMC was formed as an Oregon corporation in 1979 and currently owns and operates 79 Shari's format restaurants located in Colorado, Idaho, Oregon and Washington. From 1985 to 1989, the Company was the owner of SMC. In 1989, the Company sold all of the capital stock of SMC to a corporation owned by Larry G. Hatfield and John E. Eloriaga, which corporation was merged into SMC with SMC being the surviving corporation. Mr. Hatfield is the Chairman and Chief Executive Officer of SMC. Mr. Eloriaga is not an officer or employee of SMC. Neither Mr. Hatfield nor Mr. Eloriaga is a director, officer, employee or shareholder of the Company or SFC. SMC is not now, and has not been since 1989 an affiliate of the Company.

------------------------
(1)This amount does not include approximately $1,500,000 representing the present value (discounted at 11%) of future lease payments on two closed restaurant location which will be assumed by SMC in connection with the proposed sale of SFC Assets.

BACKGROUND REGARDING THE SALE OF SFC ASSETS

     Since its acquisition of SFC in 1990, the Company has engaged in several lines of business including restaurants, Southern California real estate, Field of Dreams, and architectural services and design. In 1991 the Company determined to decrease the number of lines of business in which it was engaged. The Company's current principal lines of business are SFC restaurants and Field of Dreams franchises through its majority owned subsidiary, Dreams Franchise Corporation, a California corporation ("DFC"). The Board of Directors of the Company considered the following reasons in connection with its approval of the proposed sale of SFC: (1) SFC has, for the past five years, incurred and continues to incur substantial losses. SFC requires substantial additional cash in order to continue its operations. The Company is unable to arrange for or provide such additional cash. (2) There are no other parties who have expressed a current interest in purchasing SFC. (3) Based on financial analysis of SFC, the Board of Directors believes that SFC has no significant going concern value. (4) The board of directors has considered filing a Chapter 11 Bankruptcy for SFC. (5) The board of directors believes the proposed transaction is more beneficial to the Company than a reorganization of SFC under Chapter 11 of the United States Bankruptcy Code. See "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS - Consideration Regarding the Proposed Sale". The proposed transaction does not result in material differences in the rights of shareholders of the Company. The transaction will result in a gain for both financial reporting purposes and for Federal and state income tax purposes. The primary difference between the amount of gain for financial reporting purposes and the amount of gain for income tax purposes relates to goodwill amortization which has been expensed for financial reporting purposes which was not deductible for income tax purposes and the result of accounting for the release of debt owed JRB and BFG. The sale of SFC should not by itself result in the imposition of federal income taxes upon the Company's stockholders. In connection with its decision to sell SFC on the proposed terms, the Board of Directors has considered the following disadvantages: (1) The Company's total revenues will be substantially reduced and the Company will be a substantially smaller entity following the sale; (2) To the extent that SFC's financial problems can be solved and if SFC were to achieve profitable operations in the future, the Company would not participate in such future profitable operations;
(3) The Company will incur substantial expense in connection with the sale of SFC. As alternatives to the proposed transaction, the Board of Directors considered a spinoff of SFC to shareholders, the sale of SFC to other third parties and filing a Chapter 11 reorganization under the United States Bankruptcy Code. The Company believes that there are no other interested potential buyers of SFC or its assets. The Company believes that a Chapter 11 reorganization of SFC is less advantageous to the Company. Further, after substantial review, the Board of Directors determined that a spin-off to shareholders is not practicable.

INTEREST OF CERTAIN PERSONS IN THE SALE

     The proposed sale of SFC Assets involves conflicts of interest including the following: BFG, which is wholly owned by JRB, owns 4,000,000 shares of the issued and outstanding shares of the Company; BFG and the Company have engaged in certain business transactions in the past; BFG has loaned funds to the Company and the Company currently owes BFG approximately $431,000, including principal and interest; BFG currently owes the Company approximately $688,000 for the purchase of real estate by the assumption of debt. That debt, for which the Company continues to be obligated, is in default and subject to foreclosure proceedings. SFC is indebted to JRB for approximately $1,685,000 principal and interest; the Company owes JRB approximately $157,000; Sam D. Battistone, the Company's President and Chief Executive Officer, and JRB, the sole shareholder of BFG, are brothers; the Company originally acquired SFC from JRB; in connection with this transaction, both BFG and JRB will release substantial debt owed by the Company and SFC. JRB has personally guaranteed two real property leases associated with two Heidi's format restaurants owned by SFC which will not be sold to SMC in the proposed transaction. Those leases are associated with the Heidi's restaurant located in El Cajon, California and the Heidi's restaurant located in Lemon Grove, California. Notwithstanding the conflicts of interest, the transaction was the subject of substantial arms-length negotiation between the Company and its representatives and SMC and JRB and BFG and their representatives. The Company believes the conflicts had no material impact upon and were not a material factor in connection with the negotiation of the terms of the proposed transaction. Further, the Company believes that the proposed transaction is fair and in the best interest of the Company and its shareholders. See "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS - Conflicts of Interest".

CONDITIONS TO CONSUMMATION OF THE SALE

     The sale by the Company of the SFC assets is conditioned upon a number of factors, including, but not limited to, the approval of the Company's shareholders.


FINANCING OF SALE

     SMC has advised the Company that it will finance the payment of consideration for the SFC assets from SMC's cash flow and that it does not intend to borrow funds for such purpose.

DISSENTERS' APPRAISAL RIGHTS

     Under the Revised Utah Business Corporation Act, shareholders are entitled to dissent from and obtain payment of fair value of their shares. In order to exercise such rights, Shareholders must comply with all of the procedural requirements set out in the Revised Utah Business Corporation Act. Failure to follow any of the steps required by the Revised Utah Business Corporation Act will result in a loss of dissenter's rights. See "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS - Appraisal Rights of Stockholders".

FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF SFC ASSETS

     The sale of SFC assets is expected to result in a gain to the Company for federal income tax purposes. The sale of SFC should not by itself result in the imposition of federal income taxes upon the Company's stockholders.

CERTAIN RISKS IN THE EVENT OF INSOLVENCY

     In the event that SFC, as a matter of State or Federal law is determined to have been insolvent at the time of the sale or to have been rendered insolvent as a result of the sale or its financing, or transfer of consideration for the SFC assets to the Company or JRB upon the consummation of the sale, or to have become otherwise incapable of paying its debts or to have been left with assets which are unreasonably diminished, the sale may be deemed to be a "fraudulent conveyance" or other impermissible distribution under applicable law and may therefore be subject to certain claims of certain creditors of SFC or its trustee in a bankruptcy proceeding. In the event that the Company, as a matter of State or Federal law, is determined to have been insolvent at the time of the sale of SFC assets, to have been rendered insolvent as a result of the sale or its financing, to have become otherwise incapable of paying its debts or to have been left with assets which are unreasonably diminished, the sale may be deemed to be a "fraudulent conveyance" or other impermissible distribution under applicable law. In that event, the sale may be subject to claims of certain creditors of the Company or its trustee in bankruptcy if a bankruptcy proceeding were filed. If the sale is determined to have been a fraudulent transfer, the transfer could be set aside and the property transferred or the value thereof could be recovered from the recipients of the distribution.

BUSINESS FOLLOWING THE SALE

     Following the sale of SFC assets the Company's principal line of business will be its Field of Dreams franchise business. It may also operate the remaining SFC Heidi's restaurants under some format or organization.

AMENDMENT OF ARTICLES

     The Company is proposing to amend its Articles of Incorporation to (a) change its name to Dreams, Inc. (b) increase authorized shares from 10,000,000 to 50,000,000, and (c) to implement the provisions of the Utah Revised Business Corporation Act regarding the limitation of director liability. The Company will use the increased authorized shares to issue an additional 6,730,780 shares, 4,930,780 of which it is obligated to issue to Sam D. Battistone. The Company will also use the increased authorized shares in the future for various corporate purposes. The amendment regarding limitation of director liability will allow the Company's directors to benefit from the provisions of the Utah Revised Business Corporation Act. See "AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION."

                        APPRAISAL RIGHTS OF STOCKHOLDERS


     Sections 16-10a-1301 through 16-10a-1331 of the Utah Revised Business Corporation Act (the "Utah Act") confer appraisal rights upon any stockholder of a Utah corporation taking exception with the Asset Sale Agreement.

     Section 16-10a-1302 grants the right to any shareholder to dissent from the Asset Sale Agreement and obtain payment for the fair value of shares held by such shareholders in the event of the consummation of the Asset Sale Agreement. A beneficial shareholder may assert dissenters' rights only if he dissents with respect all shares of which he is the beneficial owner. Section 16-10a-1320 requires the Company to notify shareholders of the proposed sale of SFC Assets and to provide a copy of the applicable statutes. A copy of Part 13 of the Utah
Act, Dissenter's Rights, is attached to this Proxy as Appendix "C".   Section
16-10a-1321 requires that any shareholder who wishes to assert dissenter's rights must cause the Company to receive, before the vote is taken, a written notice of his intent to demand payment for shares if the proposed action is taken, and such shareholder may not vote any of his shares in favor of the proposed action. In order to be entitled to receive payment for shares, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date of the proposed corporate action which creates the dissenter's rights. A shareholder who does not meet the above requirements is not entitled to receive payment for his shares. Section 16-10a-1322 requires that no later than ten (10) days after the effective date of the proposed sale of SFC, the Company shall deliver notice (the "Dissenter's Notice") to all shareholders who have complied with the requirements necessary to be entitled to payment for shares. The Dissenter's Notice shall provide, among other things, notice that the sale of SFC has been effected, information regarding the receipt of demands for payments and a form for demanding payments which form shall request the dissenter to state an address to which payment is to be made. The Dissenter's Notice must set a date by which the Company must receive the payment demand which date may not be fewer than thirty (30) and no more than seventy (70) days after the date that Dissenter's Notice was given. Under Section 16-10a-1323 a shareholder who has given the Company notice of his intention to demand payment and who meets the requirements in order to be entitled to receive payment for shares, must, in accordance with the terms of the Dissenter's Notice, cause the Company to receive a payment demand, deposit his certificates for his certificated shares in accordance with the terms of the Dissenter's Notice, and if required by the Company in the Dissenter's Notice, certify in writing whether or not he acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed sale of SFC Assets.
A shareholder who demands payment retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed sale of SFC Assets and has only the right to receive payment for the shares after the effective date of the sale of SFC Assets. A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set out in the Dissenter's Notice, is not entitled to payment for shares.

     Section 16-10a-1325 requires the Company to pay to each dissenter who has met all requirements the fair value of the dissenter's shares plus interest and such payment must be made on or before the later of the effective date of the sale of SFC Assets or the receipt by the Company of the payment demand. Each payment by the Company must be accompanied by the Company's balance sheet as of the end of its most recent fiscal year or, if not available, the end of the fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders equity for that year and a statement of cash flow for that year, and the latest available interim financial statements, if any. The balance sheet and statements referred to above must be audited if the Company customarily provides audited financial statements to shareholders. In addition, the Company must provide a statement of the Company's estimate of the fair value of the shares and the amount of interest payable with respect to the shares, a statement of the dissenter's rights to demand payment and a copy of the applicable statute. If the effective date of the sale of SFC Assets does not occur within sixty (60) days after the date which the Company set for the receipt of payment demands, the Company shall return all deposited certificates and release the transfer restrictions imposed on un-certificated shares and all shareholders who submitted a demand for payment shall thereafter have all rights of shareholders as if no demand for payment had been made. If the effective date of the sale of SFC Assets occurs more than sixty (60) days after the date set by the Company as the date by which it must receive payment demands then the Company must send a new Dissenter's Notice and all other requirements with regard to the Company shall again be applicable. The Company is entitled to make special provision regarding shares acquired after the public announcement of the proposed sale of SFC Assets. A dissenter who has not accepted an offer made by the Company may notify the Company in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount plus interest less any payment previously made by the Company if the dissenter believes that the amount paid or offered is less than fair value of the shares, or the Company has failed to make payment within the sixty (60) day period, or the Company, having failed to take a proposed corporate action which created dissenter's rights, does not return the deposited certificates. A dissatisfied dissenter waives the right to demand such payment unless he causes the Company to receive such notice within thirty (30) days after the Company has made its offer to make payment for his shares. The Utah Act makes provision for judicial appraisal by the district court, Utah County, of shares in the event that the demand for payment remains unresolved. The fair value determined by the Court may be more or less than the consideration value of the proposed transaction. No Utah Court in a reported opinion has stated how fair value would be determined. Shareholders may wish to consult with counsel for a prediction of how fair value may be determined. The Court in such an appraisal action shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers and assess such costs against the Company except the Court may assess costs against all or some of the dissenters if it finds that the dissenters acted arbitrarily, vexatiously or not in good faith. The Court may also assess the fees and expenses of counsel and experts against the Company if the Court finds that the Company did not substantially comply with the applicable provisions of the Revised Utah Business Corporation Act, Section 16-10a-1320 through 16-10a-1328 or against either the Company or one or more of the dissenters in favor of another party if the Court finds that the party against whom the fees and expenses were assessed acted arbitrarily, vexatiously or not in good faith.

     STOCKHOLDERS WILL NOT RECEIVE ANY NOTICE OTHER THAN REQUIRED IN SECTIONS 16-10a-1320 THROUGH 16-10a-1328 OF THE RUNNING OF ANY TIME PERIODS IN CONNECTION WITH THE EXERCISING OF DISSENTER'S RIGHTS. ANY STOCKHOLDER FAILING TO MAKE DEMANDS AND COMPLY WITH THE REQUIREMENTS OF SECTION 16-10a-1320 THROUGH 16-10a-1328 SHALL BE BOUND BY THE TERMS OF THE PROPOSED SALE OF SFC ASSETS. A VOTE AGAINST THE SALE WILL NOT ITSELF CONSTITUTE COMPLIANCE WITH THE

REQUIREMENTS OF DISSENTER'S RIGHTS. THE STOCKHOLDER WILL NOT HAVE THE RIGHT OF APPRAISAL WITH RESPECT TO ANY SHARES HE VOTES IN FAVOR OF THE PURCHASE AGREEMENT.

     The above is a summary of what the Company believes to be material information regarding appraisal rights. Shareholders are advised to carefully read the sections of the Revised Utah Business Corporation Act attached hereto as Appendix "C".


                                  INTRODUCTION

INFORMATION REGARDING PROXIES


     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 28, 1996, at 42-620 Caroline Court, Palm Desert,
California at 8:00 o'clock a.m. local time, and at any adjournments thereof.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke such proxy.

     The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or facsimile. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

OUTSTANDING STOCK AND VOTING RIGHTS

     As of the close of business on MARCH 14, 1996, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were (not including exercisable options or rights to acquire shares) 10,000,000 shares of the Company's common stock, $.05 par value per share issued and outstanding, each of which is entitled to one vote on each matter presented at the Annual Meeting. The Company has no other class of voting securities outstanding. The shares have neither cumulative voting rights nor preemptive rights.

PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 31, 1995, the number of the Company's voting securities beneficially owned by persons who own five percent or more of the Company's voting stock, by each director, and by all officers and directors as a group.




                         Name and Address                                       Number of            Percent
     Title and                  of                             Type of           Shares                 of
      Class              Beneficial Owner                     Ownership          Owned                Class(5)
       -----             ----------------                     ---------          ------               ---------
     $.05 par value    Sam D. Battistone                       Record and        12,424,275(1)(6)        50.4%
     Common Stock      42-620 Caroline Court                   Beneficial
                       Palm Desert, California 92211

     $.05 par value    Dale E. Larsson                         Record and         1,011,800(2)            6%
     Common Stock      1776 North State Street, Suite 130      Beneficial
                       Orem, Utah  84057


     $.05 par value    Joseph D. Casey                         Record and           200,500(3)            1.2%
     Common Stock      42-620 Caroline Court                   Beneficial
                       Palm Desert, California 92211

     $.05 par value    All Officers and                        Beneficial         9,636,575(1)(2)(3)     57.6%
     Common Stock      Directors as a                          Record and
                       Group (3 persons)(4)





---------------------------------------------------
     (1)Calculated with reference to Rule 13-3(d(1). Includes 4,930,780 shares which will be issued immediately upon amendment of the Company's
     Articles of Incorporation to increase authorized shares. Also includes 635,225 shares owned by family members of which Mr. Battistone disclaims ownership.
     (2)Includes 1,000,000 shares which will be issued upon increase of authorized shares.
     (3)Includes 200,000 shares which are the subject of immediately exercisable options.
     (4)The directors and officers have sole voting and investment power as to the shares beneficially owned by them.
     (5)Based upon 16,730,780 shares which includes options currently exercisable and shares which will be issued upon amendment of the Company's Articles of Incorporation.
     (6)Includes 4,000,000 shares owned by Battistone Financial Group which is owned by J. Roger Battistone, the brother of Sam D. Battistone.
     Sam D. Battistone disclaims ownership of those 4,000,000 shares.

     Sam D. Battistone, the Company's majority shareholder and Chief Executive Officer of the Company has pledged to B.A. Leasing and Capital Corporation, an unaffiliated corporation, all shares of common stock of the Company which he now owns or may acquire in the future to secure personal indebtedness. Should there be a default on that indebtedness, and should a secured creditor foreclose on its interest in Mr. Battistone's stock, control of the Company could change. Under Mr. Battistone's employment agreement with the Company, if such event were to occur and if Mr. Battistone were discharged or his duties changed or his compensation were reduced as a consequence of such a change in control, then the Company is obligated to pay Mr. Battistone, within 30 days after the date of such change in control, a sum equal to all salary and bonuses due Mr. Battistone from the date of such change in control through November 30, 1998 or 24 months salary and bonus, whichever is greater. In addition, the Company would be obligated to pay Mr. Battistone any bonuses which have been accrued but not yet paid. The payments to be made to Mr. Battistone in such event could require a significant expenditure of cash by the Company, and significantly deplete the Company's working capital.

                              ELECTION OF DIRECTORS

     Three directors are nominated for election at the Annual Meeting, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     All of the nominees for election as directors are now members of the Board of Directors. Mr. Battistone and Mr. Larsson were elected by the stockholders at the last meeting. Mr. Casey was appointed in September 1992 by the Company's Board of Directors to fill the unexpired term of a director who resigned in April 1992. The names of the three nominees for election as directors are listed below together with certain personal information, including the present principal occupation and recent business experience of each nominee. All Directors serve until a resignation or replacement.


                                     Serving as
                                     Director of
                                      Company      Position Held With the
   Name and Address            Age     Since       Company and Its Subsidiaries
   ----------------            ---     -----       ----------------------------

Sam D. Battistone              56      1983        Director, President
42-620 Caroline Court
Palm Desert, California  92211

Dale E. Larsson                51      1983        Director, Secretary-Treasurer
1776 North State Street
Suite 130
Orem, Utah  84057

Joseph D. Casey                44      1992        Director, Vice President
42-620 Caroline Court
Palm Desert, California  92211



BIOGRAPHICAL INFORMATION

     SAM D. BATTISTONE. For more than the past five years, Sam D. Battistone has been majority shareholder, Chairman, Chief Executive Officer, President and a Director of the Company. He was the principal owner, founder and served as Chairman of the Board, President and Governor of the New Orleans Jazz and Utah Jazz of the National Basketball Association (NBA) from 1974 to 1986. In 1983, he was appointed by the Commissioner of the NBA to the Advisory Committee of the Board of Governors of the NBA. He held that position until the Company sold its interest in the Team. He served as a founding director of Sambo's Restaurants, Inc. and variously as President, Chief Executive Officer, Vice-Chairman and Chairman of the Board of Directors from 1967 to 1979. During that period, Sambo's grew from a regional operation of 59 restaurants to a national chain of more than 1,100 Units in 47 states. From 1971 to 1973, he served on the Board of Directors of the National Restaurant Association.

     DALE E. LARSSON. For more than the past five years Dale E. Larsson has been the Secretary-Treasurer and director of the Company. Mr. Larsson graduated from Brigham Young University in 1971 with a degree in business. From 1972 to 1980, Mr. Larsson served as controller of Invest West Financial Corporation, a Santa Barbara, California based real estate company. From 1980 to 1981, he was employed by Invest West Financial Corporation as a real estate representative. From 1981 to 1982, he served as the corporate controller of WMS Famco, a Nevada corporation based in Salt Lake City, Utah, which engaged in the business of investing in land, restaurants and radio stations.

     JOSEPH D. CASEY. Mr. Casey became President of DFC in September 1990 and Vice President of the Company in May 1992. Mr. Casey was appointed in September 1992 to fill the unexpired term of a director of the Company who resigned. He has been actively involved in the sports memorabilia business since 1973 and is an expert on baseball, football, and basketball cards. He was an owner of four retail sports memorabilia stores in Utah between 1980 and 1990. Between 1976 and 1987 he was involved with the "Taco Time" restaurant chain as a restaurant manager, restaurant owner and Vice President of the Craig Food Industries (Taco
Time) sub-franchisee. Mr. Casey is an expert in trading cards and sports memorabilia.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended March 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors has no audit, compensation or nominating committees. Directors are not compensated for serving on the Company's Board of Directors. However, each member is also an officer of the Company or its subsidiaries and each such person receives compensation in that capacity. During the fiscal year ended March 31, 1995, the Board of Directors did not formally meet but acted three (3) times by unanimous consent.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries for fiscal years ended March 31, 1993, 1994 and 1995 of those persons who were, at March 31, 1995, the Chief Executive Officer of the Company and the other three most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                   Compensation
                                                                   ------------
 Name and principal                                 Other Annual   Restricted
     Position         Year   Salary       Bonus     Compensation   Stock Award
     --------         ----   ------       -----     ------------   -----------

Sam D. Battistone     1995   $120,000     $-0-      $-0-           $-0-
President and Chief   1994   $120,000     $-0-      $12,750(1)     $-0-
Executive Officer of  1993   $240,000     $-0-      $33,317(1)     $-0-
Company

Dale E. Larsson       1995   $ 96,000     $-0-      $ 3,374(3)     $-0-
Secretary/Treasurer   1994   $ 96,000     $-0-      $ 3,551(3)     $-0-
and Chief Financial   1993   $ 96,000     $-0-      $-0-           $-0-
Officer of Company


                                       10



Joseph D. Casey       1995   $ 96,000(2)  $-0-      $-0-           $-0-
Vice President of     1994   $ 96,000(2)  $-0-      $-0-           $-0-
Company and           1993   $134,250(2)  $-0-      $-0-           $-0-
President of Dreams
Franchise Corporation

Steve Merrill         1995   $ 75,005   $ 12,000  $ 11,900(3)      $-0-
President of Shari's  1994   $ 75,000   $ 12,000  $ 11,905(3)      $-0-
Franchise Corporation 1993   $ 76,447   $ 14,017  $ 12,129(3)      $-0-




---------------------------------------------
     (1) Other Annual Compensation includes the following:

                           1995              1994                1993
                           ----              ----                ----
Club Membership            $0                $12,750             $18,000
Life Insurance             $0                $ -0-               $11,654
Other                      $0                $ -0-               $ 3,663
                           --                -------             -------
Total                      $0                $12,750             $33,317
                           --                -------             -------
                           --                -------             -------



     (2) These amounts do not include interest earned on notes payable to this officer totaling $19,479 and $15,811 during the years ended March 31, 1994 and 1993 respectively. Also, these amounts do not include merchandise purchased from this officer totalling $6,610 during the year ended March 31, 1993.

     (3) Represents compensation resulting from use of a company automobile.


     OPTION GRANTS IN LAST FISCAL YEAR.

     NONE.

     OPTION EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES.


                         Number of                                                            Value of Unexercised
                         Shares                                                               In-The-Money
                         Acquired                                Number of Unexercised        Options at March 31, 1995
                         On                  Value               Options at March 31, 1995    Exercisable/
Name                     Exercise            Realized            Exercisable/Unexercisable    Unexercisable
----                     --------            --------            -------------------------    -------------
Dale E. Larsson          -0-                 -0-                 1,000,000(1)/-0-             $14,000/$56,000

Joseph D. Casey          -0-                 -0-                 200,000/800,000              $14,000/$56,000



-------------------------
     (1) Shares will be issued to Mr. Larsson upon amendment of the Company's Articles of Incorporation to increase authorized shares.

EMPLOYMENT/BONUS AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS.

     In November 1988, the Company entered into an Employment Agreement with Sam
D. Battistone. The Employment Agreement was amended on November 1, 1993. The amended Employment Agreement provides that the Company shall employ Mr. Battistone through November 1998 at a minimum salary of $120,000 per year. The Employment Agreement also provides that Mr. Battistone shall receive an annual bonus equal to 10% of the Company's pre-tax profits for each of the Company's fiscal years. The time that any bonus payment is paid to Mr. Battistone is determined by the Board of Directors. Bonuses accrued but not paid become liabilities of the Company but do not accrue interest. The Employment Agreement provides that bonus amounts may be paid quarterly based upon estimates of profits. In no event shall the bonus exceed $1,000,000 during any fiscal year even if the Company's pre-tax income should exceed $10,000,000. Should the Company pay any quarterly bonus based upon estimated profits, which bonus exceeds the amount that would have been paid annually based upon actual profits, the excess amount will be subtracted from any salary payable to Mr. Battistone. If the Company terminates Mr. Battistone's employment other than for cause, or if Mr. Battistone dies or becomes disabled during the term of employment, the Company is obligated to pay Mr. Battistone or his successor a severance payment equal to twenty-four months salary and bonuses. In the event that Mr. Battistone is discharged in anticipation of or subsequent to a change of control, or Mr. Battistone's duties are changed or his compensation is reduced, as the consequence of a change in control, then the Company is obligated to pay Mr. Battistone within 30 days after the date of such change in control or change or breach in his employment a sum equal to all salary and bonuses due from the date of such change in control through November 30, 1998 or twenty-four months' salary and bonuses, whichever is greater. In addition, the Company will be obligated to pay Mr. Battistone any bonuses which have been accrued but have not been paid. The Employment Agreement also provides for health and life insurance, automobile use and professional dues. As partial compensation for services from 1988 to 1993, the Company assigned a country club membership to Mr. Battistone. The Company and Mr. Battistone intend to renew the employment agreement on the same or different terms.

     On March 31, 1992, Sam D. Battistone and the Company entered into a Stock Bonus Agreement (the "Stock Bonus Agreement") pursuant to which Mr. Battistone paid for and was issued 69,220 shares of common stock and acquired the right to require the Company to issue to him 4,930,780 of its common stock (the "Stock"). In consideration for the stock and the right to acquire the Stock, Mr. Battistone paid the Company the sum of $250,000; $175,000 in the form of the release of accrued wages and $75,000 in cash. At the time of the Stock Bonus Agreement, the Company did not have sufficient authorized shares to issue the Stock to Mr. Battistone. The Company is required to amend its Articles of Incorporation to increase its authorized shares to a number sufficient to issue the Stock to Mr. Battistone. At the meeting of shareholders described in this Proxy Statement, the Company intends to increase authorized shares to a level sufficient for the Company to meet its obligation to issue 4,930,780 shares to Mr. Battistone. After the Stock is issued to Mr. Battistone, the Company will have options to repurchase shares of the Stock for a price of $0.05 per share, the same price Mr. Battistone paid for the Stock. The options cover 100% of the stock until March 31, 1994. Following March 31, 1994, Mr. Battistone vests in, and the options cease to cover, an additional 10% per year until Mr. Battistone is 50% vested on the seventh anniversary of the Stock Bonus Agreement. On the eighth anniversary of the Stock Bonus Agreement, Mr. Battistone becomes 80% vested in the shares, on the ninth anniversary of the Stock Bonus Agreement, Mr. Battistone becomes 95% vested in the shares and on the tenth anniversary of the Stock Bonus Agreement, Mr. Battistone becomes vested in all of the shares. All of the shares of Stock which will be received by Mr. Battistone pursuant to the terms of the Stock Bonus Agreement will be restricted. Pursuant to the terms of a Stock Pledge Agreement dated March 22, 1994, Mr. Battistone has agreed to pledge to B.A. Leasing and Capital Corporation, upon acquisition, any and all additional shares of stock of StratAmerica Corporation received by him.
Pursuant to that agreement, upon receipt of the 4,930,780 shares by Mr. Battistone, Mr. Battistone will be obligated to pledge those shares to B.A. Leasing and Capital Corporation, subject to the option of the Company to buy them back, as discussed above. Issuance of the shares to Mr. Battistone will decrease the percentage of issued and outstanding shares held by the public.

     In December 1990, the Company and Joseph D. Casey entered into an agreement which provides for the purchase by the Company from Mr. Casey of certain property. The agreement provided that the Company had an exclusive right to sell all sports memorabilia owned by Mr. Casey or in which Mr. Casey has any interest. Mr. Casey warranted that he had delivered all such memorabilia to DFC's warehouse where it was held pursuant to the terms of that Agreement. The Company purchased items of Mr. Casey's memorabilia by notifying Mr.

Casey of its intention to purchase and receiving a purchase price quote from Mr. Casey. The Company purchased the memorabilia on an installment basis under which it had 20 years to make full payment for the memorabilia purchased. The Company was required to make quarterly payments to Mr. Casey which amortized the full purchase price over the 20 year period with interest accruing at the rate of 9% per annum. At any time after purchase of any memorabilia, the Company could return memorabilia to Mr. Casey for full credit against the amount payable to Mr. Casey. However, no interest payments made by the Company to Mr. Casey were refundable. As of March 31, 1995, the Company owes no principal or interest to Mr. Casey pursuant to the terms of the memorabilia agreement.
During the period March 31, 1993 to March 31, 1994, the Company paid $17,000 of accrued interest and no principal to Mr. Casey pursuant to the memorabilia agreement. In February 1994 the Company transferred inventory to Mr. Casey in settlement of all unpaid principal and interest. In May 1992, the Company borrowed $96,000 from Mr. Casey pursuant to a 12% demand note. Interest of $10,560 accrued on that note during fiscal year ended March 31, 1994. On March 31, 1994 the Company satisfied all obligations to Mr. Casey by assigning certain inventory to Mr. Casey. The assignment satisfied a total of $600,375 of principal and interest owed Mr. Casey. DFC and Mr. Casey intend to, in the near future, enter into a two year employment agreement under which Mr. Casey will receive a salary of $96,000 per year. The Company and Mr. Casey have also discussed the exercise by Mr. Casey of his option to purchase 1,000,000 shares of the Company's common stock and the purchase by Mr. Casey of 100,000 shares of DFC. The price discussed is $180,000 for exercise of the option to acquire 1,000,000 shares of the Company's common stock and $60,000 for acquisition of 100,000 shares of DFC common stock. The total purchase price for the shares of the Company and DFC to be acquired by Mr. Casey will be paid by a note from Mr. Casey to the Company in the amount of $240,000 payable over 20 years at 9% interest. When that transaction is consummated the Company intends to assign the note from Mr. Casey to Invest West Sports, Inc., a corporation wholly owned by Sam D. Battistone, president of the Company, in satisfaction of outstanding debt of the Company to Invest West Sports, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     THE COMPANY'S POLICY REGARDING TRANSACTIONS WITH AFFILIATES. The Company does not have a written policy with regard to transactions with affiliates. Transactions with affiliates are reviewed by the Company's board of directors. If the Company's board of directors, in the exercise of their fiduciary duty, believes that the transaction with an affiliate is unfair to the Company or its shareholders, such transaction is either not addressed for board approval or the transaction is rejected. The Company does not obtain outside review of transactions with affiliates to insure fairness to the Company and its shareholders. In all cases the Board of Directors believes they are exercising fiduciary duties to the Company and the shareholders in the approval of such transactions. The terms of all transactions between the Company and an affiliate, including purchase price or sale price, are determined by negotiations between the affiliate and the Company's Board of Directors. In all cases, the affiliate, as a member of the Board of Directors, may vote in favor of or against any proposed transaction and may attempt to influence the votes of other members of the Board of Directors. The Board of Directors does not, in each instance, attempt to insure that the terms of each transaction are at least as advantageous to the Company as those that could be obtained from an unrelated third party. Each of the Company's directors is also an officer and full time employee of the Company and must be considered an affiliate of the Company. Shareholder consent to the sale of SFC assets is being sought as a condition to the closing of such sale and a result of the relative size of SFC as an asset of StratAmerica compared to the other assets of StratAmerica. See "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS - Conflicts of Interest".


                   PROPOSAL TO APPROVE THE SALE OF SFC ASSETS

DESCRIPTION OF THE SFC ASSET SALE

     The Company, SFC, and Subsidiaries have agreed, subject to certain terms and conditions, including a condition of stockholder approval, to sell to SMC the assets associated with the SFC's ten (10) Shari's restaurants, stores located in Cheyenne, Wyoming; Colorado Springs, Colorado; Hemet, California; Irving, Texas; Meadowbrook, in Cheyenne, Wyoming; Palm Springs, California; Red Bluff, California; Sacramento, California; Scottsbluff, Nebraska; and Westminster, Colorado (the "Purchased Restaurants"). Those assets include all accounts receivable, refunds and deposits, prepaid expenses, cash, contract rights, leasehold interests and leasehold improvements, fixtures and equipment, inventory, books and records, workers' compensation refunds and permits. Those assets may be referred to in this Proxy Statement as the "SFC Assets". The SFC Assets do not include the Company's three (3) Heidi's format restaurants in La Mesa, California; Lemon Grove, California and San Mateo, California (the "Retained Restaurants"). The principal executive offices of SMC are located at 8205 S.W. Creekside Place, Beaverton, Oregon 97008-7112. SMC's phone number is (503) 641-6338. SMC owns and operates 79 Shari's format restaurants located in Colorado, Idaho, Oregon, and Washington. SMC was previously owned by the Company. In 1989 the Company sold all of the capital stock of SMC to a corporation owned by Larry G. Hatfield and John E. Elorriaga, which corporation was merged into SMC with SMC being the surviving corporation. Mr. Hatfield is the Chairman and Chief Executive officer of SMC. Mr. Elorriaga is not an officer or employee of SMC. Neither Mr. Hatfield nor Mr. Elorriaga is a director, officer, employee, or shareholder of the Company or SFC. While SMC currently licenses to SFC use of the "Shari's" name and performs certain management services to SFC's restaurants, SMC is not an affiliate of the Company. In 1985 SMC sold nine (9) of the Purchased Restaurants to SFC, which was then known as Restaurants, Etc. At that time, Restaurants, Etc. was not owned by the Company. Under the terms of that sale, SMC continued to be contingently liable under each of the real property leases for each of eight (8) of the Purchased Restaurants. SMC is purchasing the SFC Assets in order to expand its restaurant operations, manage its risk under the Purchased Restaurants real property leases and maintain its goodwill with purveyors who sell goods to both SFC and SMC. The transaction will be accounted for by SMC as a purchase of assets for financial reporting purposes. The terms of the Asset Purchase Agreement were negotiated by representatives of the Company and SMC on an arms-length basis. The Company's Board of Directors, in order to conserve the Company's very limited resources, determined not to retain a third party to render a fairness opinion regarding the transaction. Further, the Board of Directors determined not to obtain a third party appraisal of SFC but has carefully evaluated the financial condition of SFC and its value as a going concern under current conditions and under a reorganization under Chapter 11 of the United States Bankruptcy Code. In consideration for the SFC Assets, SMC will assume SFC liabilities associated with the Purchased Restaurants in the approximate amount of $1,350,000(1), pay $300,000 in cash to SFC, deliver to SFC the $120,000 Note and the $480,000 Note, release StratAmerica from obligations owed SMC in the approximate amount of $64,000, release SFC from royalties payable to SMC accrued from June 8 through March 14, 1996, in the approximate amount of $232,600, conditioned upon the consummation of the SFC Asset sale transaction. In addition, the $50,000 Krausz Consideration is acknowledged to be additional consideration for the SFC Assets. At Closing, SFC will deliver to the Company the $300,000 cash and the $120,000 Note. SFC will assign to JRB the $480,000 Note. In consideration for the $480,000 Note, JRB and BFG will release SFC and the Company from total indebtedness of approximately $2,273,000. The Company's Board of Directors believes that the proposed transaction is fair to and in the best interest of the Company and its shareholders.

     The Asset Sale Agreement setting forth the terms of the SFC Asset sale is attached as Appendix A hereto. In addition to the description herein of the terms thereof shareholders are urged to carefully review Appendix A. The Company anticipates that the employees of SFC will continue to be employees of SMC after the closing.

     SFC shall pay its and the Company's expenses in connection with this transaction. The principal amount of the $480,000 promissory note and the $120,000 promissory note shall be decreased pro rata by the amount of the transaction costs paid by SFC and for other expenses. The Company's total expenses of the transaction are expected to range from $115,000 TO $150,000.

     On February 8, 1996, SFC and Shari's of Laramie, Inc. sold the Shari's Format Restaurant located in Laramie, Wyoming to SMC. The Laramie restaurant was sold to raise cash to continue operations and fund the transaction costs pending the closing of the proposed transaction. SMC paid $400,000 cash for the Laramie restaurant. The cash is maintained in an SFC account managed by SMC pursuant to the terms of the Services Agreement to fund the cost of the proposed transaction, to settle certain litigation and to pay operation expenses. If, at closing of the proposed transaction, cash remains in the account, such cash is returned to SMC and the $120,000 Note and the $480,000 Note are proportionately increased.

------------------------
(1)This amount does not include approximately $1,500,000 representing the present value (discounted at 11%) of future lease payments on two closed restaurant locations which will be assumed by SMC in connection with the proposed sale of SFC Assets.

DESCRIPTION OF SFC'S BUSINESS

     SFC operates restaurants under the tradenames "Shari's" and "Heidi's". SFC has entered into agreements with SMC for the license of rights to use the Shari's format and for certain management services. All but one SFC restaurant is located in a freestanding building. The menu offers a variety of breakfast, lunch and dinner selections at moderate prices. Whenever possible, SFC purchases its inventory of food products from single sources to provide standardized quality at lower cost than could be obtained from multiple sources. SFC does not have a commissary or warehouse facility. Rather, it relies on single source suppliers to provide any inventory warehousing necessary. SFC's restaurants are open 24 hours a day, 7 days per week. Each restaurant has one manager, one assistant manager and servers and kitchen personnel. SFC owns ten
(10) Shari's restaurants located in the States of California, Wyoming, Colorado and Nebraska. The restaurant located in Palm Springs is currently closed. SFC subleases one restaurant location in Irving, Texas to Panda Cafe Corporation, a Texas corporation, an unrelated operator. SFC owns three (3) Heidi's restaurants in California. One of those restaurants is currently closed. Those restaurants employ the same system as the Shari's format restaurants and have the same menu. Each restaurant is located in a leased building. Each lease requires the payment of rent based upon a percentage of gross sales with a monthly minimum. The minimum rent charge for most leases increases in the later years of the lease. In some cases, the increase is tied to the Cost of Living Index. The leases are in most cases with owners of shopping malls and other developers. When the restaurants are in connection with shopping malls, SFC may be required to pay merchants' association dues and common area fees and may be subject to conditions, covenants and restrictions of the malls and merchants' association.

     SFC Employs a number of advertising techniques to market its restaurants. Included among these techniques are radio spots, newspaper advertising and other print media, and fliers mailed or delivered to potential customers. SFC employs approximately 90 full-time and 430 part-time employees, including office personnel, managers, assistant managers, waitresses and kitchen personnel. Employees are not represented by any union.

     SMC owns a United States patent for its hexagonal restaurant design and has registered servicemarks with the United States Patent and Trademark Office for "Shari's", "Shari's and design", and a slogan used in a past promotion. SMC has licensed to SFC certain rights to use the Shari's building and Shari's servicemark.

     SFC is subject to various federal, state and local provisions affecting its restaurant business, including health and sanitation standards. The restaurants are also subject to licensing and regulatory control in the dispensing of beer and alcoholic beverages. SFC is also the subject of immigration laws which regulate the employment of aliens and the Fair Labor Standards Act which governs such matters as minimum wages, overtime and other working conditions. Changes in the minimum wage directly increase SFC's labor costs.

     The restaurant business is highly competitive and there are a large number of restaurants and other food and beverage service operations operated by entities both larger and smaller than SFC, which compete directly or indirectly in all areas which SFC operates. The principal competitive factors in the industry are location, quality and taste of food, price, service, appearance and atmosphere. Larger competitors may realize economies of scale not available to SFC and because of their stronger financial position may be able to price items more aggressively. Smaller family-owned competitors may be able to operate with lower labor costs.

     Pursuant to a written agreement, SMC provides to SFC accounting services and operational advice. The Agreement provides that for an initial five year period beginning in 1990, terminable at the end of any year upon 120 days notice by either party, SMC shall perform accounting, operational and marketing services for SFC. If not terminated during the initial five year term, the Agreement is automatically extended for an additional five year period.
Pursuant to the current Agreement, SFC pays SMC $1,150 per accounting period per restaurant owned by SFC. The Agreement also requires SFC to reimburse SMC for all travel costs incurred in connection with the Agreement. Prior to that Agreement, SFC paid SMC $25,000 as an origination setup fee and a $25,000 per month fee.

     SFC has a non-exclusive license from SMC to operate and expand Shari's format restaurants in California, Arizona, Colorado, Utah and Wyoming. The term of the non-exclusive license is ten years beginning in December 1985 with two additional ten year renewal terms. The terms of the non-exclusive license provide for a royalty payment to SMC of two and one-half percent of gross sales of each restaurant using the Shari's patented building design or the Shari's servicemark. Pursuant to the terms of the Asset Sale Agreement, royalties accrued from June 8 through March 29, 1996, have been suspended and SFC will be released from the obligation to pay such suspended royalties if the SFC Asset sale is consummated. At March 14, 1996, the amount of the suspended royalties was approximately $232,600. Royalty payments are paid monthly. The non-exclusive license also requires that upon opening any restaurant using the patented design or Shari's servicemark, SMC shall be paid the sum of $25,000. The terms of that license agreement have been modified for new restaurants opened by SFC under certain terms and conditions. The directors of SFC are Sam D. Battistone and Dale E. Larsson.

CONSIDERATION REGARDING THE PROPOSED SALE

     The following describes the Company's consideration of, reasons for, and decision to sell the SFC Assets to SMC pursuant to the Asset Sale Agreement. In 1991 the Company determined to decrease the number of lines of business in which it engaged. The Company has closed its two B.B. O'Briens restaurant locations in Santa Barbara, California and Palm Desert, California and disposed of all of its real estate investments. The Company has also sold to franchisees and former employees its Company-owned Field of Dreams stores. In September 1992, the Company had closed its architectural services and design division. These dispositions leave the Company with two businesses; SFC restaurants and Field of
Dreams franchising.   The following reflects the Board of Directors' analysis
and conclusions regarding its lines of business in connection with the proposed sale of the SFC Assets:

     FIELD OF DREAMS FRANCHISING. Subsequent to the sale to franchisees, some of whom were formerly employees, of all Company-owned Field of Dreams stores, the Company focused its activities and resources on the sale and support of Field of Dreams franchises. The Company believes that the Field of Dreams franchise business represents its best opportunity for growth without substantial capital resources which the Company, at this time, does not possess. The Company intends to publicly and/or privately raise additional capital for its Field of Dreams business. No underwriter or investor has committed to invest in or underwrite any offering.

     SFC. Subsequent to the sale by the Company of SMC in 1989, the Company's business plan was to direct its resources to the restaurant business. The Company believed that Shari's restaurants were a proven successful concept and could be expanded beyond the SMC principal area of Washington and Oregon. The Company believed that an acquisition of SFC (then known as Restaurants, Etc.) would enable it to immediately begin operation of Shari's format restaurants without the associated costs and delays of multiple unit site selection, funding, construction and all other elements of a start-up restaurant business. At the time of acquisition of SFC, the Company was not involved in the sports memorabilia business. Subsequent to the acquisition of SFC, the Company determined that the condition of the SFC chain was less attractive than expected. It was discovered that extensive and costly remodeling of the restaurants was required and that profit projections relied upon in connection of the acquisition were not accurate. Those financial considerations drastically hampered the Company's plans for expansion of the SFC chain and conditions ultimately led to the Company's renegotiation of the purchase price which it had paid for SFC and its determination to sell SFC and the negotiations in connection with that sale. During calendar years 1991 and 1992, the Company came to the conclusion that SFC is a business which can only succeed through expansion. In February 1991 the Company had entered into an Indebtedness Modification Agreement which required it to fund development costs, operating short-fall and the costs of furniture, fixtures and equipment for three (3) additional SFC restaurants. Management projected those costs to be approximately $250,000 per restaurant. In addition, there were added costs of existing operations. During fiscal year 1992, SFC required approximately $400,000 from the Company in order to open its first additional restaurant to be located in Cheyenne, Wyoming. As of March 31, 1992 the Company had a working capital deficit of approximately $3,792,000 and the Company did not have sufficient liquidity to fund such expansion. The Company was able to arrange a loan from JRB of approximately $265,000 to fund a portion of expansion costs. SMC leased approximately $293,000 in restaurant equipment to SFC in connection with this expansion. Following the opening of the additional restaurant location in Cheyenne, Wyoming, the Company concluded that it did not have the resources to meet its obligation to fund future SFC expansion. In 1991, the Company initiated discussions with third parties regarding the possible sale or merger of SFC. Information was presented to J.B.'s Restaurants and Perkins Restaurants. Both companies operate medium to large chains of restaurants similar in concept to the Shari's format. Summary financial information was provided to each of those companies and representatives of those companies visited a number of SFC sites. Subsequent to their evaluation, both restaurant chains declined to make an offer to purchase SFC. The Company also discussed with SMC the purchase of SFC. SMC made no offer of significant consideration at that time.

     The Board of Directors also considered a spin-off of all SFC shares to shareholders. After extensive review it was determined that a spin-off would require the preparation of a registration statement under the Securities Act of 1933 and the securities laws of each state in which shareholders were resident. Because of the substantial expense of a registration and a continuance of SFC's illiquidity and inability to fund expansion, a spin-off was determined not to be a suitable alternative.

     The Company has searched for lending sources, including private individuals and mortgage lenders other than JRB. The Company found that because of its and SFC's financial condition, debt financing from alternate sources is not available.

     In September, 1991 the Company negotiated a reduction of approximately $3,294,000 from the original purchase price it paid to JRB for SFC in 1990. The reduction was based upon an agreement that the fair value of SFC had been over-estimated by both parties at the time of purchase. JRB and BFG and the Company agreed that the fair value of SFC in 1990, the time of the original purchase, was $423,620.

     On January 8, 1993, the Company and BFG executed a definitive agreement which provided for the sale of all issued and outstanding SFC stock to BFG. In May 1992, the Company filed with the Securities and Exchange Commission ("SEC") preliminary proxy materials regarding the proposed sale of SFC to BFG. The Company filed multiple responses to staff comments and in November 1994 the Company concluded that it did not have sufficient resources to fund legal and accounting fees necessary to satisfy the comments of the SEC and withdrew the proxy relating to the proposed sale to BFG.

     In January 1995, the Company began discussions with SMC regarding SFC, SFC's financial condition and possible purchase of SFC by SMC. SMC and the Company negotiated a Letter of Intent which was executed on June 9, 1995. The definitive Asset Sale Agreement was signed on September 6, 1995. All negotiations among the parties were arms-length. The Company believes that SFC's financial condition causes SFC to have nominal or no value without a reorganization pursuant to the Bankruptcy Code. The Company was able to negotiate terms with SMC and JRB which the Company believes to be preferable to bankruptcy only because SMC has significant contingent liability as lessee under nine (9) of the Purchased Restaurant leases and JRB has personally guaranteed two of the Heidi's leases. The Board of Directors considered the following principal factors in connection with its decision to sell the SFC Assets under the terms of the Asset Sale Agreement:

     1. The financial performance of SFC from the fiscal years 1991 through 1995 has been very poor. SFC sustained a loss of ($809,000) before taxes in 1991, ($768,000) in 1992, ($260,000) in 1993, ($926,000) in 1994 and
($1,048,000) in 1995. All other measures of financial performance reflect the same deteriorating trends. The only means of financing such losses has been through loans from JRB. Principal and accrued interest on those loans currently total approximately $1,685,000. The financially troubled condition of SFC prevents borrowing from any other party. Continued losses and deteriorating restaurant physical condition will require substantial additional capital. JRB has informed the Company that he will loan no further funds to the Company, and no other source of funds is available.

     2. Beginning in 1991, the Company attempted to locate a buyer for SFC. Information packages regarding SFC were presented to several restaurant chains. No party other than SMC and BFG expressed any interest in acquiring SFC. During the period May 1992 to November 1994, the Company attempted to sell the issued and outstanding shares of SFC to BFG. In May 1992 the Company filed with the Securities and Exchange Commission ("SEC") preliminary proxy materials regarding a proposed sale of SFC to BFG. The Company filed multiple responses to staff comments and in November 1994 the Company concluded that it did not have sufficient resources to fund legal and accounting fees necessary to respond to SEC comments and withdrew the proxy materials relating to the proposed sale to BFG.

     3. Over the past five years, SFC has accumulated losses of approximately $3.8 million. Its revenues have been flat despite the addition of a strong Scottsbluff store. SFC continues to lose substantial amounts despite the closure of SFC's most unprofitable restaurants. SFC's growth of debt as well as its growing losses have resulted in significant decreases in shareholder equity, which as of March 31, 1995 was ($1,590,000). Because of losses incurred during each of the past five years, even adjusting for loss on restaurant closure and goodwill amortization, using price-earning ratios, capitalization of cash flow or earnings, or salvage or liquidation value or any other method of valuation, the board of directors concluded that SFC has negative or no going concern value. Under existing conditions, SFC is faced with operating losses caused in part by lease obligations and royalty fees which are payable to SMC. SFC has been unable to negotiate more favorable lease terms because of the subleases it has with SMC. As a result, management has estimated the value of SFC assuming SFC discharged its obligations in bankruptcy under leases of poorly performing and closed restaurants and eliminate royalties on restaurants that it chooses not to close.

     In making these estimates, the Company first normalized earnings for SFC. The normalization of earnings involved two steps. First, items which have impacted SFC's earnings and are not expected to repeat or persist were adjusted. The second step involved identification of a trend in the normalized earnings to eliminate random fluctuations in a particular year and project future expected earnings. In performing these calculations, it was assumed SFC would be able to reject its leases on Shari's stores located in Westminster and Colorado Springs, Colorado; Hemet, La Jolla, and Palm Springs, California; and Irving, Texas. Additionally, it was assumed that Heidi's leases located in El Cajon and La Mesa, California would also be rejected. Additionally, it was assumed SFC would discontinue paying royalties to SMC on Shari's restaurants. Also, interest on related party loans totalling $1,460,000 would be discontinued because the loans are assumed to be forgiven. Accordingly, the following adjustments were made to the Company's historical reported net loss.

     a. Loss on restaurant closures are added back to the reported net loss. Since previously closed unprofitable stores would be closed under these assumptions, these losses would not occur in the future.

     b. Assumed closed store historical losses will not occur in the future and are added back to the reported loss.

     c. Assumed royalties paid to SMC for stores not closed will not occur in the future and are added back to the reported loss.

     d. Goodwill amortization is added back to the reported net loss because this expense is not an ongoing expense of the assumed reorganized company.

     e. Interest on loans from related parties is added back to the reported net loss because the debt is to be forgiven.

     f. A provision for certain litigation was added back to reported net loss during 1994 based on the fact that this litigation is not expected to repeat or persist in the future.

     g. Adjusted assumed net income (normalized earnings), used as a basis for forecasting future income and cash flows of SFC, is calculated as follows:


                                   1991         1992        1993        1994           1995
                                   ----         ----        ----        ----           ----
Reported net loss              $(809,000)   $(768,000)   $(260,000)   $(926,000)   $(1,048,000)
                              ----------    ---------    ---------    ---------    -----------

Loss on restaurant closure       177,000      149,000      158,000      245,000        540,000

Losses from assumed
 restaurants closed              507,000      416,000      332,000      495,000        275,000

Royalties on restaurants
 assumed not closed              113,000       92,000       31,000      166,000        179,000

Goodwill amortization            625,000      244,000      298,000      298,000        298,000

Related party loan interest       80,000       88,000      112,000      112,000        144,000

Provision for legal matters         -            -            -          90,000            -
                              ----------    ---------    ---------    ---------    -----------

Total adjustments              1,502,000      989,000      931,000    1,406,000      1,436,000
                              ----------    ---------    ---------    ---------    -----------

Adjusted assumed net
 income                        $ 693,000    $ 221,000    $ 671,000    $ 480,000     $  388,000
                              ----------    ---------    ---------    ---------    -----------
                              ----------    ---------    ---------    ---------    -----------

Weighted average assumed
 net income                                                                        $   467,000
                                                                                   -----------
Taxes on weighted average
 assumed net income at 34 percent                                                      159,000
                                                                                   -----------

Weighted average assumed
 net income after taxes                                                            $   308,000
                                                                                   -----------
                                                                                   -----------
Cash flow adjustments
 for depreciation             $  281,000    $ 543,000    $ 311,000    $ 298,000    $   264,000
                              ----------    ---------    ---------    ---------    -----------
                              ----------    ---------    ---------    ---------    -----------

                                       19



Weighted average of cash flow
 adjustments for depreciation                                                          321,000
                                                                                      --------

Assumed weighted average
 cash flow                                                                          $  629,000
                                                                                    ----------
                                                                                    ----------




Using various valuation multiples, the schedule below summarizes management's calculation of SFC's value based on the assumed adjusted net income and cash flow calculated above.


                                                             Income              Market Price/            Market Price/
                                                             Approach            Earnings Ratio           Cash Flow Ratio
                                                             --------            --------------           ---------------
Assumed weighted average
 net income/cash flow                                        $  308,000            $  308,000             $      629,000
Capitalization rate                                              15.8%(1)
Market price/earnings ratio                                                               9.3(2)
Market price/cash flow ratio
                                                                                                                     4.6(2)
                                                             ----------             -----------           --------------

                                                             1,949,000              2,864,000                  2,893,000
Control premium                                                  40.6%                  40.6%                      40.6%
                                                             ---------              ---------             --------------

Estimated traded control value
 using applicable valuation approach                         2,740,000              4,027,000                  4,068,000
Marketability discount                                             25%                    25%                        25%
                                                             ---------              ---------             --------------


Estimated non-marketable control
 value using applicable valuation
 approach at March 31, 1995                                 $2,055,000             $3,020,000                 $3,051,000
                                                            ----------             ----------                 ----------
                                                            ----------             ----------                 ----------

SUMMARY OF HYPOTHETICAL VALUATION METHODS

                                                          Hypothetical                                         Weighted
                                                             Value                    Weight                    Value
                                                            ----------             ----------                 ----------
Income approach                                              2,055,000                    34%                    699,000
Market price/earnings ratio                                  3,020,000                    33%                    997,000
Market price/cash flow ratio                                 3,051,000                    33%                  1,007,000
                                                                                                              ----------

                                                                                                               2,703,000


Estimated bankruptcy cost and damages                                                                         (1,308,000)(3)
                                                                                                              ----------


Hypothetical value after bankruptcy                                                                           $1,395,000
                                                                                                              ----------
                                                                                                              ----------


Rounded                                                                                                       $1,400,000
                                                                                                              ----------
                                                                                                              ----------


(1) Estimated based on expected market returns and risks involved in the investment.

(2) Based on the average ratio if 51 publicly traded restaurant chains with revenues ranging from $21,400,000 to $950,900,000.

(3) Represents the estimated damages of settling rejected restaurant leases and professional fees resulting from bankruptcy.

         4. The Company has considered and consulted with bankruptcy counsel regarding filing bankruptcy under Chapter 11 of the United States Bankruptcy Code. The board of directors believes that such filing would relieve SFC of substantial obligations, including obligations to SMC for on-going royalty payments, and lease and equipment obligations for unprofitable locations. The Board of Directors estimated that PRIOR to payment of creditor's which are SENIOR to the Company's equity in SFC, a reorganized SFC may be worth as much as $1,400,000. FOLLOWING payment or conversion of debt held by SFC's creditors who are SENIOR to the Company's equity, the Company's interest in a reorganized SFC would be worth as little as $0 or as much as $300,000 to $500,000. If the Company obtained an interest in a reorganized SFC, it would most likely be in the form of a minority, non-control position. The Board of Directors also considered the long time periods, interim management and operation difficulties and other complications associated with a Chapter 11 reorganization and the extreme uncertainty of SFC being a viable entity following a Chapter 11 filing.

         5. As the principal amounts of the $120,000 Note and the $480,000 Note will be diminished in whole or in part by the transaction costs and certain operation and management costs during and after the pendency of this transaction, the board of directors allocated no value to those notes in comparing the proposed sale with a bankruptcy. The board of directors also excluded from such consideration the value of SFC debt assumed by SMC and the Krausz Consideration. In the proposed transaction, excluding any value of the Notes and excluding any value of the assumption of SFC debt, the Company will receive $300,000 in cash, be released from [$64,000] of debt owed by the Company to SMC and be released from [$588,000] owed by the Company to BFG and JRB for a total of [$952,000] of total consideration.
    As this is substantially more consideration than would be available to the Company in a Chapter 11 bankruptcy, and as this transaction is not subject to the substantial uncertainties, delays and distractions of a bankruptcy filing, which is the only other practical alternative, the Board of Directors concluded that the proposed transaction is in the best interest of the Company and its shareholders.

    ASSET PURCHASE AGREEMENT

         The following is a summary of what the Company believes are material features of the Asset Purchase Agreement. Shareholders are advised to carefully read the Asset Purchase Agreement attached hereto as Appendix A.

         PURCHASED ASSETS. SMC will purchase from SFC all of the Assets associated with SFC's ten (10) Shari's restaurants located in Cheyenne, Wyoming; Colorado Springs, Colorado; Hemet, California; Irving, Texas; Meadowbrook, Cheyenne, Wyoming; Palm Springs, California; Red Bluff, California; Sacramento, California; Scottsbluff, Nebraska; and Westminster, Colorado. The SFC Assets include accounts receivable, refunds and deposits, pre-paid expenses, cash, contract rights, leasehold interest and leasehold improvements, fixtures and equipment, inventory, books and records, workers' compensation plan year adjustment refunds, and, to the extent transferrable, all permits. The purchased assets are referred to in this Proxy Statement as the "SFC Assets". The SFC Assets exclude petty cash on-hand at the Retained Restaurants and any claim, debt, or right owed by or against the Company or any of its affiliates. Certain assets are allocated between the Purchased Restaurants and the Retained Restaurants.

         PURCHASE PRICE. In consideration for the SFC Assets; (a) SMC shall pay to SFC $300,000 in cash; (b) SMC shall execute and deliver to SFC the $480,000 Note and the $120,000 Note; (c) SMC shall assume the following obligations of SFC allocated to the Purchased Restaurants:
Liabilities arising out of permits, contracts and leases; accounts payable; operational liabilities; payroll obligations; payroll taxes; equipment debt; closed store obligations; workers' compensation plan year adjustment liabilities; and uninsured claims. The assumed obligations currently total approximately $1,350,000(1). In addition, SMC shall release the Company from approximately $64,000 of indebtedness owed by the Company to SMC.

------------------------
(1) This amount does not include approximately $1,500,000 representing the present value (discount at 11%) of future lease payments on two closed restaurant locations which will be assumed by SMC in connection with the proposed sale of SFC Assets.

         DEBT RELEASE AGREEMENT. In connection with the proposed transactions, JRB, BFG, the Company and SFC agreed that following closing, SFC shall deliver and assign the $480,000 Note to JRB and in consideration of such assignment, JRB shall release SFC and the Company from any and all obligations owed him by either of them, and BFG shall release SFC and the Company from any and all liabilities and obligations either of them may owe to it. Currently, SFC owes JRB approximately $1,685,000 and the Company owes BFG approximately $431,000 and JRB $157,000. The Debt Release Agreement is attached to the Asset Sale Agreement as Exhibit "K".

         KRAUSZ CONSIDERATION. In connection with negotiation of the terms of the Asset Sale Agreement, SFC made payment to Krausz Enterprises, an affiliated third party, in June 1995 in the amount of $50,000 to discharge liabilities of the Company and certain of its affiliates under guarantees of a real property lease for a restaurant located in Cerritos, California. As a result of current SFC cash flow deficiencies and projected SFC cash flow deficiencies through the closing date, the $50,000 payment by SFC to Krausz Enterprises will result in a corresponding $50,000 increase in the obligations to be assumed by SMC at Closing. Accordingly, the parties have agreed and acknowledged that the total purchase price for the SFC Assets includes $50,000 paid by SFC to Krausz Enterprises.

         ADJUSTMENT TO PRINCIPAL BALANCE OF PURCHASE NOTES. The principal balance of the $120,000 Note and the $480,000 shall be reduced pro rata by each of the following:

         (a) All fees, disbursements, expenses, and other costs in connection with this transaction which fees are paid by SFC or its subsidiaries or loaned to the Company or SFC by SMC for such expenses ("Transaction Costs").

         (b) All amounts paid by SMC following Closing, pursuant to the Services and Management Agreement (hereinafter defined) in connection with operation of the Retained Restaurants for the purpose of funding operating losses, capital expenditures and other cash flow requirements of the Retained Restaurants and providing rent subsidies, cash payments or similar incentives to a purchaser, long-term lessee or similar transferee of the Retained Restaurants ("Management Expenditures").

         (c) Loans made by SMC prior to Closing to fund this transaction and to be used as working capital for the operations of SFC prior to Closing ("Operating Advances").

         The principal balance of the $120,000 Note and the $480,000 Note shall be increased pro rata if any proceeds from the sale of the Laramie restaurant have not been expended at the time of Closing.

         SERVICES AND MANAGEMENT AGREEMENT. Effective at Closing, the existing services agreement pursuant to which SMC has managed SFC, will terminate. At Closing, SMC and SFC shall execute and deliver a services management agreement (the "Services and Management Agreement") pursuant to which SMC shall provide accounting services and management services to SFC in connection with the management and operation of the

Retained Restaurants. In consideration for the services, SFC shall pay SMC $1,150 per four week accounting period per restaurant. SFC shall also pay SMC out-of-pocket costs, including travel costs and other non-ordinary costs.
 The Services and Management Agreement shall continue until the earlier of the closure, sale or lease of all of the Retained Restaurants, the date on which all real property leases for the Retained Restaurants have been expired or terminated or the fifth anniversary of the Services and Management Agreement.

         TRANSFER TAXES. SMC shall be responsible for any documentary transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the SFC Assets.

         REPRESENTATIONS AND WARRANTIES. Each of the buyers and sellers have made certain representations and warranties to the other parties.

         EMPLOYEES. At Closing, SMC shall offer to employ all SFC employees then actively employed by SFC at the Purchased Restaurants at their current compensation levels, provided that SMC may make changes in job description and other terms to meet operational objectives.

         SUSPENSION OF CERTAIN PAYMENTS. SFC's obligations to pay royalties to SMC are suspended for a period beginning June 8 1995 and ending on the earlier of October 31, 1995 or the date that SMC communicates to SFC and the Company SMC's reasonable belief that the closing will not occur prior to October 31, 1995. JRB and BFG have agreed to the suspension until closing of all payments due either of them from SFC and the Company. If Closing occurs, SFC is discharged from all obligations to pay royalties to SMC during the suspension. If Closing does not occur, SFC shall be responsible for paying such royalty obligations during the suspension period.

         CONDITIONS. Each party's obligations pursuant to the Asset Sale Agreement is subject to certain conditions, including the consent of the Company's shareholders and JRB's agreement that he and BFG will release all indebtedness owed either of them by SFC or the Company. SMC's obligations are also conditioned upon the SFC Assets being free of encumbrances.

         TERMINATION. The Asset Sale Agreement may be terminated by mutual consent of all the parties, upon material breach not cured within fifteen
(15) days, and by any of the parties if the Closing has not occurred by December 29, 1995.

          EXPENSES AND OPERATING ADVANCES. The Asset Sale Agreement requires each party to pay its own expenses in connection with the proposed transaction. However, SMC, may, at its option, advance to the Company or SFC funds for Transaction Costs. SMC may also loan Operating Advances to SFC at its Option upon request by SFC. Advances for Transaction Costs are joint and several obligations of the Company and SFC to SMC to be repaid as deductions from the $120,000 Note and the $480,000 Note if closing occurs and otherwise due and payable within thirty (30) business days after termination of the Agreement. Operating Advances are obligations of SFC and the Subsidiaries, to be repaid by deductions from the $120,000 Note and the $480,000 Note if closing occurs and otherwise due and payable within thirty (30) business days after termination of the Agreement. Operating Advances are secured obligations of SFC pursuant to the security agreement dated December 19, 1985 among SMC as a secured party and SFC as debtor.

         LICENSE TERMINATION AGREEMENT. Upon Closing, SFC's license to use the mark and name "Shari's" terminates and SFC is prohibited from using that name and mark following such termination. It is the intention of SFC to change its name to Heidi's Holding Corporation following Closing.

CONFLICTS OF INTEREST

    CONFLICTS OF INTEREST SPECIFICALLY RELATED TO THE SALE OF SFC ASSETS. Substantial transactions between JRB and BFG and the Company and SFC have occurred in the past and rights and obligations between the Company and those parties continue to exist. Further as brothers, Sam D. Battistone and JRB have participated in common financial transactions, including family business matters, acting as trustees for each other's trusts, the trusts of each other's children and numerous other family business matters. Sam D. Battistone and JRB are related parties and consequently, Sam D. Battistone is deemed to have a "conflicting interest" in the proposed sale. The Revised Utah Business Corporation Act provides a safe harbor for transactions involving a conflicting interest if, among other things, the shareholder having a conflicting interest abstains from voting. Sam D. Battistone and the Company have chosen not to seek the protection of that safe harbor and Sam D. Battistone intends to vote his shares for the proposed sale. BFG has also indicated that shares in which it has an interest will also be voted in favor of the transaction.

    The proposed sale of the SFC Assets to SMC involves the release of indebtedness owed by the Company to BFG and JRB and by SFC to JRB and certain other conflicts of interest including: (1) Sam D. Battistone, the Company's President and a controlling shareholder of the Company, and JRB, the sole owner of BFG, are brothers. (2) BFG owns 4,000,000 shares of the Company's common stock and, following issuance of shares which are due to Sam D. Battistone, BFG will be the second largest shareholder of the Company's common stock. (3) Sam
D. Battistone is personally indebted to BFG in the approximate amount of $1,792,000.

    Notwithstanding the conflicts of interest, the transaction was the subject of substantial arms-length negotiation between the Company and its representatives and SMC and JRB and BFG and their representatives. The Company believes the conflicts had no material impact upon and were not a material factor in connection with the negotiation of the terms of the proposed transaction. Further, the Company believes that the proposed transaction is fair and in the best interests of the Company and its shareholders.

    Approval of the proposed sale of the SFC Assets to SMC is assured by the affirmative votes of Sam D. Battistone and BFG. Those two parties own sufficient shares to cause the approval of the transaction, notwithstanding the opposition of all other owners of shares of the Company's common stock. Neither BFG nor Sam D. Battistone is required by law to vote its or his shares of the Company's common stock in accordance with the vote of the majority of unaffiliated shareholders. Sam D. Battistone and BFG have indicated that they intend to vote to approve the proposed sale of the SFC Assets to SMC. The Company did not obtain an appraisal of SFC or a fairness opinion regarding the proposed transaction. The Board of Directors believes that obtaining an appraisal of SFC or a fairness opinion regarding the proposed transaction would be prohibitively expensive. The Company's Board of Directors believes that it is in the best position to value SFC and the fairness of the terms of the transaction. Unlike other transactions with which shareholders may be familiar, there were not multiple bidders or offerors for the assets or the shares of SFC. The Board of Directors did not have the option to choose among multiple offers. In the case of the proposed transaction, the Board of Directors determined, based upon factors discussed elsewhere in this Proxy Statement, that the sale of the SFC Assets was necessary for the benefit of the Company and the terms of the proposed sale were the best available and were reached through substantial arms-length negotiations among the parties.

    CONTRACT TO SELL SFC TO BFG. On January 8, 1993, the Company agreed to sell to BFG all issued and outstanding shares of SFC common stock in consideration of approximately $1,618,000 in cash and the assumption of approximately $212,366 of indebtedness owed by the Company to SMC. All cash received was to be immediately applied to indebtedness owed by the Company and SFC to BFG. The Company would have retained no cash from the transaction. The sale was subject to certain conditions including approval of the sale by the Company's shareholders. The Company and BFG terminated the transaction in November 1994 and it is not discussed in the footnotes to the financial statements.

    INDEBTEDNESS OF THE COMPANY TO BFG. During the period from November 1990 to the present, BFG has loaned the Company a total of $5,581,000, which the Company has used for operations. At March 31, 1995, the Company owed BFG $353,000. Currently, the Company is indebted to BFG in the amount of $431,000. At Closing, the Company shall convey the $480,000 Note to JRB and BFG will release all indebtedness that it is owed by the Company.

    1995 LOAN BY BFG TO THE COMPANY. In September 1995, the Company borrowed $150,000 from BFG. The Company delivered to BFG a convertible promissory note which allows its holder to convert the $150,000 indebtedness into 100,000 shares of DFC common stock. As additional consideration for such loan, the Company delivered to BFG an option to purchase 200,000 shares of DFC common stock at a total exercise price of $300,000. The Company has granted the holder a piggy-back registration right which provides for registration of the DFC shares under certain conditions. BFG has informed the Company that it has assigned the convertible note and 200,000 share option to an unaffiliated third party. The $150,000 obligation will not be released in connection with the sale of the SFC Assets. This transaction occurred subsequent to issuance of the financial statements and is not considered material for disclosure in the financial statements as a subsequent event.

    SALE OF REAL ESTATE TO BFG. On March 29, 1991, the Company sold to BFG for a total purchase price of $2,725,000 three parcels of real property located in the Palm Desert, California area. BFG paid the purchase price in part by delivery of a promissory note in the original principal amount of $1,425,000 and by the assumption of obligations in the amount of $1,300,000, secured by the property. The promissory note bears interest at 12% per annum and was originally due and payable one year from the date of execution.
During March 1992 the term of the note was extended to March 31, 2002. The note requires no payments until maturity at which time all accrued interest and principal is due. On October 1, 1994 the $1,425,000 promissory note payable by BFG to the Company was offset against the same amount of indebtedness owed by the Company to BFG. After that offset, the Company owed BFG $375,000, which amount decreased to $353,000 at March 31, 1995. Currently the Company owes BFG $431,000. While BFG has indemnified the Company for the $1,300,000 of assumed liability, the Company has not been released from that liability. A portion of the assumed liabilities was satisfied by the sale of secured property. The remaining assumed liability in the approximate amount of $688,000 was renegotiated with a new loan. That new loan went into default and the property which secured that debt was foreclosed upon by the lender. See "PROPOSAL TO APPROVE THE SALE OF SFC ASSETS - Legal Proceedings".

    BFG - DEBT FOR EQUITY EXCHANGE. On March 29, 1992, the Company owed BFG $3,498,000. BFG had loaned those funds to the Company pursuant to notes bearing an annual interest rate of 12% per annum with interest due and payable quarterly and all principal and accrued interest due upon demand. On March 31, 1992, the Company issued to BFG 5,000,000 shares of its common stock in exchange for the release of $2,000,000 of indebtedness. The exchange rate of $0.40 per share was determined pursuant to negotiations between the Company and BFG. At the time of the negotiations and a determination of the $0.40 per share price, the bid price of the stock was $0.62 per share. All shares of the Company's common stock issued to BFG are restricted.

    INDEBTEDNESS MODIFICATION. In connection with the acquisition of restaurants from SMC in 1985, SFC (then known as Restaurants Etc.) delivered a note to SMC in the principal amount of $750,000. The amended terms of that note provided for an interest rate of 10% per annum beginning on September 1, 1988. In August 1988, the Company guaranteed payment of that note in an amount not to exceed $460,000, and loaned SFC $1,000,000 of operating capital. SMC, in consideration of the Company's actions, subordinated its security interest in SFC restaurants. In May 1990, subsequent to its acquisition of SFC, the Company assumed all obligations owed by SFC to SMC. The Company believed that the assumption of that indebtedness would aid SFC in its ability to obtain financing. In connection with the assumption, all co-makers of the note, including Sam D. Battistone and J. Roger Battistone were released from liability. The current balance of that indebtedness is approximately $64,000. That indebtedness will be released by SMC as partial consideration for the SFC Assets.

    INDEBTEDNESS OF SFC TO JRB AND FAMILY TRUST.  Through the date of this
Proxy Statement, JRB and a family trust have loaned SFC $2,111,000 (including accrued interest). SFC used those funds for operations and equipment purchases. Currently, SFC owes JRB approximately $1,685,000 and the family trust $203,000 principal and accrued interest. Interest accrues at 12% per annum on the debt owed JRB and 10% per annum on the debt owed to the family trust. The amount owed to JRB by SFC is released in connection with the proposed sale of SFC Assets. The amount owed to the family trust is assumed by SMC in connection with the proposed sale of SFC Assets. The Company's debt obligations to certain related parties are summarized as follows:

   AMOUNTS OWED BY                         AMOUNTS OWED TO
   ---------------                         ---------------
                                        JRB          BFG
                                        ---          ---
StratAmerica                         $117,000      $353,000
SFC                                   690,000
                                     --------      --------
Balance at March 31, 1995            $807,000      $353,000
                                     --------      --------
                                     --------      --------
SFC - Balance at March 31, 1995      $670,000
                                     --------
                                     --------

    Subsequent to March 31, 1995, SFC borrowed an additional $100,000 from JRB. At the date of the proxy, the approximate amounts SFC owes to JRB are summarized as follows:

          March 31, 1995                $ 1,360,000
          Additional borrowing              100,000
          Accrued interest                  210,000
                                        -----------
                                        $ 1,670,000
                                        -----------
                                        -----------

The amount due to the family trust at March 31, 1995 totalled $264,000.

    INDEBTEDNESS OWED BY COMPANY TO JRB. The Company currently owns JRB approximately $157,000 principal and accrued interest. That indebtedness is released in connection with the proposed sale of SFC Assets. At March 31, 1995 that indebtedness totalled $117,000.

    JRB OBLIGATIONS ON HEIDI'S LEASES. JRB has personally guaranteed two real property leases associated with two Heidi's restaurants which will not be sold to SMC in the proposed transaction. Those leases are associated with the Heidi's restaurant located in El Cajon, California and the Heidi's restaurant located in Lemon Grove, California.

ADDITIONAL CONFLICTS OF INTEREST

    KRAUSZ ENTERPRISES LEASE AND NOTE. The Company was guarantor of a lease with Krausz Enterprises for restaurant premises located in Cerritos, California. Schestag, Inc., an unaffiliated California corporation, is the lessee under that lease. Schestag, Inc. is the successor to a lease which was originally between Krausz Enterprises and SMC. That predecessor lease was guaranteed by the Company and Sam D. Battistone. In June 1995, SFC paid Krausz Enterprises $50,000 for full release of all obligations of SMC, the Company and Mr. Battistone. This transaction is not disclosed in the financial statements. At December 31, 1995 the amount paid to settle the matter was expensed.

    GUARANTEE OF SMC LEASES. The Company is a guarantor of three SMC restaurant leases and one SFC restaurant lease. The guarantees for the continuing SMC leases provide that the Company guarantee each lease for a minimum period of five years. After five years the guarantee will terminate when audited financial statements for SMC indicate a shareholders equity of at least $5,000,000. The guarantee for the restaurant owned by SFC provides that the Company guarantees the lease for a period which shall terminate at the first to occur of five years or the date that audited financial statements for SMC indicate a shareholders' equity of at least $5,000,000. SMC's shareholder equity now exceeds $5,000,000 and the Company's guarantees have expired.

    STONEHIL FINANCIAL. During July 1991, the Company borrowed $1,000,000 from Stonehil Financial, a California general partnership, in which Sam D. Battistone, the Company's Chief Executive Officer, is a general partner. At the time of the loan transaction the only other general partner was Robert Hild, an individual unrelated to the Company or Sam D. Battistone. The loan had an interest rate of 24% per annum and required monthly payments of interest only equal to approximately $20,000 each with a balloon payment of accrued interest and principal on its third anniversary. As a general partner of Stonehil Financial, Sam D. Battistone benefitted from payments made on the loan. Negotiations for the loan transaction were conducted with Robert Hild. At that time Stonehil Financial was the only entity willing to loan money to the Company and the 24% interest rate was demanded and negotiated by Mr. Hild. There are no usuary laws restricting the amount of interest paid by a corporation in either Utah or California. The Company was allowed to prepay the loan at any time. The holder of the loan was allowed to require early prepayment of all principal and accrued interest on 60 days notice. The obligation to Stonehil Financial was secured by 1,000,000 shares of the Company's common stock owned by Sam D. Battistone. Sam D. Battistone personally guaranteed all of the Company's obligations to Stonehil Financial
in connection with the $1,000,000 loan.   Four Hundred Sixty-Six Thousand
Dollars of loan proceeds was used to prepay amounts owed BFG. The balance of the loan proceeds was used as operating capital. During fiscal year ended March 31, 1993, the Company paid Stonehil Financial $96,261 pursuant to the above-referenced Note. As of December 31, 1992 the Company owed Stonehil Financial $1,260,000 pursuant to the terms of the Note. In October 1992, Stonehil Financial declared the obligations to be in default and made demand for repayment. The determination by Stonehil Financial to declare the obligations to be in default was made solely by Robert Hild, an unrelated general partner of Stonehil Financial who, pursuant to the terms of the partnership agreement, had complete power to make such demand.
Subsequent to that demand, the Company commenced negotiations to resolve the default. Those negotiations resulted in the withdrawal of the notice of default. As a result of the negotiations, the note to Stonehil Financial was divided into two separate notes. The first note runs directly to Robert Hild, who has received distributions in redemption of his partnership interest, including his share of the obligations of the Company to Stonehil Financial. The note to Robert Hild is dated effective as of January 1, 1993 in the amount of $498,931 with a renegotiated interest rate of 12% per annum.
 A principal payment of $38,931 was immediately paid on the note with the balance of $460,000 payable in equal principal quarterly payments of $25,000 commencing April 1, 1993 until the note is paid in full. On January 1, 1994, the Company and Mr. Hild modified the payment terms of the note. The modification required payments of $7,500 per month for a period of one year until January 1, 1995. On January 1, 1995 the original payment schedule requiring monthly payments of interest, quarterly payments of principal of $25,000 was reinstated. The Company is currently in default on its obligations to Mr. Hild. The debt to Mr. Hild is secured by a pledge of 1,000,000 shares of the Company's common stock owned by Sam D. Battistone. Sam D. Battistone has personally guaranteed all of the Company's obligations to Mr. Hild in connection with the restructured note to Mr. Hild. As a part of the transaction redeeming Mr. Hild as a partner of Stonehil Financial, Dale E. Larsson, Secretary of the Company, became a general partner of Stonehil Financial. The balance of the obligation of the Company to Stonehil is reflected in a second promissory note payable to Stonehil Financial in the original principal amount of $631,000 plus accrued interest with an annual rate of interest of 12% per annum. That note requires no payments until January 1, 2003 at which time the balance of principal and unpaid interest is due. At March 31, 1995, the Company owed Mr. Hild $342,000. Currently it owes Mr. Hild $375,000.

    INVEST WEST SPORTS, INC. From February 1992 to the present, the Company borrowed approximately $859,000 from Invest West Sports, Inc. At March 31, 1995, the Company owed Invest West Sports, Inc. $204,000. The Company currently owes Invest West Sports, Inc. approximately $371,000 principal and accrued interest. During the fiscal year ended March 31, 1995, the Company retired $105,443 owed to Invest West Sports, Inc. Invest West Sports, Inc. is owned by Sam D. Battistone, the Company's Chief Executive Officer.

    CASEY TRANSACTION. The Company intends to enter into an agreement with Joseph D. Casey, a director of the Company, pursuant to which Mr. Casey will acquire common stock of the Company and DFC for a total consideration of $240,000 payable in monthly payments of approximately $2,160 over twenty years at 9% interest. When that transaction is consummated, the Company intends to assign that note to Invest West Sports, Inc. in satisfaction of debt owed to Invest West Sports, Inc.

    PLEDGED SHARES/REGISTRATION RIGHT. On March 22, 1994, in connection with an amendment to an agreement for satisfaction for judgment, by and between Sam
D. Battistone, Carla Battistone and B.A. Leasing and Capital Corporation, the Company agreed to register, under certain conditions, 2,893,495 shares of the Company owned by Sam D. Battistone which are pledged to B.A. Leasing Corporation. Registration of the shares is required only upon an event of default under the Pledge Agreement. Sam D. Battistone has agreed to reimburse or pay all costs incurred by the Company in connection with such registration. In connection with the transaction, BFG agreed to release its security interest it held in 1,716,450 shares of the pledged shares. As a result of that release by BFG, B.A. Leasing and Capital Corporation became the single pledgee of that stock. Pursuant to the agreement with B.A. Leasing and Capital Corporation, Sam
D. Battistone agreed to pledge to B.A. Leasing and Capital Corporation any additional shares of stock of the Company received by Sam D. Battistone.

    PURCHASE OF PRODUCT. During the year ended March 31, 1995, DFC purchased from Sam D. Battistone's children for resale approximately $19,000 of sports memorabilia. The product was resold by DFC at a profit.

CERTAIN RISKS IN THE EVENT OF INSOLVENCY

    In the event that SFC, as a matter of State or Federal law is determined to have been insolvent at the time of the sale or to have been rendered insolvent as a result of the sale or its financing, or transfer of consideration for the SFC assets to the Company or JRB upon the consummation of the sale, or to have become otherwise incapable of paying its debts or to have been left with assets which are unreasonably diminished, the sale may be deemed to be a "fraudulent conveyance" or other impermissible distribution under applicable law and may therefore be subject to certain claims of certain creditors of SFC or its trustee in a bankruptcy proceeding. In the event that the Company, as a matter of State or Federal law, is determined to have been insolvent at the time of the sale of SFC assets, to have been rendered insolvent as a result of the sale or its financing, to have become otherwise incapable of paying its debts or to have been left with assets which are unreasonably diminished, the sale may be deemed to be a "fraudulent conveyance" or other impermissible distribution under applicable law. In that event, the sale may be subject to claims of certain creditors of the Company or its trustee in bankruptcy if a bankruptcy proceeding were filed. If the sale is determined to have been a fraudulent transfer, the transfer could be set aside and the property transferred or the value thereof could be recovered from the recipients of the distribution.

FINANCING

    SMC has advised the Company that it will finance the payment of consideration for the SFC Assets from SMC's cash flow and that it does not intend to borrow funds for such purpose.

REGULATORY APPROVAL

    The Company does not believe that the sale of the SFC Assets requires approval of any state or federal agency. The sale does require compliance with the Revised Utah Business Corporation Act, the filing of proxy materials and filing of incidental licenses and permits.

BUSINESS OF THE COMPANY AFTER THE SALE OF SFC ASSETS

    Following the sale of SFC Assets the Company's principal line of business will be its Field of Dreams franchise business and associated activities and continued operation of the Retained Restaurants.

FINANCIAL INFORMATION

    Unaudited Consolidated Financial Statements as of June 30, 1995 and Consolidated Financial Statements for the fiscal year ended March 31, 1995 are included herein.

LEGAL PROCEEDINGS

    The Company has received a notice of default from the landlord regarding unpaid rents and charges relating to a Field of Dreams lease at Plaza Camino Real, California. The notice of default states that unless the unpaid charges are paid in full legal action will be taken against DFC and against the Company as a guarantor of that lease. The Company and DFC vacated the premises which were the subject of that lease on September 25, 1993. Neither the Company nor DFC has been served with any legal proceedings on that matter.

    The Company has received a notice of default from the landlord regarding unpaid rents and charges relating to a Field of Dreams lease at Plaza Bonita, California. The notice of default states that unless the unpaid charges are paid in full legal action will be taken against DFC and against the Company as a guarantor of that lease. The Company and DFC vacated the premises which were the subject of that lease on September 4, 1993. Neither the Company nor DFC has been served with any legal proceedings on that matter.

    The Company received written notice regarding events of default on contested leases for retail premises in The Oaks and Horton Plaza in the State of California. The notice provided that legal action may be taken against DFC and the Company as a guarantor of those leases. On May 19, 1995 a representative of the Company received a letter from the Hahn Company, the owner of the Oaks and Horton Plaza centers stating that neither DFC nor the Company has any outstanding obligation with regard to any lease at either mall.

    The Internal Revenue Service (the "IRS") conducted an audit of the Company with regard to its fiscal years ended March 31, 1990 and March 31, 1991. All but a single issue were settled. On April 29, 1994 the IRS issued a Statutory Notice of Deficiency alleging a deficiency of $13,815 for the year ended March 31, 1990. A Petition contesting the deficiency was filed with the United States Tax Court on approximately July 22, 1994. On November 17, 1995, a decision was entered by Judge Steven J. Swift of the United States Tax Court holding that there is a deficiency in income tax due from the Company in the amount of $13,815, together with accrued interest thereon.

    On April 8, 1993 Centermark Properties of West Covina, Inc. ("Centermark") filed a Complaint against the Company and DFC as Case No. KC013019 in the Superior Court of the State of California, East District Court. In that action Centermark is seeking damages for breach of contract, money had and received, relating to a lease for retail space located in West Covina, California. The total damages alleged in the Complaint are in the amount of $310,410 plus interest and attorneys fees. That matter was referred to counsel for defense. A settlement was negotiated in that matter for a total amount of $50,000, payable $10,000 down and the balance of $40,000 with interest at the rate of 7.25% per annum payable in 24 equal payments of $1,239.66 commencing September 1, 1994. Pursuant to the settlement, the Company executed a stipulation for entry of judgment in the amount of $310,000 if the payments pursuant to the settlement are not made. The Company has made the required payments and there is no default under the Settlement Agreement.

    On October 7, 1993, Santa Monica Place Associates, a California Limited Partnership filed a Complaint against the Company and DFC as Case No. BC089644 in Los Angeles Superior Court. The complaint relates to breach of a lease between DFC and Santa Monica Place Associates for retail space located in Santa Monica, California. Damages alleged in that complaint are unspecified. The matter was referred to counsel for defense. A settlement was negotiated in that matter for a total amount of $40,000, payable $10,000 down and the balance of $30,000 with interest at the rate of 7.25% per annum payable in 36 equal payments of $929.73 commencing January 1, 1995. Pursuant to the settlement, the Company executed a stipulation for entry of judgment in the amount of $250,000 if the payments pursuant to the settlement are not made. The Company has made the required payments and there is no default under the Settlement Agreement.

    By letter dated March 22, 1993, the Company received a notice of default from Centermark Properties regarding unpaid rentals on a lease located in Topanga Plaza in California which was guaranteed by the Company. The letter states the past due rentals in the amount of $4,527 must be paid on or before April 5, 1993, or action would be taken. The amount was not paid. In January 1994 the building was substantially damaged by earthquake and the lease was terminated by the Landlord. No lawsuit has been commenced against the Company regarding this matter.

    On November 18, 1993, a complaint was filed as Case No. 936986 KN (JHX) in the United States District Court, for the Central District of California by Shirley DeDienes against Sports Time Card Co., Inc., the Company's 50% owned subsidiary. The complaint alleges violation of copyright, false designation of origin and unfair competition. The complaint requests equitable relief and legal damages. The action is based upon Sports Time Card Co., replication of two or more photos of Marilyn Monroe, which photos were taken by the deceased husband of plaintiff. Sports Time Card Co., Inc. had paid for and obtained a license from the estate of Marilyn Monroe and the right to publish the photos from the parties from who the photos were obtained. The Company has been advised by counsel for Sports Time Card Co., Inc., that the plaintiff in the DeDienes action intends to amend its complaint to add the Company as defendant. At present, the Company has not been served with any complaint in connection with that action.

    On March, 9, 1994, Glendale II Associates Limited Partnership, a California Limited Partnership filed a Complaint as Case No. BC100226 in Los Angeles Superior Court against DFC for breach of contract, money had and received. The complaint and the damages relate to a lease between DFC and plaintiff for retail space located in Glendale, California. The total damages alleged in that complaint are in the amount of $209,824 plus interest and attorney fees. That matter was referred to counsel for defense. A settlement was negotiated in that matter for a total amount of $24,000, payable $10,000 down and the balance of $14,000 with interest at the rate of 7.25% per annum payable in 9 equal payments of $2,666.67 commencing January 1, 1995. Pursuant to the settlement, the Company executed a stipulation for entry of judgment in the amount of $50,000 if the payments pursuant to the settlement are not made. The Company has made the required payments and there is no default under the Settlement Agreement.

    On March 9, 1995 a Complaint was filed as Case No. CWW 109530 in San Bernardino Superior Court, State of California against the Company and DFC by Acquiport Five Corporation relating to breach of a lease in a mall in Montclair, California. The Complaint was an action for unlawful detainer and for past due rents. The Company and DFC have negotiated a settlement with the Landlord, pursuant to which the monthly rent during the remaining term of the lease commencing June 1, 1995 has been increased to an amount of $4,753.32 per month which rental increases will compensate the Landlord for the past due rents. Pursuant to that settlement, the Company and DFC also executed a stipulation for entry of judgment which provides that if rental payments required under the lease are not made, after ten days written notice, the Plaintiff shall be entitled to a judgment giving it possession of the premises and writ of execution.

    On June 17, 1994 the Company received a notice of default from First Fidelity Thrift and Loan. The letter states that the loan is in default and the lender intends to commence foreclosure proceedings with respect to the obligation and real estate securing the obligation. The loan is secured by real estate sold by the Company to BFG. The original loan was satisfied by renegotiation of a new loan with the lender. The renegotiated loan went into default and on October 19, 1995 the lender completed a foreclosure of the real property securing that loan.

    On April 15, 1991 an individual named Robert Batt obtained a judgment in the Municipal court of California, San Diego Judicial District in Case No. 551606 against the Company and B.B.'s for an amount of $3,422. That judgment has not been satisfied.

    On August 23, 1990 an individual named Steven S. Paschall filed suit against and obtained a judgment against B.B.'s as Case No. 533889 in the Municipal court of California, San Diego Judicial District in the approximate amount of $1,500. That judgment has not been satisfied.

    On August 22, 1995, a Complaint was filed as Case No. 084182 in the Municipal Court, County of Riverside, State of California, against the Company and B.B.'s by Shamrock Foods Company for $5,779 on an outstanding account for the supplying of goods to the restaurant operated by B.B.'s. That matter was referred to counsel for defense.

    On September 26, 1995, San Diego Wholesale Credit Association, a California corporation, obtained a judgment in the amount of $3,762 against B.B.'s in Case No. 162000 in the Municipal Court of California, County of San Diego. That judgment has not been satisfied.

    On March 3, 1995, a Complaint was filed by Younger Associates, Inc., as successor to Kraft Foods, against B.B.'s as Case No. 295113 in Orange County Municipal Court seeking damages in the amount of $13,795 plus attorney's fees and costs for goods, wares and merchandise furnished to B.B.'s for B.B.'s restaurant.

    On September 18, 1995, a Small Claims Complaint was filed as Case No. 77590 in the Municipal Court, County of Riverside, State of California, by Jadvision against B.B.'s and the Company for $1,327 for services rendered to the restaurant operated by B.B.'s. That Complaint resulted in a judgment which has not been satisfied.

    On November 15, 1995, a Small Claims Complaint was filed as Case No. 78121 in the Municipal Court, County of Riverside, State of California against B.B.'s by Franklin Communications, Inc. for advertising services rendered to the restaurant operated by B.B.'s. That Complaint resulted in a judgment of $2,100 which has not been satisfied.

    The Company's majority owned subsidiary, DFC, has obtained a judgment in the amount of $117,491 against the Stellar Companies, Inc., a Florida corporation. The judgment was rendered by the Superior Court of California, County of Riverside in Case No. 076297 on December 1, 1994. The Company intends to engage Florida counsel to domesticate the judgment in the State of Florida and bring proceedings necessary for collection.

    In August 1994 the Company obtained a judgment as Case No. 2194418 in Third District Court, State of Utah against B.B. O'Brien's in the approximate amount of $2,500,000. That judgment was recorded as a judgment in California as Case No. 77560 in the Riverside County Superior Court. Subsequently, the Company assigned the judgment to its wholly owned subsidiary, Sports Spectacular, Inc.. B.B.'s does not own sufficient assets to pay all or any portion of the judgment. That judgment, at this time, is without value.

    On April 19, 1995 the Company, B.B.'s, Sam D. Battistone and Does I - X inclusive, were named defendants in an action brought by Robert Airdo as Case No. I69302 in the Superior Court of the State of California for the County of Riverside. The action is based upon a note owed by B.B.'s to two individuals. The action alleges that the note was assigned by those individuals and plaintiffs subsequently received an interest in such note. The Plaintiffs in the action seek damages in the amount of $70,000 plus interest, costs and other amounts. The Company has engaged counsel in California and intends to vigorously defend the action.

    On November 15, 1995 sixteen plaintiffs filed a Complaint as Case No. 95AS04293 in the Superior Court in the State of California for the County of Sacramento against SFC's wholly owned subsidiary, Shari's of Sacramento, Inc. The plaintiffs allege racial, color and/or age based discrimination at the restaurant located in Sacramento, California. The plaintiffs seek injunctive and declaratory relief, general damages in the amount of $1,000,000, statutory damages, punitive damages, attorneys fees and costs. Shari's of Sacramento denies liability and intends to defend the action. SFC and SMC have agreed that the lawsuit is not a liability assumed by SMC in connection with the sale of the SFC Assets. SFC has not determined whether or not a bankruptcy filing is an appropriate response to this action.

ADDITIONAL INFORMATION REGARDING THE COMPANY AND SFC

    For additional information regarding SFC and the Company see the Company's Annual Report delivered with this proxy statement which Annual Report includes Form 10-K for the fiscal year ended March 31, 1995.

    On September 7, 1995, the first trading date preceding the public announcement of the proposed sale of SFC Assets, the Company's common stock was quoted at a high ask of $1 9/16 per share and a high bid of $9/16 per share and a low ask of $3/4 per share and a low bid of $1/4 on the Electronic Bulletin Board. On March 8, 1996, the high bid for the Company's common stock was $3/16 per share and the high ask price was $7/8 per share. The above represents prices between dealers and does not include retail markups, markdowns, or commission. The above does not represent actual transactions.

FEDERAL INCOME TAX CONSEQUENCES

    The sale of SFC Assets is expected to result in a gain to the Company for federal income tax purposes. The Sale of SFC Assets should not by itself result in the imposition of federal income taxes upon the Company's stockholders.

PROPOSED RESOLUTION FOR SFC ASSET SALE

    The following resolutions, or resolutions in substantially the same form, will be proposed for adoption at the Annual Meeting of stockholders:

    RESOLVED, that the Asset Sale Agreement dated August 14, 1995 among StratAmerica Corporation, Shari's Franchise Corporation and its subsidiaries, is hereby approved in substantially the form attached to the Proxy Statement for the 1996 annual meeting of stockholders as Appendix A, with such non-substantive changes as may be deemed appropriate by the Board of Directors or the officers of StratAmerica Corporation in order to effectuate the sale of the Shari's Assets by StratAmerica Corporation and the Company shall sell all or substantially all of the assets of SFC on terms deemed advisable by the Company's board of directors;

    FURTHER RESOLVED, that any officer of this corporation is hereby empowered to execute any and all documents including the Asset Sale Agreement on behalf of StratAmerica Corporation, and to take such other steps as are in their sole judgment, necessary or appropriate to effectuate the terms of the Stock Purchase Agreement and as are necessary or appropriate to sell all or substantially all of the assets of SFC.


              AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION

    In order for the Company to meet its obligation to issue 6,730,780 additional shares, including 4,930,780 shares to Sam D. Battistone, the Company will need to amend its Articles of Incorporation to increase its authorized shares. In 1992 the State of Utah adopted a revised business corporation act. Pursuant to the revised act, it is necessary that the Company take certain action in order to limit the liability of its directors. The proposed amendments which are necessary to increase authorized shares and limit the liability of directors are discussed below.

INCREASE IN AUTHORIZED SHARES

    The Board of Directors proposes to amend in the manner set out in Appendix "B" to this proxy statement, Article IV of the Company's Articles of Incorporation to increase authorized shares from 10,000,000 to 50,000,000.

    On October 12, 1992 the Company issued to each of its full time employees and franchisees options to purchase shares of the Company's common stock at an exercise price of 0.18 per share, the high ask price quoted on that date. The options, which vest over a period of ten years, were issued for 3,000,000 shares. The vesting provisions allow the optionee the right to purchase 1/10 of the shares upon each of the first, second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth annual anniversary of the option agreement and the rights to purchase all of the stock vested on the tenth annual anniversary of the option agreement. On October 12, 1992, the Company also issued 450,000 shares to three unaffiliated third parties in payment for $81,000 of past services rendered. On May 21, 1993, the Company issued 100,000 shares to an unaffiliated third party for past services rendered.

    On March 31, 1992, Sam D. Battistone and the Company entered into a stock bonus agreement pursuant to which Mr. Battistone paid for and was issued 69,220 shares of common stock and acquired the right to require the Company to issue to him 4,930,780 shares of its common stock. In consideration for the stock and the right to acquire the stock, Mr. Battistone paid the Company the sum of $250,000; $175,000 in the form of the release of accrued wages and $75,000 cash. At the time of the stock bonus agreement the Company did not have sufficient authorized shares to issue the stock to Mr. Battistone. In connection with issuance of the shares to Sam D. Battistone, the Board of Directors considered Mr. Battistone's association with the Company, the opportunities provided the Company by Mr. Battistone, Mr. Battistone's position as a controlling shareholder and the number of shares owned by Mr. Battistone. On the same date, the Company issued 5,000,000 of its common stock to BFG in exchange for the release of $2,000,000 of its indebtedness. Sam D. Battistone was the principal party who negotiated the BFG equity-for-debt exchange. Cash received from Sam
D. Battistone for the purchase of shares was employed by the Company for general operating purposes.

    An increase in authorized shares is necessary in order for the Company to fulfill its obligation to issue to Sam D. Battistone an additional 4,930,780 shares for which he has paid and is contractually entitled to receive. Additionally, the increase in authorized shares will allow the Company to satisfy its obligations to issue 550,000 shares issued for services, to issue shares under existing stock options, and to engage in transactions in which shares will be issued. Such transactions would include employee stock bonus and stock option plans and equity for debt exchanges. The Company is not currently contemplating additional specific employee stock bonuses, stock option plans or equity for debt exchanges in addition to those described. In addition to the shares which the Company is obligated to issue to Sam D. Battistone and other persons, the Company has issued stock options which vest over a period of ten years for the issuance of 1,750,000 additional shares of the Company's common stock.

LIMITATION OF LIABILITY OF DIRECTORS

    The Company's Board of Directors has approved a proposal to adopt amendments to its Articles of Incorporation regarding the liability of directors to the Company and its stockholders. The proposal would amend the Articles of Incorporation to include Article X as set forth in Appendix "B" to this proxy statement. If approved, the amendment would only limit the liability of directors for actions taken after the stockholders' approval of the amendment. The amendment would not apply to any act or omission occurring prior to the effective date of the proposed amendment.

    Each member of the Board of Directors has a personal interest in seeing that the proposed amendment is approved in order to limit each director's potential liability. This amendment, while benefitting each director, will have a potential detriment to shareholders in limiting their rights to proceed against directors. The Company is proposing this amendment to incorporate the amendments made in the Utah Revised Business Corporation Act which replaced in total the prior Utah Business Corporation Act. Numerous Utah companies, both public and private, have incorporated similar changes in order to avail directors of the liability limitation provisions now in effect in the State of Utah.

    Effective on July 1, 1992, the Utah Revised Business Corporation Act replaced the prior Business Corporation Act which had been in effect prior to that date. Section 841 of the Utah Revised Business Corporation Act provides that a Utah Corporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director except liability for: (a) The amount of a financial benefit received by a director to which he is not entitled; (b) An intentional infliction of harm on the corporation or the shareholders; (c)
A violation of Section 16-10a-842; or (d) An intentional violation of criminal law. If adopted, the amendment, which has been adopted by many other Utah corporations, would obtain for the Company and its directors the benefit of
Section 841. Stockholder approval of a resolution or the amendment to the Articles of Incorporation is required to effect this permitted limitation of liability. Section 841 follows closely the provisions of Section 49.1 of the prior Utah

Business Corporation Act. However, in Section 841 the list of exceptions to the permissible limitations on liability has been modified to track the comparable provisions of the 1984 Revised Business Corporation Act, as modified, as adopted by the Committee on Corporate Laws of the Business Law Section of the American Bar Association. The modifications were intended to enhance predictability and remove such imprecise terms as "duty of loyalty" and "good faith".

    Section 16-10a-841 reads in its entirety as follows:

    16-10a-841.  Limitation of liability of directors.

      (1) Without limiting the generality of Subsection 16-10a-840(4), if so provided in the articles of incorporation or in the bylaws or a resolution to the extent permitted in Subsection (3), a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for:

          (a) the amount of a financial benefit received by a director to which he is not entitled;
          (b) an intentional infliction of harm on the corporation or the shareholders;
          (c)  a violation of Section 16-10a-842; or
          (d)  an intentional violation of criminal law.

      (2) No provision authorized under this section may eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective.

      (3) Any provision authorized under this section to be included in the articles of incorporation may also be adopted in the bylaws or by resolution, but only if the provision is approved by the same percentage of shareholders of each voting group as would be required to approve an amendment to the articles of incorporation including the provision.

     (4) Any foreign corporation authorized to transact business in this state, including any federally chartered depository institution authorized under federal law to transact business in this state, may adopt any provision authorized under this section.

      (5) With respect to a corporation that is a depository institution regulated by the Department of Financial Institutions or by an agency of the federal government, any provision authorized under this section may include the elimination or limitation of the personal liability of a director or officer to the corporation's members or depositors.

    Section 16-10a-842 of the Utah Revised Business Corporation act provides that a director who votes for or assents to a distribution made in violation of
Section 16-10a-640 or the corporation's Articles of Incorporation is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 16-10a-640 or the Articles of Incorporation, if it is established that the director's duties were not performed in compliance with Section 16-10a-840. In any proceeding commenced under that Section, the director has all the defenses ordinarily available to a director. Section 16-10a-840 provides in general the standards of conduct for directors and officers. It requires that officers and directors discharge their duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director or officer reasonably believes to be in the best interest of the corporation. Section 16-10a-840(4) provides that a director or officer is not liable for any action taken, or any failure to take any action as an officer or director, as the case may be, if the duties of the office have been performed in compliance with Section 16-10a-840.

    Although the proposed amendment would limit the ability of the Company and its stockholders to recover monetary damages from a director for any action taken or failure to take an action, the proposed amendment would not reduce or eliminate the duties required of directors. Directors would continue to be required to discharge duties in good faith, with the care and ordinarily prudent person in like position would exercise under similar circumstances, and in a manner of a director or officer reasonably believed to be in the best interest of the corporation. In discharging his duties, a director or officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or (c) in the case of the director, a committee of the board of directors of which he is not a member, if the director reasonably believes the committee merits confidence.

    The proposed amendment would supplement the protection presently provided to directors by the indemnification provisions of the Company's Articles of Incorporation. The Company's Articles provide that the directors are entitled to reimbursement from the Company to the fullest extent permitted under Utah law. The Utah Revised Business Corporation Act generally provides that indemnification is permitted if the director's conduct was in good faith; and the director reasonably believed that his conduct was in, or not opposed to, the corporation's best interest; and in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful. The corporation may not indemnify a director in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Company does not maintain director and officer liability insurance. There has been no litigation against the Board of Directors or any member of the Board of Directors of the Company during its existence for breach of fiduciary duty to the Corporation or the shareholders.

    The Company is proposing the third resolution set out below in order to attempt to guard against retroactive loss of the protection provided directors in the amendment to the Articles of Incorporation in the event of the future deletion of the protective provisions from the Articles of Incorporation. The Company believes that this resolution will provide the directors the protection of the proposed limitation of liability and indemnification for events that occurred prior to the adoption of any inconsistent provision or future repeal of such protection. Events occurring after the adoption of an inconsistent provision or the repeal of the provision would not be affected by the resolution.

    The board of Directors recommends that the proposed amendment to the Articles of Incorporation regarding limitation of liability for directors be approved by the stockholders.

CHANGE OF NAME

    The Board of Directors has determined to change the name of the Company from StratAmerica Corporation to Dreams, Inc. The Board of Directors believes that the change of name better reflects the focus of the Company in its sports memorabilia business. The Board of Directors recommends that the proposed amendment to the Articles of Incorporation changing the Company's name to Dreams, Inc. be approved by the stockholders.

PROPOSED RESOLUTIONS

    Resolutions in substantially the following form are hereby proposed at the Annual Meeting for consideration of the Company's stockholders:

    RESOLVED: That to the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director; and

    FURTHER RESOLVED: That the Company's Articles of Incorporation shall be amended to include Article I, Article X and Article IV in the form attached to Proxy Statement delivered to Shareholders in connection with the Annual Meeting of Shareholders to be held in 1996.

    FURTHER RESOLVED: That neither any amendment nor repeal of this resolution, nor the adoption of any provision of the Articles of Incorporation of this corporation inconsistent with this resolution, shall eliminate or reduce the effect of this resolution in respect of any matter occurring, or any cause of action, suit or claim that, but for this resolution, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    Sam D. Battistone has advised the Company that he intends to vote in favor of all three amendments of the Company's Articles of Incorporation. Battistone Financial Group has not advised the Company of its intentions with regard to its vote on the amendment of the Company's Articles of Incorporation.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

    DECEMBER 31, 1995. Total revenues for the nine months ended December 31, 1995 were $9,881,000 compared to $11,269,000 for the nine months ended December 31, 1994, representing a decrease of $1,388,000. This decrease is due primarily to a decrease in restaurant revenues of $1,241,000, resulting from a decrease in restaurant revenues at B.B. O'Briens, Inc. of $808,000 and a decrease in restaurant revenues at Shari's Franchise Corporation of $434,000 during the nine months ended December 31, 1995 compared to the nine months ended December 31, 1994. The decrease at Shari's Franchise Corporation is due to the October 1994 closure of a Shari's restaurant located in Palm Springs, California of $181,000 and the remaining decrease is due to overall sales decreases at existing restaurants. The decrease in restaurant revenues at B.B. O'Briens, Inc. is due to closure of this restaurant during July 1995. Franchise fees at Dreams Franchise Corporation were $55,000 less during the nine months ended December 31, 1995 compared to the nine months ended December 31, 1994 due to fewer franchise sales in 1995. Royalties during the nine months ended December 31, 1995 were $15,000 higher than the nine months ended December 31, 1994 due to increasing franchisee sales in 1995. Interest income during the nine months ended December 31, 1995 was $73,000 less than interest income during the nine months ended December 31, 1994 due to a decrease in related party loans receivable.

    Total expenses for the nine months ended December 31, 1995 were $11,091,000 compared to $12,807,000 for the nine months ended December 31, 1994, representing a decrease of $1,716,000. Restaurant cost of sales decreased by $498,000 during the nine months ended December 31, 1995 compared to the nine months ended December 31, 1994 due to the closure of the Shari's Franchise Corporation restaurant in Palm Springs, California and the B.B. O'Briens restaurant in Palm Desert, California, as well as decreases due to lower overall sales in the existing restaurants. The percentage of cost of goods sold has increased during the nine months ended December 31, 1995 to 66.5 percent from 63.4 percent during the same period in 1994 due to the non-variable labor costs included in cost of goods sold which do not decrease in the same ratio as decreases in sales. Occupancy costs decreased $90,000 as a result the restaurants which were closed, offset by an increase in occupancy costs of $30,000 in the existing restaurants caused by scheduled rent increases. Restaurant operating costs decreased $397,000 during the nine months ended December 31, 1995 when compared to the same period in 1994 due to the closure of the two restaurants and $84,000 due to a workers compensation premium refund received during 1995.
Additionally, there was a loss on restaurant closure of $641,000 during the nine months ended December 31, 1994 and no similar loss during the nine months ended December 31, 1995.

    FISCAL 1995. Total revenue decreased $1,478,00 when comparing fiscal year 1995 to fiscal year 1994. This overall decrease consists of a decrease in restaurant revenue of $547,000, representing a decrease in the restaurant sales of the Registrant's wholly-owned subsidiary B.B.'s of $235,000 and a decrease in restaurant sales of the Registrant's wholly-owned subsidiary SFC of $312,000. The decrease in SFC revenues is due to a closed restaurant totalling $389,000, significant sales decreases at three other restaurants totalling $618,000, offset by an increase in revenues of $630,000 from a restaurant opened during fiscal 1994. The remaining net increase in sales is due to net increases at the remaining restaurants. Retail sales decreased $666,000 when comparing fiscal year 1995 to fiscal year 1994, due primarily to the fact that during fiscal year 1994 the Registrant's wholly-owned subsidiary, Sports Spectacular, Inc. held one baseball card/celebrity show which generated retail revenues of $385,000 while operations of Sports Spectacular, Inc. were discontinued during fiscal year 1995 generating no retail revenues. Additionally, the Registrant had product sales of $252,000 to a related party during fiscal year 1994 and had no product sales during fiscal year 1995 to a related party. Total Franchise fees and royalties remained relatively constant from fiscal year 1994 to fiscal year 1995, reflecting an increase in royalties due to more franchises in operation during fiscal year 1995 compared to fiscal year 1994, offset by a decrease in franchise fees due to the opening of three fewer new franchise stores in fiscal year 1995 compared to fiscal year 1994. Interest revenue decreased $143,000, when comparing fiscal 1995 to fiscal 1994, due to a reduction in related party receivables, which were offset against certain related party obligations during fiscal year 1995.

    Total expenses decreased $2,779,000, when comparing fiscal year 1995 to fiscal year 1994. This overall decrease is comprised of the following decreases and increases. Restaurant cost of sales decreased $377,000 due to lower sales at B.B's during fiscal year 1995 and the closure of one SFC restaurant location during fiscal year 1995. Rent expense remained relatively constant and represents rent for the complete fiscal year 1995 for a new SFC restaurant location opened during fiscal year 1994, offset by a decrease in rent expense due to the closure of one SFC restaurant location during fiscal year 1995.
Other restaurant occupancy and operating expenses decreased $195,000 due to a decrease in these costs at B.B.'s of approximately $63,000 due to cost cutting measures during fiscal year 1995 as a result of poor sales performance during fiscal year 1995. The remainder of the decrease results from lower operating costs in connection with the closure of SFC restaurant locations in both fiscal year 1995 and 1994. Retail cost of sales decreased $624,000 when comparing fiscal year 1995 to fiscal year 1994 due primarily to the fact that there were no baseball card/celebrity card shows during fiscal year 1995 and cost of sales of $252,000 during fiscal year 1994 resulting from the Registrant's product sales to a related party. The decrease in retail occupancy and operating expenses of $143,000 is due to fewer baseball card shows in fiscal year 1995. General and administrative expenses decreased $1,089,000 when comparing fiscal year 1995 to fiscal year 1994. This decrease results almost entirely from decreasing costs at DFC. This is due to management's continuing efforts to cut costs at this subsidiary and the resolution of the majority of the defaulted retail store leases which have resulted in significant expense in the prior years. Interest expense decreased $157,000 when comparing fiscal year 1995 to fiscal year 1994 due primarily to a decrease in related party debt which was offset during fiscal 1995 against certain related party receivables. Restaurant closure costs increased $295,000 when comparing fiscal year 1995 to fiscal year 1994, due to the closure of an SFC restaurant location with significant remaining lease costs associated with this store location.

    FISCAL 1994. Total revenue remained relatively constant when comparing fiscal year 1994 to fiscal year 1993, with total revenue decreasing $563,000. This overall decrease of $563,000 consists of a decrease in restaurant revenue of $309,000. This decrease in restaurant revenue is due to the closure of one SFC restaurant resulting in decreased sales of $389,000, significant decreases in sales at four other SFC restaurants totalling $592,000, offset by an increase in revenues of a new restaurant totalling $469,000 and a significant increase in sales at an existing restaurant totalling $150,000. The remaining net increase in restaurant sales is due to a net increase in sales at the remaining restaurants. Retail sales decreased $540,000 when comparing fiscal year 1994 to fiscal year 1993, primarily due to the fact that the Company's wholly-owned subsidiary, Sports Spectacular, Inc. held only one baseball card/celebrity show during fiscal year 1994, while there were two baseball card/celebrity shows during fiscal year 1993. This resulted in a decrease in retail revenues of $526,000. Additionally, the Company's subsidiary Dion Ross, had sales of $166,000 during the 1993 fiscal year but was closed during fiscal year 1994. There was also a decline in Dreams Franchise Corporation product sales to franchisees. These decreases were offset by a $252,000 increase in product sales by the Company to a related party. Franchise fees and royalties increased $241,000 due to an increase in royalties from a larger number of franchisees doing more sales volume in fiscal year 1994 as compared to fiscal year 1993. Other revenues and interest revenue were comparable when comparing fiscal year 1994 to fiscal year 1993.

    Total expenses decreased $23,000 when comparing fiscal year 1994 to fiscal year 1993. This overall decrease is comprised of the following increases and decreases. Restaurant cost of sales increased $70,000, or approximately 1.5% of sales, due primarily to the inability to pass cost increases on to customers due primarily to the poor economic climate in southern California. Rent expense remained relatively constant with the change being due to the timing of store closures and new store openings. Other restaurant occupancy and operating expense increased $375,000, due primarily to the SFC's payment of royalties during the complete fiscal year 1994, while royalties were only required to be paid for three months during the fiscal year 1993. Additionally, other operating costs consisting primarily of repairs and maintenance, utilities, taxes and other costs also increased during fiscal year 1994 when compared to fiscal year 1993. Retail cost of sales decreased $150,000, due primarily to the decrease in the number of baseball card shows and the closure of Dion Ross, as described above. These decreases were offset by an increase in cost of sales of $252,000, representing product sales to a related party. The decrease in retail occupancy and operating expenses of $342,000 is due to fewer baseball cards shows in fiscal 1994 and the closure of Dion Ross. General and administrative costs and interest expense remained essentially constant when comparing fiscal year 1994 to fiscal year 1993, with an increase of $60,000 and a decrease of $39,000, respectively. The increase in the restaurant closure is due primarily to the closure of one additional restaurant location in California. The increase in the equity in losses of subsidiary is due to the losses of a new fifty percent owned subsidiary, which sells Marilyn Monroe collector cards.

    FISCAL 1993. Total revenues remained relatively constant when comparing fiscal year 1993 to fiscal year 1992 with total revenues decreasing $366,000. This overall decrease of $366,000 consists of an increase in restaurant revenues of $379,000 due to a restaurant which opened during late fiscal year 1992 being open for the entire 1993 fiscal year, offset in part by the closure of a poor performing store during fiscal year 1993. The increase in restaurant revenues was offset by a decrease in retail sales of $1,115,000. This decrease was due primarily to a decrease in retail sales from the Company's wholly-owned subsidiary, Dreams Franchise Corporation, which during the majority of the 1992 fiscal year was operating eight Field of Dreams retail stores and which during the 1993 fiscal year was not operating any Field of Dreams retail stores, as those stores were sold to former employees and others during late fiscal year 1992. Additionally, the Company's eighty percent owned subsidiary, Dion Ross accounted for sales of $269,000 during fiscal year 1992 and sales of only $171,000 during fiscal year 1993 as this retail store was closed during September 1992. Also included in retail sales are the results of the Company's sports memorabilia shows which accounted for sales of $833,000 during fiscal year 1992 and $927,000 during fiscal year 1993. Franchise fees and royalties increased $317,000 from fiscal year 1992 to fiscal year 1993 due to the opening of nine new franchise operations during the 1993 fiscal year.

    Restaurant costs during fiscal year 1993 remained relatively constant with the total for cost of sales, rent, and other restaurant occupancy and operating expenses declining $199,000 or just one percent over the same costs in fiscal year 1992. Retail cost of sales and retail occupancy and operating costs declined $1,284,000 due to the sale of the eight company owned Field of Dreams stores to former employees and others during late fiscal year 1992. General and administrative expenses also were reduced by $566,000 when comparing fiscal year 1993 to fiscal year 1992, primarily as a result of the sale of the company owned Field of Dreams stores, which allowed the Company to reduce certain corporate overhead costs. Interest costs decreased by $836,000 due primarily to the reduction of debt during fiscal year 1992 and including the reduction of a $2,000,000 related party debt on March 31, 1992, and the retirement of certain notes payable of $819,000 on April 1, 1992. Additionally, a related party debt of approximately $1,000,000 was renegotiated during fiscal year 1993 with an adjusted interest rate representing a decrease in the interest rate of 12 percent.

CONTINUING RESTAURANT OPERATIONS

    Because the pro forma financial statements include historical operations of other restaurants which have been closed, Management provides the following discussion of SFC's three continuing restaurants, which represents all continuing restaurant operations of the Company.

    Revenues of the three continuing Heidi's restaurants owned by SFC decreased in 1994 when compared to 1993 by approximately $190,000, and decreased in 1995 when compared to 1994 by approximately $144,000. The marginal contribution of these restaurants (before overhead and other general operating costs) decreased from approximately $123,000 in 1993 to approximately $27,000 in 1994, to a loss of approximately $50,000 in 1995. As a percentage of revenue, cost of sales increased from 65.37 percent in 1993 to 68.29 percent in 1995, occupancy increased from 11.8 percent in 1993 to
14.14 percent in 1995, and other operating expenses increased from 17.63 percent in 1993 to 19.08 percent in 1995.

    Revenues increased approximately $32,000 for the nine months ended December 31, 1995 when compared to the nine months ended December 31, 1994. As a percentage of revenue, cost of sales was 68.57 percent, occupancy was
14.14 percent and other operating expenses were 18.52 percent during the nine months ended December 31, 1995. The overall contribution of these three restaurants continues to be negative (before overhead costs and other general operating costs).

    These trends indicate the decline in the profitability of these three restaurants. Of the three restaurants, only one restaurant continues to provide a positive contribution to the profitability of the restaurants. Management does not believe the trends will improve.

    Management intends to sell or sublease the two unprofitable restaurants to third parties. Management believes this can be done by offering rent subsidies to the potential buyers/subleasees. Management believes that the continuing restaurant's operations will be sufficient to pay some, if not all, of the rent subsidy amounts. If management is unable to find buyers for the two unprofitable restaurants, the Company will continue to operate the restaurants, unless the losses exceed the monthly lease payments, at which time the restaurant location would be closed. Revenues of the one probitable restaurant totalled approximately $906,000 during the nine months ended December 3, 1995, $1,075,000 in 1995, $1,052,000 in 1994 and $1,049,000 in
1993.

    Management believes that a substantial portion of the historical general and overhead expense of SFC will be eliminated as a result of the sale of other SFC assets to SMC and the management agreement which will exist between SFC and SMC. Management believes these reduced costs will result in a reduction in the operating losses of SFC when compared to previous years. Any cash needed by the continuing restaurant operations should be available through operating advances from SMC, which are a direct reduction of the notes receivable from SMC. Management does not believe that the continuing restaurants will be a significant source of liquidity or capital resources. The continuing restaurants may result in a use of liquidity and capital resources to the extent notes receivable from SMC are reduced by operating advances made by SMC.

LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 1995, the Registrant has a working capital deficit of $7,988,000 compared to a working capital deficit of $7,647,000 at March 31, 1994. The Registrant has made operating improvement during fiscal year 1995 by reducing the loss for fiscal year 1995 by $1,301,000, when compared to the loss for fiscal year 1994. However, the working capital deficit is significant and because of this deficit, required capital resources have been provided primarily by related parties and at times at interest rates which exceed current market rates. These costs of financing and the continued losses have created this significant working capital deficit and makes finding sources of financing (other than through related parties) extremely difficult and extremely costly. The failure of the Company to obtain additional sources of working capital and/or substantially improve its results of operations will have a significant negative impact on the liquidity and capital resources of the Company and be detrimental to the Company's ongoing future operations.

    In an attempt to improve its operating position, the Registrant has extinguished certain debt, has reduced its overhead structure, has reduced some onerous interest rates on its borrowings and has improved the franchising efforts and cut general and administrative expenses at its subsidiary DFC. While these efforts have contributed to the reduction of the net loss in fiscal year 1995 compared to fiscal year 1994, as discussed above, losses are still significant and put continued strain on working capital requirements. The Registrant intends to focus its efforts on DFC, and will continue to expand and develop the franchising of its Field of Dreams retail stores. Through December 31, 1995, DFC has not significantly increased the number of Field of Dreams franchisees. However, DFC has retained a franchise sales consultant to assist in the addition of franchisees. To finance these efforts, the Registrant's subsidiary DFC is considering a Private Placement for the raising of investor funds. DFC has not yet determined what amount of capital would be raised through a Private Placement or how much of DFC would be owned by these investors, or how much of the private placement proceeds would be available to StratAmerica for its purposes. There can be no assurance that the Private Placement will be commenced or completed.

    The Company has entered into a Letter of Agreement to sell the majority of the assets and liabilities of its wholly-owned subsidiary, Shari's Franchise Corporation, to a third party as more fully described in Note 21 to the
financial statements.    This transaction will occur upon obtaining shareholder
approval from the Registrant's shareholders and the completion of a definitive purchase agreement. Based on the December 31, 1995 pro forma financial statements, this transaction is expected to reduce the working capital deficit to approximately $4,400,000, and significantly reduce the Company's operating losses. However, it should be noted that while the Registrant believes this transaction will occur, it cannot presently determine the likelihood of this transaction being completed, for the reasons mentioned above.

    The proposed sale of SFC assets will provide $300,000 in cash to the Company upon closing. In the event that the Company is unable to sell SFC, SFC may file bankruptcy in an attempt to discharge its obligations under leases of poorly performing and closed restaurant locations and eliminate royalties payable to SMC on Shari's restaurants. This process could result in significant cash requirements to settle damage claims and pay other bankruptcy costs, which would cause further deterioration in the Company's liquidity and capital resources.

    All damage settlements and other bankruptcy costs would have to be paid from SFC cash flow. The additional cash would be obtained by discontinuing royalty and certain lease payments. Management is uncertain whether there would be sufficient liquidity and capital resources to successfully reorganize under bankruptcy and is uncertain how much ownership the Company would retain after a bankruptcy proceeding. However, in the event that the sale of SFC is rejected, management does not see any other viable alternative regarding SFC.

    As shown in the pro forma income statement on page F-37 which reflects the effect of the proposed sale of SFC assets, the Company's loss from operations will be reduced by approximately $1,000,000 annually as a result of the sale. See pro forma financial statements on pages F-34 to F-38. However, management believes the Company will continue to incur losses. As discussed above, management believes SFC should be able to obtain necessary resources from SMC through operating advances. Additionally, management believes it is necessary to raise additional capital for DFC in order to expand DFC's operations sufficiently to continue to sustain its operations. StratAmerica's overhead continues to be funded by related party financing. Management is unable to determine whether it will be able to continue to obtain related party financing in the future.

    Based on the pro forma financial balance sheet, after the sale of SFC, the Company still has a shareholder's deficit of approximately $4,500,000. As noted above, each of the Company's operating entities has significantly limited capital resources. Management is unable to identify any factors which would alleviate this limitation on the Company's liquidity and capital resources in the short term, except for the $300,000 in cash to be received when SFC assets are sold. Management's long term objective is to maximize the value of DFC. As discussed above, this requires additional growth by DFC, which will require additional outside capital. Management is unable to determine how successful these plans will be and what ultimate impact these plans will have on the Company's financial condition.

    Management is hopeful that the Registrant can continue to reduce its operating overhead costs and that the Registrant will be successful in selling SFC and in furthering the business growth of DFC. However the Company anticipates that even with these improvements, the Company will still require significant capital resources during fiscal year 1996 and 1997, and the Company is unable to predict what additional financing will be available in the future and whether the contemplated Private Placement for DFC will be successful and the failure of the Company to meet any of these objectives could have a significant negative impact on the liquidity and capital resources of the Company and be detrimental to the Company's future operations.

    Management does not believe that the effects of inflation and changing prices will have a significant effect upon the company.

                              FINANCIAL STATEMENTS

    The financial statements and information included in this Proxy Statement are on pages F-1 through F-38. The following is a table of contents to the financial statements and information.


                            STRATAMERICA CORPORATION


                              FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----

CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 1995 AND THE
YEAR THEN ENDED:
       Report of Independent Accountants . . . . . . . . . . . . . . . F-1
       Consolidated Balance Sheet. . . . . . . . . . . . . . . . . . . F-2
       Consolidated Statement of Operations. . . . . . . . . . . . . . F-3
       Consolidated Statement of Shareholders' Deficit . . . . . . . . F-4
       Consolidated Statement of Cash Flows. . . . . . . . . . . . . . F-5
       Notes to Consolidated Financial Statements. . . . . . . . . . . F-8
       Consolidated Financial Statement Schedule:
          VIII.  Valuation and Qualifying Accounts and Reserves. . . . F-27

       Schedules other than those listed above have been omitted because they are not required, the information is not material or the required information is included in the financial statements.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995
AND THE NINE MONTHS THEN ENDED:
       Consolidated Balance Sheet. . . . . . . . . . . . . . . . . . . F-28
       Consolidated Statement of Operations. . . . . . . . . . . . . . F-29
       Consolidated Statement of Cash Flows. . . . . . . . . . . . . . F-30
       Notes to Consolidated Financial Statements. . . . . . . . . . . F-32

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . F-33

UNAUDITED PRO FORMA FINANCIAL STATEMENTS:
       Pro Forma Balance Sheet as of December 31, 1995 . . . . . . . ..F-35
       Pro Forma Statement of Operations for the
         Nine Months Ended December 31, 1995 . . . . . . . . . . . . . F-36
       Pro Forma Statement of Operations for the
         Year Ended March 31, 1995 . . . . . . . . . . . . . . . . . . F-37
       Notes to Pro Forma Financial Statement. . . . . . . . . . . . . F-38


                                  OTHER MATTERS

       The Board of Directors knows of no other matters to be presented at the Annual Meeting.

                        RECOMMENDATIONS AND VOTE REQUIRED

       Affirmative vote of a majority of the Company's shares entitled to vote thereon is required to adopt each of the proposals. The shares represented by each proxy will be voted in accordance with the instructions specified in the proxy, if given. If a signed proxy statement is returned without instructions, it will be voted FOR the directors and for all other proposals.

       The Board of Directors of the Company unanimously recommends that stockholders vote for the election of the three nominees for directors named in this Proxy Statement, for approval of the resolution regarding the sale of the SFC Assets, and for approval of the resolutions providing for an amendment to the Company's Articles of Incorporation.

       When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.


                              STOCKHOLDER PROPOSALS

       All proposals of stockholders to the Company intended to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company no later than January 1, 1997 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.


                                  ANNUAL REPORT

       The Company's Annual Report to Stockholders which contains Form 10-K for the fiscal year ended March 31, 1995 is enclosed herewith. The Annual Report is incorporated by reference in this Proxy Statement.


                      {THIS SPACE INTENTIONALLY LEFT BLANK}

               REPORT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------


To the Board of Directors and Shareholders of StratAmerica Corporation

In our opinion, the consolidated financial statements included on pages F-2 to F-27 present fairly, in all material respects, the financial position of StratAmerica Corporation and its subsidiaries at March 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in the notes to the consolidated financial statements, the Company has extensive transactions and relationships with its major shareholders and other related entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.


/s/ Price Waterhouse, LLP

Price Waterhouse, LLP
Salt Lake City, Utah
June 22, 1995, except as to Note 22, which is as of February 20, 1996

                            STRATAMERICA CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)

                                                                                     MARCH 31,
                                                                                1995           1994
   ASSETS
   ------
Current assets:
   Cash                                                                      $    237       $    117
   Restricted cash                                                                 35              -
   Trade accounts receivable, less allowance of $60 and $75                        23             13
   Interest receivable - related party                                             15            443
   Current portion of notes receivable - related party                              -            915
   Inventories                                                                    161            152
   Prepaid expenses                                                                75             76
                                                                             --------       --------

      Total current assets                                                        546          1,716

Notes receivable -related party, less current portion                             611          1,425
Note receivable - other                                                             -             53
Property and equipment, net                                                     1,204          1,695
Goodwill, less accumulated amortization of $1,695 and $1,579                      550            977
Other assets                                                                       80            129
                                                                             --------       --------

                                                                             $  2,991       $  5,995
                                                                             --------       --------
                                                                             --------       --------

   LIABILITIES AND SHAREHOLDERS' DEFICIT
   -------------------------------------

Current liabilities:
   Accounts payable                                                          $    765       $    606
   Accrued liabilities, including $1,168 and $1,088 to related parties          3,338          3,153
   Current portion of long-term debt and capital lease obligations, including
   $731 and $725 to related parties                                             1,872          1,914
   Notes payable, including $2,032 and $3,218 to related parties                2,193          3,316
   Deferred franchise fees                                                        120            128
   Deposit                                                                        246            246
                                                                             --------       --------

     Total current liabilities                                                  8,534          9,363

Long-term debt and capital lease obligations, less current
 portion, including $203 and $265 to related parties                              417            871
Accumulated losses in excess of investment
 in unconsolidated affiliate                                                      121             95
Deferred revenue                                                                  378            378
Minority interest in consolidated subsidiary                                      350              -
                                                                             --------       --------

                                                                                9,800         10,707
                                                                             --------       --------
Contingencies and commitments (Note 19)

Shareholders' deficit:
   Common stock, $.05 par value - authorized 10,000,000 shares;
    10,000,000 shares issued and outstanding                                      500            500
   Capital in excess of par value                                               7,936          7,936
   Accumulated deficit                                                        (15,245)       (13,148)
                                                                             --------       --------

                                                                               (6,809)        (4,712)
                                                                             --------       --------


                                                                             $  2,991         $5,995
                                                                             --------       --------
                                                                             --------       --------

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Dollars in Thousands, except per share amounts)

                                                    YEAR ENDED MARCH 31,
                                                 1995      1994       1993
Revenues:
  Restaurant                                    $13,238   $13,785   $14,094
  Retail, including $252 from
   related parties in 1994                          470     1,136     1,676
  Franchise fees and royalties                      597       585       344
  Interest, including $147, $288
   and $281 from related parties
   in 1995, 1994 and 1993.                          151       294       303
  Other                                              29       163       109
                                                -------   -------   -------

                                                 14,485    15,963    16,526
                                                -------   -------   -------

Expenses:
  Restaurant cost of sales,
   excluding depreciation
   of $562, $596 and $609                         8,484     8,861     8,791
  Restaurant rent cost of sales                   1,408     1,426     1,498
  Other restaurant occupancy and
   operating expense                              2,749     2,944     2,569
  Retail cost of sales, including
   $252 from related parties in 1994,
   excluding depreciation                           235       859     1,009
  Retail occupancy and
   operating expense                                166       309       651
  General and administrative expense              1,404     2,493     2,433
  Depreciation and amortization                     950     1,352     1,508
  Interest, including $432, $514,
   and $543 to related parties in
   1995, 1994 and 1993                              620       777       816
  Restaurant closure                                540       245       109
  Equity in losses of subsidiary                     26        95         -
                                                -------   -------   -------

                                                 16,582    19,361    19,384
                                                -------   -------   -------

Net loss                                       $ (2,097)  $(3,398)  $(2,858)
                                                -------   -------   -------
                                                -------   -------   -------

Net loss per share                                $(.21)    $(.34)  $  (.29)
                                                -------   -------   -------
                                                -------   -------   -------

                            STRATAMERICA CORPORATION

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                             (Dollars in Thousands)

                                                                              CAPITAL
                                                                                IN
                                                                              EXCESS         ACCUMU-
                                              SHARES         COMMON           OF PAR          LATED
                                            OUTSTANDING       STOCK            VALUE         DEFICIT
Balance at March 31, 1992                    10,000,000     $      500     $    7,812    $    (6,892)

Net loss for year ended
 March 31, 1993                                       -              -              -         (2,858)
                                             ----------     ----------     ----------    -----------

Balance at March 31, 1993                    10,000,000            500          7,812         (9,750)

Contribution of capital (Note 10)                                                 124

Net loss for the year ended
 March 31, 1994                                                                               (3,398)
                                             ----------     ----------     ----------    -----------


Balance at March 31, 1994                    10,000,000            500          7,936        (13,148)

Net loss for the year ended
 March 31, 1995                                                                               (2,097)
                                             ----------     ----------     ----------    -----------

Balance at March 31, 1995                    10,000,000     $      500     $    7,936    $   (15,245)
                                             ----------     ----------     ----------    -----------
                                             ----------     ----------     ----------    -----------

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)


                                                                       YEAR ENDED MARCH 31,
                                                                1995           1994           1993
Cash flows from operating activities:
  Cash received from customers                               $  14,316      $  16,035      $  16,385
  Cash paid to suppliers and employees                         (14,345)       (16,387)       (16,981)
  Interest received                                                 40            133            168
  Interest paid                                                   (553)          (865)          (596)
  Income tax refund received                                         -              -            420
  Income taxes paid                                                  -              -            (82)
                                                             ---------      ---------      ---------

    Net cash used in operating activities                         (542)        (1,084)          (686)
                                                             ---------      ---------      ---------

Cash flows from investing activities:
  Purchase of property and equipment                               (51)          (212)          (162)
  Loans made to franchisees and other                                -           (139)             -
  Collection on notes receivable                                   383             66              -
  Change in other assets                                             -              -             60
  Proceeds from sale of real estate
   properties held for investment                                    -            195          1,066
                                                             ---------      ---------      ---------

    Net cash (used) provided by investing activities               332            (90)           964
                                                             ---------      ---------      ---------

Cash flows from financing activities:
  Proceeds from notes payable                                      697          1,212            745
  Payments on notes payable                                       (160)           (37)          (829)
  Principal payments on long-term
   debt and capital lease obligations                             (522)          (226)          (141)
  Issuance of stock in consolidated subsidiary                     350              -              -
                                                             ---------      ---------      ---------

    Net cash (used) provided by financing activities               365            949           (225)
                                                             ---------      ---------      ---------

Net increase (decrease) in cash                                    155           (225)            53

Cash at beginning of year                                          117            342            289
                                                             ---------      ---------      ---------

Cash at end of year                                             $  272         $  117         $  342
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------



                                   (Continued)

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Continued)

                                                                        YEAR ENDED MARCH 31,
                                                                 1995           1994          1993
Reconciliation of net loss to net cash
 used in operating activities:

Net loss                                                     $  (2,097)     $  (3,398)     $  (2,858)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization                                  950          1,352          1,508
    Restaurant closure                                             540            245            163
    Change in assets and liabilities:
      Decrease (increase) in accounts receivable                   (10)            83            (31)
      Increase (decrease) in other receivables                       -            141           (141)
      Decrease in income tax refund                                  -              -            420
      Increase in interest receivable                             (111)          (161)          (135)
      Decrease (increase) in inventories                            (9)          (276)           230
      Decrease in prepaid expenses                                   1             44             16
      Increase (decrease) in accounts payable                      159             21           (264)
      Increase (decrease) in accrued liabilities                   (37)           489            343
      Decrease in income taxes payable                               -              -            (82)
      Increase (decrease) in deferred franchise fees                (8)           (17)           145
      Increase in accumulated losses in excess of
       investment in unconsolidated subsidiary                      26             95              -
      Increase in deferred revenue                                   -            378              -
      Other                                                         54            (80)             -
                                                             ---------      ---------      ---------

Net cash used in operating activities                        $    (542)     $  (1,084)     $    (686)
                                                             ---------      ---------      ---------
                                                             ---------      ---------      ---------



                                   (Continued)

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)
                                   (Continued)



Supplemental schedule of non-cash investing and financing activities:

YEAR ENDED MARCH 31, 1995:

The Company offset notes payable and accrued interest payable with notes receivable and accrued interest receivable from a related party (Note 16).

The Company acquired an automobile by issuing long-term debt totalling $26.


YEAR ENDED MARCH 31, 1994:

The Company acquired equipment by issuing long-term debt and capital lease obligations totalling $333.

The Company settled notes payable and accrued interest by transferring inventory totalling $848 to a related party as described in Note 10 and Note 16.

The Company transferred notes receivable with a book value of $178 to a related party to settle related party obligations as more fully described in Note 4.


YEAR ENDED MARCH 31, 1993:

None.

                            STRATAMERICA CORPORATION
                            ------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                (Dollars in Thousands, except per share amounts)


NOTE 1 - SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

StratAmerica Corporation (the Company) is engaged in the ownership and operation of family style restaurants and a sports cafe through its wholly-owned subsidiaries Shari's Franchise Corporation (SFC), and B.B. O'Brien's, Inc. (BB's). The Company also franchises Field of Dreams-Registered Trademark-retail stores which sell celebrity and sports oriented memorabilia merchandise through the Company's 95 percent-owned subsidiary Dreams Franchise Corporation
(DFC). The Company also owns a 50 percent interest in Sports Time Card Company (Sports Time) which markets Marilyn Monroe collector cards. The other 50 percent of Sports Time is owned by unrelated third parties. Additionally, the Company sponsored sports memorabilia trade shows through its wholly-owned subsidiary Sports Spectacular, Inc. (Sport) during the years ended March 31, 1994 and 1993. The Company also sold furniture and accessories through its 80 percent-owned subsidiary, Dion Ross, which ceased operations during the year ended March 31, 1993.

The Company has entered into a letter of intent to sell the "Shari's" restaurants of SFC to Shari's Management Corporation (SMC) (Note 21).

Additionally, the Company will sell or close BB's during the year ending March 31, 1996. Accordingly, all fixed assets and goodwill related to BB's were fully depreciated and amortized during the year ended March 31, 1995. At March 31, 1995, BB's has net liabilities due to unrelated third parties and former shareholders of approximately $400. Under the currently proposed sale agreement, the buyer may assume a small portion of these liabilities.

The President of the Company is referred to as the majority shareholder in the accompanying notes to the consolidated financial statements. He was the majority shareholder of the Company through fiscal 1992, but during fiscal years 1993 through 1995 he was not the majority shareholder of the Company due to shares issued in 1992 to a company owned by his brother to settle certain obligations. Currently, the company owned by his brother is the major shareholder. Once the president is issued the shares described in Note 13, he will again be the majority shareholder. A summary of significant accounting policies follows:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, SFC, its wholly-owned subsidiary, BB's, its 95 percent-owned subsidiary, DFC, its wholly-owned subsidiary Sport, and its 80 percent owned subsidiary, Dion Ross. All significant intercompany transactions have been eliminated. The Company accounts for its 50 percent interest in Sports Time using the equity method of accounting. Summarized financial information related to Sports Time is not material to the Company's financial condition and results of operations.

INVENTORIES

Inventories, consisting of restaurant supplies and sports memorabilia, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from five to ten years.

Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

PREOPENING COSTS AND SMALLWARES

The Company expenses costs incurred in preparation for opening new restaurants. Costs to establish new restaurants with smallwares (dishes and utensils) are capitalized as restaurant equipment and amortized over a five year period. Smallware replacements are expensed.

GOODWILL

Goodwill represents the purchase price in excess of the value of net assets acquired. Goodwill is being amortized using the straight-line method over seven years.

The Company has adopted Statement of Financial Accounts Standards No. 121, which requires that goodwill be evaluated based on the expected undiscounted future cash flows of the Company. Due to the proposed sale of certain SFC assets and liabilities (Note 21), goodwill has not been adjusted because it would result in an increased gain on the sale.

OTHER ASSETS

Included in other assets are lease, workers compensation and utility deposits, SFC deferred franchise fees, and other. Franchise fees are amortized over five years.

FRANCHISE FEE REVENUE AND COMMISSION EXPENSE

Franchise fees received and commissions paid are initially deferred, and are recognized in the statement of operations when all material services or conditions related to the sale of a franchise have been performed by the Company.

LOSS PER SHARE

Loss per share is based on the weighted average number of common and common equivalent shares (see Note 13 and Note 14) outstanding, if dilutive. Common equivalent shares for all years were anti-dilutive and accordingly the weighted average shares outstanding for all years presented was 10,000,000 shares.

INCOME TAXES

The Company adopted Statement of Financial Accounting Standards No. 109 "Accounting For Income Taxes" effective April 1, 1993. This statement requires an asset and liability approach for accounting for income taxes. The effect of adoption of this statement on the consolidated financial statements was not material.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of cash, notes receivable and accrued liabilities approximate their respective book values at March 31, 1995.

RECLASSIFICATION OF PRIOR YEAR AMOUNTS

Certain reclassifications of prior year amounts have been made in the March 31, 1994 and March 31, 1993 accounts to conform to the current year presentation. These reclassifications are not material.


NOTE 2 - FINANCIAL CONDITION:

The Company incurred a net loss of $2,097 for the year ended March 31, 1995 and has a working capital deficit of $7,988 and shareholders' deficit of $6,809 at March 31, 1995. These factors indicate that the Company may be unable to continue in its present form unless it is able to liquidate certain subsidiaries, substantially improve its operations, obtain new sources of capital and/or financing, refinance short-term and long-term obligations under which it is in default, and to settle lawsuits against the Company for failure to make lease payments to landlords, as further described in Note 19.

Management is hopeful that it can reduce its operating overhead costs and that the Company will be successful in selling additional Field of Dreams franchises. However, management is still dependent upon related parties to provide financing and is hopeful that it can obtain additional required related party financing throughout the next fiscal year. Failure to obtain adequate financing would have a significant adverse effect upon the Company and its ability to continue in its present form.

The Company has entered into a letter of intent (Note 21) to sell all Shari's restaurants and is considering a private placement to raise investor funds for DFC.

NOTE 3 - NOTES RECEIVABLE - RELATED PARTY:

Notes receivable - related party consists of amounts due from a company owned by the brother of the majority shareholder of the Company. The notes were consideration received in connection with the sale of real estate on March 29, 1991 and consist of the following:

                                                                      MARCH 31,
                                                                 1995           1994
Note receivable, bearing interest
 at 12 percent, due March 2002,
 secured by real estate                                       $      -       $  1,425

Note receivable, monthly interest
 payments at 14 percent, due
 December 1993, secured by real estate                               -            317

Note receivable, monthly interest
 payments at 14.5 percent, due
 December 1993, secured by real estate                               -            598

Note receivable, monthly interest
 payments at 16 percent, due December 1998,
 secured by real estate                                            611              -
                                                              --------       --------

                                                                   611          2,340

Less current portion                                                 -            915
                                                              --------       --------

                                                              $    611       $  1,425
                                                              --------       --------
                                                              --------       --------


The note receivable totalling $611 at March 31, 1995, and the notes receivable of $317 and $598, totalling $915, at March 31, 1994 reflect the identical terms of notes payable to financial institutions. These notes were assumed by the related party in connection with the real estate purchase (see Notes 9 and 16).



NOTE 4 - NET ASSETS SOLD TO FORMER EMPLOYEES AND
  UNRELATED PARTIES:

During 1992, DFC sold the net assets of seven retail stores to former employees and unrelated parties for notes receivable. At March 31, 1994, DFC transferred these notes receivable with a book value of $178 to the Company, which transferred these notes to a related party in exchange for extinguishment of related party debt of $178.

Of these seven retail stores sold, only two remain open at March 31, 1995. DFC subleases these two stores on a month-to-month basis and reduces rent expense as sublease payments are received from these franchises. DFC is in default on these two leases because DFC has not obtained landlord approval for these subleases.


NOTE 5 - PROPERTY AND EQUIPMENT:

Property and equipment is summarized as follows:

                                                       MARCH 31,
                                                  1995           1994
Leasehold improvements                         $  1,059       $  1,049
Restaurant equipment                              2,318          2,457
Office and other equipment                          260            269
                                               --------       --------

                                                  3,637          3,775
Less accumulated depreciation
 and amortization                                (2,433)        (2,080)
                                               --------       --------

                                               $  1,204       $  1,695
                                               --------       --------
                                               --------       --------



Substantially all property and equipment is pledged as collateral for long-term debt.

Restaurant equipment includes the cost of equipment held by the Company under capital lease agreements. Such costs and the related accumulated amortization aggregate $293 and $92 at March 31, 1995 and $293 and $63 at March 31, 1994.


NOTE 6 - OTHER ASSETS:

The components of other assets are as follows:

                                                        MARCH 31,
                                                   1995           1994
Deposits and cash restricted to secure
 equipment leases                                 $  68          $  47
Deferred franchise fees and other                    20             88
                                                  -----          -----

                                                     88            135
Less accumulated amortization                        (8)            (6)
                                                  -----          -----

                                                  $  80         $  129
                                                  -----          -----
                                                  -----          -----

NOTE 7 - ACCRUED LIABILITIES:

The components of accrued liabilities are as follows:

                                                            MARCH 31,
                                                        1995         1994
Payroll costs                                         $   861      $   715
Interest                                                  541          726
Rent                                                      186          375
Restaurant closure accrual                                670          378
Property taxes                                             80           68
Sales taxes                                               118          125
Deposits - stock options                                  412          187
Other                                                     470          579
                                                       ------       ------

                                                       $3,338       $3,153
                                                       ------       ------
                                                       ------       ------


NOTE 8 - NOTES PAYABLE:

The components of notes payable are as follows:

                                                                      MARCH 31,
                                                                 1995           1994
Note payable to related party (brother
 of majority shareholder), interest at
 12 percent, due on demand, unsecured.                        $    807       $    407

Note payable to related party (company
 owned by the brother of majority
 shareholder), interest at 12 percent,
 due on demand, unsecured.                                         353          1,818

Notes payable to vendors, interest ranging
 from 11 to 18 percent, monthly installments
 through September 1994, unsecured.                                  -             13

Notes payable to former landlords, interest ranging
 to 7.25 percent, monthly principal and interest
 payments of $5.                                                    77              -

Note payable to a related party (Sports Time), non-interest
 bearing, due on demand, unsecured.                                 36              -

Note payable to a related party (partnership owned by majority shareholder), interest at 12 percent, due on demand, secured by Company stock owned by the Company's
 majority shareholder.                                             631            631

Note payable to a related party (company owned
 by the Secretary of the Company), interest
 at 12 percent, unsecured.                                           -             88

Note payable to a related party (company owned
 by the majority shareholder's children),
 interest at 12 percent, unsecured.                                  -             10

Notes payable to a related party (company
 owned by majority shareholder), interest
 at 12 percent, due on demand, unsecured.                          204            264

Various notes payable to others, interest
 ranging to 24 percent, due on demand,
 unsecured.                                                         85             85
                                                              --------       --------
                                                              $  2,193       $  3,316
                                                              --------       --------
                                                              --------       --------


NOTE 9 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

The components of long-term debt are as follows:

                                                                     MARCH 31,
                                                                1995           1994
Capital lease obligations, net of imputed
 interest at 15.75 percent, payable in
 monthly installments through 1996,
 secured by equipment.                                        $     63       $    118

Note payable to related party (brother of
 majority shareholder), interest at 12
 percent, monthly interest only payments
 until February 1, 1995, when the balance
 is due, unsecured.  At March 31, 1995, the
 Company is in default on the note payable.                        670            670

Note payable to a bank, interest ranging to
 12 percent, monthly installment of $1 including
 interest, secured by equipment.                                    19              5

Note payable to related party (family trust of the
 majority shareholder and the brother of the
 majority shareholder), interest at 11.75 percent,
 monthly principal and interest payments of $7
through December 1999, unsecured.                                  264            320

Note payable to Shari's Management
 Corporation assumed in the acquisition of SFC,
 interest at 10 percent, monthly installments of $8
 through December 1996, secured by equipment
 and guarantee of the Company.                                     142            212

Note payable to former shareholder
 of BB's in connection with the
 acquisition of 50 percent of BB's,
 interest imputed at 10 percent, due
 in monthly installments of $3 through 2000,
 unsecured.  At March 31, 1995, the Company is
 in default of this note payable.                                  178            178

Note payable to a bank, monthly interest
 payments at 16 percent, secured by real estate
 sold to a related party.  At March 31, 1995, the
 Company is in default on this note payable.                       611              -

Note payable to a bank, monthly interest payments
 at 14 percent, balance due December 1993, secured
 by real estate sold to a related party.  Subsequent
 to March 31, 1994, the amount was repaid.                           -            317

Note payable to a bank, monthly interest payments at
 14.5 percent, balance due December 1993, secured
 by real estate sold to a related party.  Subsequent
 to March 31, 1994, the amount was repaid with the
 $611 note payable.                                                  -            598

Note payable to an individual, monthly
 interest payments at 12 percent (if in default,
 interest is at 24 percent) quarterly principal
 payments of $25 beginning April 1, 1993,
 secured by company stock owned by the majority
 shareholder and majority shareholder's personal guarantee.        342            367
                                                              --------       --------


                                                                 2,289          2,785

Less current portion                                            (1,872)        (1,914)
                                                              --------       --------

                                                              $    417       $    871
                                                              --------       --------
                                                              --------       --------


All long-term debt described above as being in default is classified as current, regardless of the repayment terms.

Future maturities of long-term debt and capital lease obligations are summarized as follows:

FISCAL YEAR
 1996                                                            $1,872
 1997                                                               240
 1998                                                               116
 1999                                                                61
                                                                 ------

                                                                 $2,289
                                                                 ------
                                                                 ------


NOTE 10 - RELATED PARTY OBLIGATIONS SATISFIED BY TRANSFER
 OF ASSETS:

On March 31, 1994, the Company transferred inventory with a historical cost basis of $248 to a related party (company owned by the majority shareholder) for release of indebtedness of $372, resulting in an excess of debt extinguished over the basis of the inventory of $124. Because of the related party nature of this transaction, the $124 has been recorded as capital in excess of par value.

The Company also transferred notes receivable from franchises and former employees to a related party (company owned by the majority shareholder) for a release of indebtedness totalling $178 as more fully described in Note 4.

During the year ended March 31, 1994, the Company transferred inventory to the president of DFC to settle notes payable and accrued interest totalling $600 as more fully described in Note 16.


NOTE 11 - INCOME TAXES:

The Company's deferred tax balances consist of the following:

                                                                      MARCH 31,
                                                                 1995           1994
  Deferred tax assets:
    Net operating loss carryforward                           $  3,926       $  3,387
    Accrued liabilities                                            531            439
    Deferred revenue                                               241            240
                                                              --------       --------

                                                                 4,698          4,066
  Deferred tax liability:
    Accelerated depreciation for tax purposes                     (236)          (266)
                                                              --------       --------

                                                                 4,462          3,800
  Valuation allowance                                           (4,462)        (3,800)
                                                              --------       --------

                                                              $      -       $      -
                                                              --------       --------
                                                              --------       --------

A reconciliation of the Company's effective tax rate compared to the statutory federal tax rate is as follows:

                                                         MARCH 31,
                                                    1995           1994
Federal income taxes at statutory rate              (34)%          (34)%
State taxes, net of federal benefit                  (5)            (5)
Goodwill amortization                                 8             16
Valuation allowance                                  31             23
                                                  -----          -----

                                                      -%             -%
                                                  -----          -----
                                                  -----          -----


As a result of the loss for all years, no provision (benefit) for income taxes is reflected in the accompanying financial statements.

At March 31, 1995, the Company's tax net operating loss carryforwards are as follows:

Expiration date:
----------------
 2007                                                                    $ 2,239
 2008                                                                        806
 2009                                                                      1,613
 2010                                                                      1,234
                                                                         -------

                                                                         $ 5,892
                                                              -------    -------
                                                              -------    -------

SFC has preacquisition tax net operating loss and investment tax credit carryforwards which arose prior to becoming a member of the consolidated group, which are available to offset future taxable income of SFC. The possible benefit to be recognized from realization of these amounts has not been recorded in connection with the acquisition of SFC because there is no assurance as to their ultimate realization. The tax benefits ultimately realized, which are limited to approximately $180 per year, will be recorded as reductions in SFC's acquisition price. SFC's preacquisition tax net operating loss carryforwards at March 31, 1995 are as follows:

Expiration date:
----------------
 2000                                                               $   19
 2001                                                                  398
 2002                                                                  642
 2003                                                                  249
 2004                                                                1,113
                                                                    ------

                                                                    $2,421
                                                                    ------
                                                                    ------

In addition to the net operating loss carryforwards, SFC has approximately $248 of investment tax credit carryforwards and $758 of state net operating loss carryforwards available to reduce taxes payable. Investment tax credits expire through the year 1998. The Company has entered into a letter of intent to sell a majority of the assets and liabilities of SFC as described in Note 21. As a result of this transaction, it is doubtful any of these tax benefits will be realized.

BB's has preacquisition tax net operating loss carryforwards which arose prior to becoming a member of the consolidated group on November 1, 1990, which are available to offset future taxable income of BB's. The possible benefit to be recognized from the realization of these amounts has not been recorded in connection with the acquisition of BB's because there is no assurance as to their ultimate realization. The tax benefits which may ultimately be realized are limited to approximately $100 per year. BB's preacquisition tax net operating loss carryforwards at March 31, 1994 are as follows:

Expiration date:
----------------
 2004                                                            $  1,052
 2005                                                                 495
                                                                 --------

                                                                 $  1,547
                                                                 --------
                                                                 --------

The Company is planning to sell or close BB's during the year ending December 31, 1996. Because of this plan, it is doubtful that these tax benefits will ever be realized.

If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of carryforwards which can be utilized.

The Internal Revenue Service (IRS) is currently examining the Company's federal income tax returns for the years ended March 31, 1991 and 1990. The resolution of this examination is not yet complete and management is unable to determine the ultimate outcome, but does not believe that the resolution of the examination will have a materially adverse effect on the financial position or results of operations of the Company.


NOTE 12 - OPERATING LEASE COMMITMENTS:


The Company leases restaurant buildings, office and retail space, and certain equipment under operating lease agreements with base terms expiring at various dates through 2017. The majority of the leases require the Company to pay the greater of an annual base rent or a percentage of gross sales, as defined. Future minimum rental commitments related to these non-cancelable leases are summarized as follows:

Year ended:
-----------
  1996                                                    $  1,684
  1997                                                       1,701
  1998                                                       1,606
  1999                                                       1,449
  2000                                                       1,118
  Thereafter                                                 6,795
                                                          --------

                                                          $ 14,353
                                                          --------
                                                          --------

Rent expense for the years ended March 31, 1995, 1994, and 1993 was $1,384, $1,535 and $1,590, including percentage rents of $24, $31 and $19 in 1995, 1994 and 1993.

The lease commitments summarized above include five retail store location leases for Field of Dreams-Registered Trademark-. Of those five leases, three are being sublet to other franchisees on a month-to-month basis. The Company is in default on these leases because the Company has not obtained written landlord approval for these subleases. Additionally, certain landlords have filed lawsuits against the Company for collection of rents under these leases as further described in Note 19.

Additionally, the Company is contingently liable as lessee or sub-lessee under certain building leases with restaurant operations sold by SFC, prior to the Company's acquisition. Although, these operating leases have been assigned to the new owners, the Company remains contingently liable. Future maturities of these contingent obligations are as follows:

Year ended:
-----------
  1996                                                     $   388
  1997                                                         401
  1998                                                         400
  1999                                                         400
  2000                                                         411
  Thereafter                                               $ 1,321
                                                           -------

                                                           $ 3,321
                                                           -------
                                                           -------


NOTE 13 - STOCK BONUS PLAN:

Effective March 31, 1992, the Company entered into a Stock Bonus Agreement with the President of the Company whereby 69,220 shares of the Company's common stock were issued to the President for $0.05 per share and 4,930,780 shares will be issued as soon as the Company's authorized shares are increased through an amendment to its Articles of Incorporation, also for $0.05 per share.

The terms and conditions of the Stock Bonus Agreement provide the Company the option to repurchase, at a decreasing percentage, these shares over a ten year period for $0.05 per share. The Company retained the option to repurchase 100% of these shares through March 31, 1994. At March 31, 1995, the Company retained the option to purchase at 90% or 4,500,000 shares. The repurchase option ends effective March 31, 2002.

The President has deposited $246 for the Stock Bonus Plan shares, which is reflected as a deposit in the accompanying balance sheet until such time as the 4,930,780 common shares are issued. Upon issuance of the shares, the Company will record the deposit of $246 as common stock and capital in excess of par value. Also upon issuance of the shares, the Company will record capital in excess of par value and unearned compensation for an amount equal to the difference between the purchase price of $0.05 and the estimated fair market value of the unvested shares at the date of issuance. This unearned compensation element will be adjusted quarterly based on future changes in the fair market value, determined by quoted market prices, of the Company's shares. Compensation expense will be recorded annually for the difference between the fair market value of the shares and the purchase price of the stock on the anniversary date of the agreement for the number of shares that vest. Vesting occurs as the

Company's repurchase option expires. At March 31, 1995, the President became vested in 500,000 shares. Compensation expense relating to these shares was not material.


NOTE 14 - STOCK OPTIONS:

During October 1992, the Company's board of directors adopted a stock option plan for certain employees and franchisees (Optionees) whereby Optionees are granted the right to purchase shares of the Company's common stock on the date of grant. During October 1992, the Company granted options to purchase 3,000,000 shares of common stock at a price of $.18 per share. The Optionees vest in the right to purchase the shares over a ten year period. At March 31, 1995, 3,000,000 options are outstanding.

At March 31, 1995, employees have made deposits on their options totalling $225, which are included in current liabilities. Upon authorization of additional shares, 1,250,000 shares of common stock will be issued under this plan.


NOTE 15 - RESTAURANTS AND RETAIL STORES CLOSED AND SOLD:

During the year ended March 31, 1995, SFC closed the "Shari's" restaurant located in Palm Springs, California, and recorded an obligation totalling $400 in the accompanying financial statements, which represents the estimated future lease and other payments which the Company will make related to this store. The amount recorded does not represent the total future lease and other payments required by the lease agreement, which total approximately $2,785. The Company believes it can sell this restaurant location or otherwise renegotiate this agreement.

During the year ended March 31, 1994, SFC closed the "Heidi's" restaurant located in La Mesa, California, and recorded an obligation totalling $126 in the accompanying financial statements, which represents the estimated future lease and other payments to be made related to this store. At March 31, 1995 and March 31, 1994, estimated accrued expenses related to this store closure totalled $92 and $126.

Prior to November 1990, SFC operated a restaurant located in Irving, Texas under an agreement with SMC whereby SMC agreed to share in 50 percent of the restaurant losses up to a maximum of $6 per month. During 1993 the Company sold the restaurant equipment, leasehold improvements and inventory to an unrelated third party. At March 31, 1995 and March 31, 1994, an obligation totaling $178 and $252 is recorded in the accompanying financial statements, which represents the estimated present value of future payments to be made in connection with this agreement.

DFC is contingently liable on five retail store leases, three of which are being sublet to former employees and other franchisees on a month-to-month basis. The Company is in default on these three leases because the Company has not obtained written landlord approval for these subleases. DFC has accrued $186, representing the estimated costs to settle these obligations. The Company's management estimates the likelihood of costs exceeding amounts accrued to be remote.

NOTE 16 - RELATED PARTY TRANSACTIONS (SEE NOTE 3):

Effective November 1993, the Company entered into an employment agreement with the majority shareholder of the Company through November 1998. The employment agreement provides that the majority shareholder will be paid a salary of $120 per year plus an annual bonus equal to ten percent of the Company's income before taxes.

Notes payable to the brother of the majority shareholder of the Company totalled $807 and $407 at March 31, 1995 and 1994. The Company also has long-term debt payable to the brother of the majority shareholder totalling $670 at March 31, 1995 and 1994. The Company also has notes payable to a company owned by the brother of the majority shareholder totalling $353 and $1,818 at March 31, 1995 and 1994. During the year ended March 31, 1995, the Company entered into a written agreement to offset notes payable and accrued interest payable totalling $1,399 and $539 with notes receivable and accrued interest receivable totalling $1,686 and $252 with this company.

On March 31, 1992, the Company extinguished certain debt with a related party, a company owned by the brother of the majority shareholder, totaling $2,000 by issuance of 5,000,000 shares of common stock with the shares valued at $.40 per share, representing their estimated fair market value at the time of issuance.

The Company entered into an agreement with the president of DFC, whereby the Company purchased sport memorabilia and trading card inventory from the president under a note agreement. The note bears interest at 9 percent and was due in quarterly installments over a twenty year period through December 14, 2010. Purchases under this agreement totalled $5 and $2 during the years ended March 31, 1994, and 1993. The Company also had a note payable to this officer of DFC totalling $96 at March 31, 1993. This note payable bears interest at 12 percent and was due on demand. The Company borrowed an additional $250 from the president of DFC during the year ended March 31, 1994. Effective February 1, 1994, the Company exchanged sport memorabilia and trading card inventory to the president in satisfaction of the notes payable and accrued interest payable to this officer totalling $569 and $31, respectively. This inventory was transferred at its book value, which approximates fair value, resulting in no gain or loss on the transaction.

On March 29, 1991, a company owned by the brother of the majority shareholder purchased real estate from the Company for a note receivable of $1,425 and the assumption of notes payable totalling $1,300. Because the Company is still the primary obligor on the notes payable, the notes payable are recorded in the financial statements at March 31, 1995 and 1994 (see Note 9). The notes receivable total $611 at March 31, 1995 and $2,340 at March 31, 1994. The transaction was at book value which approximated fair market value and therefore did not result in a gain or a loss to the Company.

The Company has a note payable to a partnership which is owned by the majority shareholder of the Company. The note payable totalled $631 at March 31, 1995 and 1994. The loan is secured by 1,000,000 shares of the Company's common stock which are owned personally by the majority shareholder of the Company.

The Company has a note payable of $204 and $264 at March 31, 1995 and 1994 to a related party (company owned by the majority shareholder). These amounts were used to fund operations. The Company has additional notes payable to related parties (company owned by the Secretary of the Company and a company owned by the majority shareholder's children) totalling $88 and $10 at March 31, 1994.

During the year ended March 31, 1995, DFC purchased inventory from a related party totalling $19.


NOTE 17 - FRANCHISE INFORMATION:

Franchise activity is summarized as follows:

                                                      YEAR ENDED MARCH 31,
                                                    1995      1994      1993
 Sold during the year                                 4         7         9
 Opened during the year                               4         7         6
 Closed during the year                               1         6         -
 In operation at year end                            19        16        15
 Under development at year end                        3         3         3


NOTE 18 - BUSINESS SEGMENT INFORMATION:

The Company's business is currently operating in two segments: food service and sports related sales and franchising.

Summarized financial information concerning these industry segments for the years ended March 31, 1995, 1994 and 1993 is provided below:

YEAR ENDED                        FOOD      SPORTS RELATED
MARCH 31, 1995                   SERVICE         SALES         CORPORATE    CONSOLIDATED
Sales - unaffiliated
 customers                       $13,238         $1,095          $ 152        $14,485
Income (loss) from
 continuing
 operations                      $(1,533)        $  304          $(868)       $(2,097)
Identifiable
 assets                          $ 2,229         $  250          $ 512        $ 2,991
Depreciation and
 amortization
 expense                         $   906         $   38          $   6        $   950
Acquisition of
 property and
 equipment                       $    41         $   10          $  26        $    77

                                             SPORTS RELATED
YEAR ENDED                         FOOD        SALES AND
MARCH 31, 1994                   SERVICE      FRANCHISING     CORPORATE     CONSOLIDATED
Sales - unaffiliated
 customers                       $13,791        $ 1,782        $   390        $15,963
Loss from
 continuing
 operations                      $(1,136)       $(1,221)       $(1,041)       $(3,398)
Identifiable
 assets                          $ 2,854        $   140        $ 3,001        $ 5,995
Depreciation and
 amortization
 expense                         $   770        $   576        $     6        $ 1,352
Acquisition of
 property and
 equipment                       $   513        $    28        $     4        $   545


                                                SPORTS
YEAR ENDED                         FOOD         RELATED          REAL          CORPO-       CONSOLI-
MARCH 31, 1993                   SERVICE         SALES          ESTATE          RATE          DATED
Sales - unaffiliated
 customers                       $14,120        $ 2,082                       $   324        $16,526
Loss from
 continuing
 operations                      $  (260)       $(1,549)                      $(1,049)       $(2,858)
Identifiable
 assets                          $ 3,617        $ 1,600           $195        $ 2,674        $ 8,086
Depreciation and
 amortization
 expense                         $   772        $   707                       $    29        $ 1,508
Acquisition of
 property and
 equipment                       $   139        $    23                                      $   162


NOTE 19 - CONTINGENCIES AND COMMITMENTS:

In connection with an employment agreement, as discussed in Note 16, if the Company terminates the majority shareholder's employment other than for cause, or if the majority shareholder dies or becomes disabled, the Company is obligated to pay the majority shareholder or his successor a payment equal to twenty-four month's salary and bonuses. If the majority shareholder is discharged due to a change in control, the Company is obligated to pay the majority shareholder all salary and bonuses due through December 1, 1998 or twenty-four month's salary and bonuses, whichever is greater.

The Company is in default on certain retail store leases related to retail store locations sold to former employees and unrelated parties because the Company has not obtained written landlord approval for these subleases as described in Notes 4 and 12.

The Company is party to certain legal actions arising in the ordinary course of its business activities. Management has made certain adjustments in connection with these actions and based upon discussion with legal counsel does not believe that the outcome of these matters will have a materially adverse effect on the consolidated financial statements.


SHARI'S FRANCHISE CORPORATION

SFC is contingently liable under certain building operating leases with restaurant operations sold by SFC, prior to the Company's acquisition. These leases have been assigned to the new owners (see Note 12).

SFC has entered into a bonus agreement with an officer of SFC whereby the officer will receive a bonus of six percent of the cash net profit, as defined, received from the sale of SFC.

SFC entered into a service agreement with Shari's Management Corporation (Shari's), for accounting, operational, and marketing services. The agreement requires SFC to pay $1 per accounting period per restaurant to Shari's. The agreement can also be terminated at the end of any one year period by written notice 120 days prior to the end of such one year period. Total paid to Shari's for the years ended March 31, 1995, 1994 and 1993 was $185, $196 and $202.


SFC currently operates nine restaurants under the "Shari's" trade name and pays 2-1/2 percent of gross sales as a license fee to Shari's. SFC also holds a license to operate under the "Shari's" trade name in California, Colorado, Wyoming, Arizona, Utah and Nebraska, and is required to pay a 2-1/2 percent license fee, plus a $25 franchise fee for any new "Shari's" restaurants opened and operated by SFC. During February 1991, SFC entered into an agreement with Shari's whereby SFC would not be required to pay the $25 franchise fee for the next three stores opened. The Company has opened two stores under this agreement. Additionally, SFC was not required to pay the 2-1/2 percent license fee during calendar year 1992. During the years ended March 31, 1995, 1994 and 1993, SFC paid continuing licensing fees of $244, $238 and $49

SFC currently operates three restaurants under the "Heidi's" tradename. The brother of the majority shareholder has personally guaranteed two Heidi's restaurant leases.


B.B. O'BRIEN'S, INC.

B.B.'s is in technical default on a certain note payable that has been assigned by the noteholder to a third party. In April 1995, the third party commenced legal action against the Company, B.B.'s and the majority shareholder. At March 31, 1995 the Company has accrued for the unpaid balance of the note.


DREAMS FRANCHISE CORPORATION

DFC licenses the right to use the proprietary name Field of Dreams-Registered Trademark- from Merchandising Corporation of America (MCA). For the use of the Field of Dreams-Registered Trademark- name DFC pays Licensor one percent of each company-owned store's gross sales, with a minimum annual royalty of $2 per store. Additionally, DFC must pay $5 for each franchised store and one percent of each franchised store's gross sales.

Effective June 1, 1991, DFC amended its license agreement with MCA to include the right to use and display the Field of Dreams-Registered Trademark- service mark in company-owned or franchised retail stores located in the United States. It also provides for the non-exclusive right to affix the Field of Dreams-Registered Trademark- trademark to approved licensed articles for resale. DFC also has certain rights of first refusal related to the use of the service mark outside the United States. With the exception of the right to transfer this licensing agreement to the Company or to a newly incorporated majority-owned subsidiary of the Company within a six month period, these licensing rights are non-transferable and non-assignable.

DFC may be precluded from offering franchises in certain states where MCA may be deemed to be a franchisor under the laws of the applicable states. Accordingly, before offering franchises in said states, DFC shall notify MCA of its intent, and MCA must conclude that it will not be deemed a franchisor in those states, or the right to sell franchises may be withheld.

The initial term of the agreement expires December 31, 1995, but may be renewed for additional five year terms, provided that DFC is in compliance with all aspects of the agreement. If DFC fails to comply with the license requirements of the agreement, either during the initial term or during an option term, the agreement may be terminated by MCA. Termination of the license agreement would eliminate DFC's right to use the Field of Dreams-Registered Trademark-servicemark.

DFC is required to indemnify MCA for certain losses and claims, including those based on defective products, violation of franchise law and other acts and omissions of DFC. DFC is required to maintain insurance coverage of $3,000 per single incident. The coverage must name MCA as an insured party.

The Company has entered into a continuing guarantee agreement with the MCA, whereby it has guaranteed the full and prompt payment to MCA of all amounts due under this agreement. During the years ended March 31, 1995, 1994 and 1993, royalty expense under this agreement totalled $77, $74 and $82.

The Company has entered into a license agreement with a former NBA basketball player which requires the Company to pay $25 quarterly payments for autograph services to be provided. At March 31, 1995, the total remaining commitment pursuant to the agreement was $130. On July 1, 1995, the Company defaulted on the agreement by failing to make a required payment.

The Company has guaranteed five store lease obligations of third party and former employee franchisees, which are in default at March 31, 1995. The total future minimum lease payments related to these leases is approximately $788 at March 31, 1995. The Company has accrued $186 for the estimated cost of settling these guarantees. The Company's management estimates the likelihood of costs exceeding amounts accrued to be remote.

On June 1, 1995, the Company entered into a six month agreement with an experienced franchise sales broker to promote and market DFC franchises to potential franchisees. The agreement contains options to extend for two additional six month periods. Under the terms of the agreement, the broker receives a commission on franchise sales of 24% of the net franchise fee with a guaranteed monthly minimum of $10,000 plus reimbursement of certain selling expenses.


NOTE 20 - MINORITY INTEREST:

During March 1995, DFC sold 233,333 shares of common stock to third party investors for $350. The third party's investment is accounted for as minority interest in the accompanying financial statements.


NOTE 21 - PROPOSED SALE OF THE MAJORITY OF THE ASSETS AND
LIABILITIES OF SHARI'S FRANCHISE CORPORATION:

The Company has entered into a letter of intent with SMC to sell the nine operating "Shari's" restaurants and assume the leases on two closed locations to SMC. SFC will retain ownership of the assets of the three "Heidi's" restaurants. This transaction is subject to approval from shareholders.


NOTE 22 - SUBSEQUENT EVENTS

SHARI'S OF SACRAMENTO, INC. LAWSUIT

In September 1995, Shari's of Sacramento, Inc. (SI), a wholly owned subsidiary of Shari's Franchise Corporation, which is a wholly owned subsidiary of the Company, was named in a lawsuit filed in the Sacramento County (California) Superior Court. The plaintiffs in the suit allege that various forms of discrimination occurred during 1994. The suit seeks $1 million in general damages plus punitive and other damages.

The Company believes that the litigation lacks merit and plans to contest it vigorously. In February 1996, the Company entered into a settlement agreement to settle this lawsuit for $48,000. The settlement is contingent upon approval by the court. The Company has accrued for the loss associated with this matter in these financial statements.

SALE OF SHARI'S OF LARAMIE, INC.

On September 6, 1995, the Company entered into an agreement to sell the Company's nine operating "Shari's" restaurants and assume the leases on two closed locations to SMC. On February 8, 1996, the Company entered into an agreement to sell the net assets of Shari's of Laramie, Inc. to SMC for $400. The sale was consummated to enable the Company to obtain sufficient working capital to continue to operate its restaurant business during the period necessary to obtain shareholder approval on the pending sale of the ten remaining Shari's restaurants to SMC. The above transaction is part of the overall sale of the Company's Shari's restaurants to SMC. As such, the Company and SMC have amended the "Asset Purchase Agreement" for the sale of the restaurants to reflect the above transaction resulting in the remaining consideration to be received by the Company in connection with the sale being reduced by $400.

                            STRATAMERICA CORPORATION

                    SCHEDULE VIII - VALUATION AND QUALIFYING
                              ACCOUNTS AND RESERVES



COLUMN A                                         COLUMN B              COLUMN C                 COLUMN D       COLUMN E
                                                                       ADDITIONS
                                                BALANCE AT                                                    BALANCE AT
                                                 BEGINNING   CHARGE TO COSTS    CHARGED TO                      END OF
DESCRIPTION                                      OF PERIOD    AND EXPENSES    OTHER ACCOUNTS   DEDUCTIONS       PERIOD


YEAR ENDED MARCH 31, 1995
Allowance for doubtful accounts                 $     75                                       $    15         $     60
                                                --------                                       -------         --------
                                                --------                                       -------         --------

Net deferred tax asset valuation allowance      $  3,800         $    662                                      $  4,462
                                                --------         --------                                      --------
                                                --------         --------                                      --------

YEAR ENDED MARCH 31, 1994

Allowance for doubtful accounts                 $     75                                                       $     75
                                                --------                                                       --------
                                                --------                                                       --------

Net deferred tax asset valuation allowance                                    $  3,800(1)                      $  3,800
                                                                              --------                         --------
                                                                              --------                         --------

YEAR ENDED MARCH 31, 1993

Allowance for doubtful accounts                 $     75                                                       $     75
                                                --------                                                       --------
                                                --------                                                       --------

(1) Initial adoption of FAS 109.

                            STRATAMERICA CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)
                                   (unaudited)

                                                              December 31,   March 31,
                                                                 1995           1995
                                                              ------------   ---------

  ASSETS

Current assets:
  Cash                                                         $     1        $   237
  Restricted cash                                                    -             35
  Trade accounts receivable                                         63             23
  Interest receivable - related party                                -             15
  Inventories                                                      175            161
  Prepaid expenses                                                 345             75
                                                               -------        -------

    Total current assets                                           584            546

Notes receivable - related party                                     -            611
Property and equipment, net                                      1,005          1,204
Goodwill, net                                                      303            550
Other assets                                                        81             80
                                                               -------        -------

                                                               $ 1,973        $ 2,991
                                                               -------        -------
                                                               -------        -------

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                             $   911        $   765
  Accrued liabilities                                            3,776          3,338
  Current portion of long-term debt and
   capital lease obligations                                     1,200          1,872
  Notes payable                                                  2,673          2,193
  Deferred franchise fees                                           85            120
  Deposit                                                          246            246
                                                               -------        -------

    Total current liabilities                                    8,891          8,534

Long-term debt and capital lease obliga-
 tions, less current portion                                       252            417
Accumulated losses in excess of investment
 in unconsolidated subsidiary                                      121            121
Deferred revenue                                                   378            378
Minority interest in consolidated subsidiary                       350            350
                                                               -------        -------

                                                                 9,992          9,800
                                                               -------        -------

Shareholders' equity:
  Common stock, $.05 par value -
   authorized 10,000,000 shares;
   10,000,000 shares issued and outstanding                        500            500
  Capital in excess of par value                                 7,936          7,936
  Accumulated deficit                                          (16,455)       (15,245)
                                                               -------        -------

                                                                (8,019)        (6,809)
                                                               -------        -------

                                                               $ 1,973        $ 2,991
                                                               -------        -------
                                                               -------        -------



                                 See notes to consolidated financial statements.

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Dollars in Thousands, except per share amounts)
                                   (unaudited)

                                                                  NINE MONTHS ENDED
                                                              -----------------------
                                                                    DECEMBER 31,
                                                              -----------------------
                                                                 1995           1994
                                                                 ----           ----
Revenues:
  Restaurant                                                  $  9,227       $ 10,468
  Retail                                                           191            186
  Franchise fees and royalties                                     399            439
  Other                                                              1             40
  Interest                                                          63            136
                                                              --------       --------

                                                                 9,881         11,269
                                                              --------       --------

Expenses:
  Restaurant cost of sales,
   excluding depreciation                                        6,136          6,634
  Restaurant rent                                                1,032          1,092
  Other restaurant occupancy
   and operating expense                                         1,641          2,136
  Retail cost of sales                                             128             40
  Retail operating expense                                         153             70
  General and administrative
   expense                                                       1,174          1,077
  Depreciation and amortization                                    468            595
  Interest                                                         359            511
  Equity in loss of
   unconsolidated subsidiary                                         -             11
  Loss on restaurant closure                                         -            641
                                                              --------       --------

                                                                11,091         12,807
                                                              --------       --------



Net loss                                                      $ (1,210)      $ (1,538)
                                                              --------       --------
                                                              --------       --------

Net loss per share                                            $  (0.12)      $  (0.15)
                                                              --------       --------
                                                              --------       --------



                                 See notes to consolidated financial statements.

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)
                                   (unaudited)

                                                                  NINE MONTHS ENDED
                                                               ----------------------
                                                                     DECEMBER 31,
                                                               ----------------------
                                                                 1995           1994
                                                                 ----           ----
Cash flows from operating activities:
  Cash received from customers                                 $ 9,758       $ 11,194
  Cash paid to suppliers and employees                          (9,928)       (11,355)
  Interest received                                                 63            579
  Interest paid                                                   (359)          (770)
                                                               -------       --------

  Net cash used by operating
   activities                                                     (466)          (352)
                                                               -------       --------

Cash flows from investing activities:
  Purchase of property and equipment                               (22)           (45)
  Collection on notes receivable                                     -          1,738
  Other                                                             (2)            (5)
                                                               -------       --------

    Net cash (used in) provided by
     investing activities                                          (24)         1,688
                                                               -------       --------

Cash flows from financing activities:
  Principal payments on long-term debt
   and capital lease obligation                                   (226)        (2,128)
  Proceeds from borrowings                                         480            695
                                                               -------       --------

  Net cash provided by (used in)
   financing activities                                            254         (1,433)
                                                               -------       --------

Net decrease in cash                                              (236)           (97)
Cash at the beginning of period                                    237            117
                                                               -------       --------

Cash at end of period                                          $     1       $     20
                                                               -------       --------
                                                               -------       --------


                                   (continued)


                                 See notes to consolidated financial statements.

                            STRATAMERICA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)
                                   (unaudited)

                                                                 NINE MONTHS ENDED
                                                               -----------------------
                                                                    DECEMBER 31,
                                                               -----------------------
                                                                 1995          1994
                                                                 ----          ----
Net loss                                                       $(1,210)       $(1,538)
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Depreciation and amortization                                  468            595
    Equity in losses of subsidiary                                   -              9

  Change in assets and liabilities:
    Increase in receivables                                        (40)           (54)
    Increase in other receivables                                   15            443
    Increase in inventories                                        (14)            (8)
    Increase in prepaid expenses                                  (270)          (177)
    Increase in accounts payable
      and accrued liabilities                                      584            384
    Change in deferred revenue,
      deposits and other                                             1             (6)
                                                               -------        -------

    Net cash used by operating activities                      $  (466)       $  (352)
                                                               -------        -------
                                                               -------        -------



SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

None.



                                 See notes to consolidated financial statements.

                            STRATAMERICA CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


NOTE 1 - UNAUDITED FINANCIAL STATEMENTS:

Information as of December 31, 1995 and for the nine months ended December 31, 1995 and 1994 is unaudited. Interim financial statements include all normal recurring adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.


NOTE 2 - LOSS PER SHARE:

Loss per share amounts are based on the weighted average shares outstanding of 10,000,000 for the nine months ended December 31, 1995 and 1994, respectively.


NOTE 3 - INVENTORY:

Inventory consists primarily of food and beverage inventories sold through its restaurant business.


NOTE 4 - SALE OF SUBSIDIARY:

During June 1995, the Company entered into a letter of intent to sell Shari's Franchise Corporation, a wholly-owned subsidiary, to Shari's Management Corporation. This transaction is subject to obtaining shareholder approval.


NOTE 5 - COMMITMENTS AND CONTINGENCIES:

The Company has guaranteed five store lease obligations of third party and former employee franchisees of Dreams Franchise Corporation, which are in default at December 31, 1995. The total future minimum lease payments related to the leases in default is approximately $750 at December 31, 1995. The Company has accrued for the estimated cost of settling these guarantees.

SELECTED FINANCIAL DATA

The following table sets forth selected historical and pro forma consolidated financial information for the Company. The pro forma information gives effect to the sale of the "Shari's" restaurants owned by SFC as if the sale had occurred on December 31, 1995 with respect to balance sheet amounts and on April 1, 1994 with respect to income statement amounts. The pro forma information is not indicative of future operations or the actual results that would have occurred had the sale of "Shari's" restaurants owned by SFC occurred at the beginning of the periods presented. This information should be read in conjunction with the pro forma financial statements and consolidated financial statements of StratAmerica Corporation included in this Proxy statement. All dollar amounts are in thousands except for per share amounts.

                                               DECEMBER 31,                             MARCH 31,
                                           -----------------  ----------------------------------------------------------
                                                   PRO FORMA           PRO FORMA
                                             1995      1995      1995      1995      1994      1993      1992      1991
                                            ------    ------    ------    ------    ------    ------    ------    ------
Operations data:

Revenues                                   $ 9,881     2,650   $14,485   $ 4,748   $15,963   $16,526   $16,986   $14,685

Income (loss)from
continuing operations                       (1,210)     (924)   (2,097)   (1,105)   (3,398)   (2,858)   (4,948)   (3,296)

Discontinued operations:

Net income (loss)                           (1,210)             (2,097)             (3,398)   (2,858)   (4,948)   (3,296)

Income (loss) from
continuing operations
per share                                     (.12)     (.09)     (.21)     (.11)     (.34)     (.29)    (1.04)     (.71)

Net income (loss) per share                   (.12)               (.21)               (.34)     (.29)    (1.04)     (.71)

Balance sheet data:

Working capital (deficit)                   (8,307)             (7,988)             (7,647)   (4,855)   (3,792)     (290)

Total assets                                 1,973               2,991               5,995     8,086    11,287    13,872

Long-term debt                                 252                 417                 871     1,764     2,453     1,537

Shareholders' equity (deficit)              (8,019)             (6,809)             (4,712)   (1,438)    1,420     4,169

Book value per share                          (.80)               (.68)               (.47)     (.14)      .30       .89

                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


The accompanying Pro Forma Balance Sheet at December 31, 1995 and the Pro Forma Statement of Operations for the nine months ended December 31, 1995 and the year ended March 31, 1995 assume that the sale of Shari's was made as of December 31, 1995 with respect to the balance sheet, and as of April 1, 1994 with respect to the statements of operations.

The financial information relating to the fiscal year ended March 31, 1995 is derived from the Company's audited financial statements and the financial information as of December 31, 1995 and the nine months ended December 31, 1995 is derived from the Company's unaudited financial records.

In management's opinion, the pro forma financial information presented herein is not necessarily indicative of either the results of operations that may have occurred had the sale of the "Shari's" restaurants owned by SFC taken place at the dates specified, or of future operations of the Company.

                            STRATAMERICA CORPORATION

                             PRO FORMA BALANCE SHEET

                                DECEMBER 31, 1995
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      Pro forma
                                                                     adjustments
                                                             -----------------------
                                                             Restaurant
                                                Company        Sale(1)         Other          Total
                                                -------        -------        -------        -------
  ASSETS
Current assets:
  Cash                                          $     1        $     -        $   300  (2)   $   301
  Restricted Cash                                                                 400  (2)       400
  Trade accounts receivable                          63             (8)             -             55
  Inventories                                       175            (77)                           98
  Prepaid expenses                                  345           (174)                          171
                                                -------        -------        -------        -------

    Total current assets                            584           (259)           700          1,025

Property and equipment, net                       1,005           (955)                           50
Goodwill, net                                       303           (303)             -              -
Other assets                                         81            (66)                           15
Note receivable                                       -              -            480  (2)       120
                                                                                  120  (2)
                                                                                 (480  (3)
                                                -------        -------        -------        -------

                                                $ 1,973        $(1,583)       $   820        $ 1,210
                                                -------        -------        -------        -------
                                                -------        -------        -------        -------

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $   911        $  (447)                      $   464
  Accrued liabilities                             3,776         (1,198)       $  (181) (3)     2,336
                                                                                  (61) (3)

  Current portion of long-term
   debt and capital lease
   obligations                                    1,200           (124)          (670) (3)       406

  Notes payable                                   2,673              -           (790) (3)     1,299
                                                                                 (584) (3)
  Deferred franchise fees                            85              -              -             85
  Deposit                                           246              -              -            246

                                                -------        -------        -------        -------
    Total current liabilities                     8,891         (1,769)        (2,286)         4,836

Long-term debt and capital lease
 obligations, less current portion                  252            (93)           (84) (2)        75
Accumulated losses in excess of
 investment in unconsolidated subsidiary            121              -              -            121
Deferred revenue                                    378              -              -            378
Minority interest in consolidated subsidiary        350              -              -            350
                                                -------        -------        -------        -------

                                                  9,992         (1,862)        (2,370)         5,760
                                                -------        -------        -------        -------

Shareholders' equity
  Common stock                                      500              -              -            500
  Paid-in capital                                 7,936              -          1,806  (3)     9,742
  Accumulated deficit                           (16,455)             -          1,663  (2)   (14,792)

Net assets to be sold                                              279           (279)             -
                                                -------        -------        -------        -------

                                                 (8,019)           279          3,190         (4,550)
                                                -------        -------        -------        -------

                                                $ 1,973        $(1,583)       $   820        $ 1,210
                                                -------        -------        -------        -------
                                                -------        -------        -------        -------


                  See notes to pro forma financial statements.

                            STRATAMERICA CORPORATION

                        PRO FORMA STATEMENT OF OPERATIONS

                       NINE MONTHS ENDED DECEMBER 31, 1995
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                      Pro forma
                                                                     adjustments
                                                              -----------------------
                                                              Restaurant
                                                Company        Sale(1)         Other          Total
                                                -------        -------        -------        -------

Revenues:
  Restaurant                                    $ 9,227        $(7,231)       $               $1,996
  Retail                                            191                                          191
  Franchise fees and royalties                      399                                          399
  Interest                                           63                                           63
  Other                                               1                                            1
                                                -------        -------        -------        -------

                                                  9,881         (7,231)                        2,650
                                                -------        -------        -------        -------

Expenses:
  Restaurant cost of sales,
   excluding depreciation                         6,136         (4,668)                        1,468
  Restaurant rent                                 1,032           (745)                          287
  Other restaurant occupancy and
   operating expense                              1,641         (1,251)                          390
  Retail cost of sales                              128                                          128
  Retail operating expense                          153                                          153
  General and administrative                      1,174                          (381) (4)       793
  Depreciation and amortization                     468           (325)                          143
  Interest                                          359            (21)           (87) (5)       212
                                                                                  (30) (6)
                                                                                   (9) (7)
                                                -------        -------        -------        -------

                                                 11,091         (7,010)          (507)         3,574
                                                -------        -------        -------        -------

Loss from continuing operations                 $(1,210)       $  (221)       $   507        $  (924)
                                                -------        -------        -------        -------
                                                -------        -------        -------        -------

Loss per share from continuing
  operations                                    $ (0.12)                                     $ (0.09)

                                                -------                                      -------
                                                -------                                      -------

Weighted average number of
  shares outstanding                         10,000,000                                   10,000,000
                                             ----------                                   ----------
                                             ----------                                   ----------


                  See notes to pro forma financial statements.

                            STRATAMERICA CORPORATION

                        PRO FORMA STATEMENT OF OPERATIONS

                            YEAR ENDED MARCH 31, 1995
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                      Pro forma
                                                                     adjustments
                                                              -----------------------
                                                              Restaurant
                                                Company        Sale(1)         Other          Total
                                                -------        -------        -------        -------

Revenues:
  Restaurant                                    $13,238        $(9,737)                       $3,501
  Retail                                            470                                          470
  Franchise fees and royalties                      597                                          597
  Interest                                          151                                          151
  Other                                              29                                           29
                                                -------        -------        -------        -------

                                                 14,485         (9,737)             -          4,748
                                                -------        -------        -------        -------

Expenses:
  Restaurant cost of sales,
   excluding depreciation                         8,484         (6,161)                        2,323
  Restaurant rent                                 1,408           (992)                          416
  Other restaurant occupancy and
   operating expense                              2,749         (1,711)                        1,038
  Retail cost of sales                              235                                          235
  Retail operating expense                          166                                          166
  General and administrative                      1,404                          (463) (4)       941
  Depreciation and amortization                     950           (503)           447
  Interest                                          620            (40)          (142) (5)       261
                                                                                 (161) (6)
                                                                                  (16) (7)
  Restaurant closure                                540           (540)                            -
  Equity in losses of subsidiary                     26                                           26
                                                -------        -------        -------        -------

                                                 16,582         (9,947)          (782)         5,853
                                                -------        -------        -------        -------

Loss from continuing operations                 $(2,097)      $    210          $ 782      $  (1,105)
                                                -------        -------        -------        -------
                                                -------        -------        -------        -------

Loss per share from continuing
  operations                                   $   (.21)                                    $   (.11)
                                                -------                                      -------
                                                -------                                      -------

Weighted average number of
  shares outstanding                         10,000,000                                   10,000,000
                                             ----------                                   ----------
                                             ----------                                   ----------


                  See notes to pro forma financial statements.

                            STRATAMERICA CORPORATION

                     NOTES TO PROFORMA FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


(1) To reflect the sale of the "Shari's" restaurants owned by Shari's Franchise Corporation (SFC) by adjusting the Company's historical financial statements for all assets, liabilities, revenues and expenses pertaining to these restaurants.

(2) To reflect the sale of certain assets of SFC for $1,384 by recording the sales price representing cash of $300, restricted cash of $400, notes receivable of $480 and $120, and assumption of long-term debt of $84. The financial reporting gain on the sale of certain assets of SFC as follows:

          Selling price                                   $ 1,384
          Less Company's historical cost
            basis in the stock of SFC                         279
                                                          -------

          Gain to be recognized                           $ 1,663
                                                          -------
                                                          -------

     The sale of "Shari's" restaurants owned by SFC is expected to result in a gain to the Company for federal income tax purposes.

(3) To reflect the exchange of the $480 note receivable for notes payable and accrued interest of $1,460 and $181 and notes payable and accrued interest of $584 and $61. The net amount totalling $1,806 is reflected as a contribution of capital.

(4) To reflect a reduction in general and administrative expense related to the sold restaurants.

(5) To reflect a reduction in interest expense on notes payable of $1,460, bearing interest at 12 percent.

(6) To reflect a reduction in interest expense on notes payable of $584, bearing interest at 10 percent.

(7) To reflect a reduction in interest expense on long-term debt of $84, bearing interest at 10 percent.

                                   APPENDIX A

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

                                  by and among

                            StratAmerica Corporation
                             Shari's Franchise Corp.
                            Shari's of Cheyenne, Inc.
                        Shari's of Colorado Springs, Inc.
                            Shari's of Laramie, Inc.
                          Shari's of Palm Springs, Inc.
                           Shari's of Red Bluff, Inc.
                           Shari's of Sacramento, Inc.
                                       and
                         Shari's Management Corporation










                          Dated as of February 8, 1996

                                    EXHIBITS



A-1  Form of $480,000 Purchase Note


A-2  Form of $120,000 Purchase Note

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


          This First Amendment to Asset Purchase Agreement ("Amendment") dated as of February 8, 1996 amends the Asset Purchase Agreement ("Agreement") dated as of August 14, 1995, by and among Shari's Franchise Corp., Shari's of Cheyenne, Inc., Shari's of Colorado Springs, Inc., Shari's of Laramie, Inc., Shari's of Palm Springs, Inc., Shari's of Red Bluff, Inc., Shari's of Sacramento, Inc., Shari's Management Corporation, and StratAmerica Corporation. Except as otherwise defined herein, capitalized terms have the same meanings as in the Agreement.


                                    RECITALS

          A. Subject to the terms and conditions of the Agreement, StratAmerica, Sellers, and Buyer have agreed that Sellers will sell to Buyer, and Buyer will purchase from Sellers, the Purchased Restaurants on the Closing Date.

          B. In connection with obtaining the StratAmerica Shareholder Approval, StratAmerica has filed a proxy statement with the Securities and Exchange Commission ("SEC"), and has received the SEC's comments thereon. StratAmerica anticipates that a significant additional period of time will be required before the StratAmerica Shareholder Approval can be obtained and the Closing can occur. Sellers currently require, and during the period necessary to obtain the StratAmerica Shareholder Approval will continue to require, additional working capital in order to continue operating the Business. StratAmerica does not have available sufficient funds to provide such working capital to Sellers, and Sellers are unable to obtain working capital financing from any other source.

          C. In order to permit Sellers to continue to operate the Business during the time period necessary to obtain the StratAmerica Shareholder Approval, Buyer has agreed to purchase the Purchased Restaurant located in Laramie, Wyoming known as "Shari's of Laramie" (the "Laramie Restaurant") effective as of February 8, 1996 (the "Laramie Restaurant Sale Date"), pursuant to a Purchase Agreement (the "Laramie Purchase Agreement") dated as of
February 1, 1996, among SFC, Shari's of Laramie, Inc. (collectively, the "Laramie Restaurant Sellers"), and Buyer.

          D. The parties desire to amend the Agreement to reflect the purchase by Buyer of the Laramie Restaurant prior to the Closing Date, and to set forth certain other agreements of the parties relating to the Agreement and the transactions contemplated thereby.

                                    AMENDMENT

          Accordingly, in consideration of the mutual covenants and promises contained herein and in the Laramie Purchase Agreement, the parties agree that the Agreement is amended as follows:

          1. PURCHASED ASSETS AND ASSUMED OBLIGATIONS. Notwithstanding any contrary provision of the Agreement:

               (a) All assets sold and transferred by the Laramie Restaurant Sellers to Buyer on the Laramie Restaurant Sale Date pursuant to the Laramie Purchase Agreement (the "Laramie Restaurant Assets") shall be irrevocably transferred and sold effective as of the Laramie Restaurant Sale Date, regardless of whether the Closing occurs;

               (b) Except for the assumption by Buyer of the Laramie Sellers' obligations under the Lease for the Laramie Restaurant (the "Laramie Lease Obligations"), Buyer shall not assume or otherwise be obligated or liable with respect to any Assumed Obligations unless and until the Closing occurs;

               (c) Sellers' obligation to sell and deliver to Buyer at the Closing those Purchased Assets constituting the Laramie Restaurant Assets shall be satisfied by the Laramie Sellers' sale and delivery of the Laramie Restaurant Assets to Buyer on the Laramie Restaurant Sale Date pursuant to the Laramie Purchase Agreement; and

               (d) Buyer's obligation to assume at the Closing those Assumed Obligations constituting the Laramie Lease Obligations shall be satisfied by Buyer's assumption of the Laramie Lease Obligations on the Laramie Restaurant Sale Date pursuant to the Laramie Purchase Agreement.

          2. ADJUSTMENT TO PURCHASE NOTES. The aggregate original principal amount of the Purchase Notes shall be decreased pro rata from $1,000,000 to $600,000; provided that such $600,000 aggregate original principal amount shall be increased pro rata by the amount of any Remaining Laramie Restaurant Consideration (as defined in Section 3). The Purchase Notes shall be substantially in the forms of EXHIBITS A-1 AND A-2, subject to a potential increase in the original principal amounts indicated therein in accordance with the foregoing sentence. For example, if there is $100,000 of Remaining Laramie Restaurant Consideration at the Closing, the original principal amount of the $480,000 Purchase Note shall be increased by $80,000 to $560,000 and the original principal amount of the $120,000 Purchase Note shall be increased by $20,000 to $140,000. If there is no Remaining Laramie Restaurant Consideration at the Closing, the original principal amounts of the Purchase Notes shall be $480,000 and $120,000, respectively. In addition to the adjustment provisions of this Section 2, the Purchase Notes shall continue to be subject to all of the provisions of the Agreement, including without limitation the adjustment provisions in Sections 2.4 and 11.4 of the Agreement.

          3. USE OF LARAMIE RESTAURANT CONSIDERATION. On the Laramie Restaurant Sale Date, the cash consideration paid by Buyer to the Laramie Sellers for the Laramie Restaurant Assets pursuant to the Laramie Purchase Agreement (the "Laramie Restaurant Consideration") shall be deposited into a separate bank account to be administered by Buyer as agent for SFC pursuant to the Services Agreement. For so long as the Agreement remains in effect, the Laramie Restaurant Consideration shall be disbursed solely for working capital of SFC, to pay Transaction Costs up to the amount permitted in Section 4 hereof, to settle the litigation referred to in Section 5 hereof, and to pay attorney fees in connection with such litigation (collectively, "Permitted Uses"). All Laramie Restaurant Consideration remaining at the Closing in SFC's bank accounts after disbursements for Permitted Uses (collectively, "Remaining Laramie Restaurant Consideration") shall be included as Cash to be transferred to Buyer as part of the Purchased Assets pursuant to the Agreement, without any adjustment to the Purchase Consideration other than an increase in the original principal amounts of the Purchase Notes as provided for in Section 2.

          4. TRANSACTION COSTS. Without the prior written consent of Buyer, the aggregate amount of Transaction Costs shall not exceed $110,000, it being agreed that the principal amount of each Purchase Note shall be reduced pro rata by the aggregate amount of all Transaction Costs in accordance with
Section 2.4(a) of the Agreement even if the aggregate amount of Transaction Costs exceeds $110,000.

          5. SHARI'S OF SACRAMENTO LITIGATION. "Uninsured Claims" assumed by Buyer pursuant to the Agreement shall not include any liabilities, obligations, or duties of any kind or nature of Shari's of Sacramento, Inc., any other of the Sellers, or StratAmerica arising out of or relating to the litigation filed in the Superior Court of the state of California for the County of Sacramento (Case Number 95AS04293) or the events on which such litigation is based (the "Sacramento Litigation); provided that StratAmerica and Sellers may use the Laramie Restaurant Consideration to pay a cash settlement to the plaintiffs in the Sacramento Litigation and attorney fees in connection therewith in an aggregate amount not to exceed $70,000. The obligation of Buyer to consummate the transactions contemplated by the Agreement is subject to the condition that the Sacramento Litigation shall have been settled on terms satisfactory to Buyer, such settlement to include a release by the plaintiffs of StratAmerica, Sellers, Buyer and their respective officers, directors, employees, agents, vendors, and service providers of all claims in connection with the Sacramento Litigation, and a mutual release among StratAmerica, Seller, and Buyer of all claims that any of such parties has against the others arising out of or related to the Sacramento Litigation.

          6. TERMINATION OF AGREEMENT. The December 29, 1995, date referred to in Section 10(c) of the Agreement shall be extended until May 1, 1996.

          7. SUSPENSION OF ROYALTIES UNDER LICENSE AGREEMENT. The October 31, 1995, date referred to in Section 6.8 of the Agreement shall be extended to the earlier of the Closing Date or the date that the Agreement is terminated.

          8. SERVICES AGREEMENT. Notwithstanding Section 3.1 of the Services Agreement, the Services Agreement shall terminate 30 days after the date of termination of the Agreement.

          9.   MISCELLANEOUS.

               (a) EFFECT OF AMENDMENT. Except as expressly amended hereby, the terms of the Agreement, the License Agreement, and the Services Agreement shall remain in full force and effect; provided that in the event of any conflict between this Amendment and the Agreement, the License Agreement, or the Services Agreement, the terms and provisions of this Amendment shall control.

               (b) EXECUTION IN COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

               (c) NOTICES. The addresses for notices to Sellers, StratAmerica, and the Seller Group pursuant to Section 11.2 of the Agreement shall be as follows:

               If to any of the Sellers     Shari's Franchise Corp.
               or all of them:              42-620 Carolina Court
                                            Palm Desert, California  92211
                                            Facsimile No.:  (619) 779-0217
                                            Attention:  Dale E. Larsson


               If to StratAmerica and/or:   StratAmerica Corporation
               the Seller Group             42-620 Carolina Court
                                            Palm Desert, California  92211
                                            Facsimile No.:  (619) 779-0217
                                            Attention:  Dale E. Larsson


               With a copy of               Scott Hunter
               notices to Sellers and/      Hunter & Brown
               or Seller Group and/or       One Utah Center
               StratAmerica to:             201 South Main, Suite 1300
                                            Salt Lake City, Utah  84111-2215
                                            Facsimile No. (801) 532-8736

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


SHARI'S FRANCHISE CORP.                SHARI'S MANAGEMENT CORPORATION


By  /s/ Dale E. Larsson                By  /s/ Larry Curtis
  -----------------------------          -------------------------------
Name   DALE E. LARSSON                 Name   LARRY CURTIS
    ---------------------------            -----------------------------
Title  Secretary                       Title  President/COO
     --------------------------             ----------------------------


SHARI'S OF CHEYENNE, INC.              SHARI'S OF COLORADO SPRINGS, INC.


By /s/ Dale E. Larsson                 By /s/ Dale E. Larsson
  -----------------------------          -------------------------------
Name  DALE E. LARSSON                  Name  DALE E. LARSSON
    ---------------------------            -----------------------------
Title Secretary                        Title Secretary
     --------------------------             ----------------------------


SHARI'S OF LARAMIE, INC.               SHARI'S OF PALM SPRINGS, INC.


By /s/ Dale E. Larsson                 By /s/ Dale E. Larsson
  -----------------------------          -------------------------------
Name  DALE E. LARSSON                  Name  DALE E. LARSSON
    ---------------------------            -----------------------------
Title Secretary                        Title Secretary
     --------------------------             ----------------------------


SHARI'S OF RED BLUFF, INC.             SHARI'S OF SACRAMENTO, INC.


By /s/ Dale E. Larsson                 By /s/ Dale E. Larsson
  -----------------------------          -------------------------------
Name  DALE E. LARSSON                  Name  DALE E. LARSSON
    ---------------------------            -----------------------------
Title Secretary                        Title Secretary
     --------------------------             ----------------------------


STRATAMERICA CORPORATION


By /s/ Dale E. Larsson
  -----------------------------
Name  DALE E. LARSSON
    ---------------------------
Title Secretary
     --------------------------

                                                                     EXHIBIT A-1

                                 PROMISSORY NOTE


$480,000                                                       Beaverton, Oregon
                                                           _______________, 1996


          For value received, Shari's Management Corporation, an Oregon corporation ("Payor"), promises to pay to the order of Shari's Franchise Corp. at ________________________________________________ (or at such other address as the holder of this note may designate in writing), the principal sum of Four Hundred Eighty Thousand Dollars ($480,000), together with interest thereon at the rate of eight percent (8%) per annum (the "Note Rate") from the date hereof until fully paid, payable on the first day of each month: (a) in monthly installments of interest only through the month in which the Disposition Date (as defined below) occurs; and (b) thereafter, in equal, fully-amortizing monthly installments of principal and accrued interest, with the final installment due on the tenth anniversary of the date hereof, without regard to whether the Disposition Date has occurred (the "Maturity Date"). On the Maturity Date, the entire balance, including accrued but unpaid interest on this note, shall be immediately due and payable.

          The principal amount of this note is subject to reduction in accordance with the terms of the Purchase Agreement (as defined below).

          All or any portion of principal may be prepaid at any time without penalty. All payments shall be applied first to interest accrued to the date of payment and then to principal.

          Payor hereby waives notice of acceptance, presentment, demand, dishonor, notice of dishonor, and protest.

          In the event that the holder or Payor seeks enforcement or interpretation of this note, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          As used in this note, capitalized terms not defined above shall have the following meanings:

          "Disposition Date" shall mean the date referred to in Section 4.1 of the Services and Management Agreement dated as of __________________, 1996, between Payor and Heidi's Holding Corporation.




                                    -A-1-

          "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 14, 1995, as amended as of February 8 1996, among Payor, Shari's Franchise Corp. ("SFC"), certain wholly owned subsidiaries of SFC, and StratAmerica Corporation.


                                       "PAYOR"


                                       SHARI'S MANAGEMENT CORPORATION


                                       By:
                                           ---------------------------
                                       Name:
                                             -------------------------
                                       Title:
                                              ------------------------

                                    -A-1-

                                                                     EXHIBIT A-2

                                 PROMISSORY NOTE


$120,000                                                       Beaverton, Oregon
                                                           _______________, 1996


          For value received, Shari's Management Corporation, an Oregon corporation ("Payor"), promises to pay to the order of Shari's Franchise Corp. at ________________________________________________ (or at such other address as the holder of this note may designate in writing), the principal sum of One Hundred Twenty Thousand Dollars ($120,000), together with interest thereon at the rate of eight percent (8%) per annum (the "Note Rate") from the date hereof until fully paid, payable on the first day of each month: (a) in monthly installments of interest only through the month in which the Disposition Date (as defined below) occurs; and (b) thereafter, in equal, fully-amortizing monthly installments of principal and accrued interest, with the final installment due on the tenth anniversary of the date hereof, without regard to whether the Disposition Date has occurred (the "Maturity Date"). On the Maturity Date, the entire balance, including accrued but unpaid interest on this note, shall be immediately due and payable.

          The principal amount of this note is subject to reduction in accordance with the terms of the Purchase Agreement (as defined below).

          All or any portion of principal may be prepaid at any time without penalty. All payments shall be applied first to interest accrued to the date of payment and then to principal.

          Payor hereby waives notice of acceptance, presentment, demand, dishonor, notice of dishonor, and protest.

          In the event that the holder or Payor seeks enforcement or interpretation of this note, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          As used in this note, capitalized terms not defined above shall have the following meanings:

          "Disposition Date" shall mean the date referred to in Section 4.1 of the Services and Management Agreement dated as of __________________, 1996, between Payor and Heidi's Holding Corporation.

                                    -A-2-

          "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 14, 1995, as amended as of February 8, 1996, among Payor, Shari's Franchise Corp. ("SFC"), certain wholly-owned subsidiaries of SFC, and StratAmerica Corporation.


                                       "PAYOR"


                                       SHARI'S MANAGEMENT CORPORATION


                                       By:
                                           --------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                              -----------------------


                                    -A-2-

                       AMENDMENT TO DEBT RELEASE AGREEMENT

          This Amendment to Debt Release Agreement ("Debt Release Agreement Amendment") amends the Agreement ("Debt Release Agreement") among J. Roger Battistone and Battistone Financial Group on the one hand, and StratAmerica Corporation and Shari's Franchise Corp. on the other hand dated as of August 18, 1995, relating to the delivery and endorsement to JRB of the $800,000 SMC Note. Capitalized terms used but not defined in this Debt Release Agreement Amendment have the same meanings as in the Debt Release Agreement. JRB and BFG hereby agree that the $800,000 SMC Note to be endorsed and delivered to JRB by SFC pursuant to the Debt Release Agreement shall be the $480,000 Purchase Note referred to in Section 2 of the First Amendment to Asset Purchase Agreement (the "Asset Purchase Agreement Amendment") dated as of February 8, 1996, to which this Debt Release Agreement Amendment is attached, as such $480,000 Purchase Note may be adjusted pursuant to Section 2 of the Asset Purchase Agreement Amendment and further adjusted pursuant to the terms of the Asset Purchase Agreement (including without limitation Sections 2.4 and 11.4 thereof) by and among StratAmerica, SFC, certain subsidiaries of SFC, and Shari's Management Corporation (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement is attached hereto as ANNEX A. Notwithstanding any contrary provision of the Asset Purchase Agreement, the Asset Purchase Agreement Amendment, or the Debt Release Agreement, JRB and BFG hereby acknowledge and agree that Shari's Management Corporation shall not assume or become liable for any liabilities, obligations, or duties of StratAmerica or Sellers (as defined in the Asset Purchase Agreement) of any kind or nature to JRB, BFG, or their respective heirs, assigns, Affiliates, or trusts of which JRB, BFG, or any of such heirs, assigns, or Affiliates are trustees or beneficiaries, including without limitation all debt, liabilities, and obligations referred to in the Debt Release Agreement.



   STRATAMERICA CORPORATION


By: /s/ Dale E. Larsson
   ------------------------------
        Secretary



   SHARI'S FRANCHISE CORP.

By: /s/ Dale E. Larsson
   ------------------------------
        Secretary



   /s/ J. Roger Battistone
   ------------------------------
   J. Roger Battistone



   BATTISTONE FINANCIAL GROUP

By: /s/ J. Roger Battistone
   ------------------------------
   J. Roger Battistone, President

                                                          ANNEX A


                            ASSET PURCHASE AGREEMENT

                               PURCHASE AGREEMENT

                                  by and among

                             Shari's Franchise Corp.

                            Shari's of Laramie, Inc.

                                       and

                         Shari's Management Corporation










                          Dated as of February 1, 1996

                               PURCHASE AGREEMENT

          This Purchase Agreement ("Agreement"), dated as of February 1, 1996, is by and among Shari's Franchise Corp., a Utah corporation ("SFC"), and Shari's of Laramie, Inc., an Oregon corporation (the foregoing corporations being referred to collectively as "Sellers," and each individually as a "Seller") and Shari's Management Corporation, an Oregon corporation ("Buyer").

                                    RECITALS

          A. Sellers own a restaurant business and sublease certain real property at 666 North Third, Laramie, Wyoming (the "Restaurant").

          B. Pursuant to a sublease ("Sublease") dated December 17, 1985 between Buyer, as Sublessor, and Seller, as Sublessee, Seller subleased the real property and improvements known as Shari's of Laramie, and legally described on Exhibit "A", attached hereto (the "Property").

          C. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, the Restaurant operation including goodwill, Sellers' interest in leasehold improvements, and the furniture, fixtures, equipment, smallwares, inventory and all other personal property in the Restaurant, subject to the terms and conditions of this Agreement.

          D. Buyer and Seller further desire to terminate the Sublease so that Buyer will hold the entire tenant's leasehold interest in the Property.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

          1. PURCHASE. Effective as of Closing, as defined in Section 4, Sellers shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Sellers, all right, title and interest in the following property (the "Restaurant property"):

          (a) All of Seller's interest in the furnishings, furniture, fixtures, restaurant equipment, other equipment including smallwares, inventory and other personal property located on the Property and used in the Restaurant;

          (b)  Goodwill of the Restaurant operation;

          (c) All of Seller's interest in leasehold improvements to the Restaurant;

          (d) All of Seller's interest under that (1) certain Sublease for Shari's of Laramie dated December 17, 1985 between Buyer, as Sublessor, and Seller, as

          Sublessee; and (2) that certain Lease dated October 19, 1982 between City View Partners, a Wyoming partnership (subsequently assigned to General Syndicators of America, and/or Laramie Associates), as Landlord and Shari's Management Corporation, as Tenant (the "Lease").

          2. PURCHASE PRICE. As full consideration for the sale, conveyance, transfer, assignment, and delivery of the purchased property described in
Section 1, Buyer shall pay to Seller the sum of Four Hundred Thousand Dollars ($400,000.00) at time of Closing, in cash or by wire transfer of immediately available funds to an account administered by Buyer as agent for SFC with disbursement subject to Paragraph 3 of the First Amendment to Asset Purchase Agreement between SFC and others as Seller and Buyer as Buyer.

          3. LIABILITIES AND OBLIGATIONS. Buyer assumes and shall be liable for all debt, obligation, responsibility or liability arising out of or related to operation of the Restaurant after Closing of the sale which is the subject of this Agreement. Sellers shall be liable for all debt, obligation, responsibility or liability arising out of or related to the operation of the Restaurant prior to Closing. Buyer agrees to defend, indemnify and hold Sellers harmless from any and all claims, demands or causes of action arising out of or relating to the Lease or the Sublease. It is agreed that the Restaurant is being sold "AS-IS" and that Sellers, except as specifically stated in this Agreement, are making no warranty, express or implied, regarding the Restaurant or the personal property described above.

     Except as expressly provided in this Agreement, Buyer shall not assume or become liable for any liabilities, obligations, or duties of Sellers of any kind or nature, whether accrued or fixed, absolute or contingent, determined or determinable (including, without limitation, any penalties, fines, or compensatory or punitive damages of any kind whatsoever).

          4. CLOSING. The closing of the transaction contemplated by this Agreement (the "Closing") shall be held at the offices of Buyer, at 8:00 a.m., Portland, Oregon, time, on February 8, 1996 (the "Closing Date"), or at such other date and time as the parties hereto mutually agree.

          5. DOCUMENTS EXECUTED AND DELIVERED AT CLOSING. To effect the transactions referred to in this Agreement, at the Closing, Sellers shall execute and deliver to Buyer:

          (a) A Bill of Sale in substantially the form attached hereto as EXHIBIT B;

          (b) A Sublease Termination Agreement in substantially the form attached hereto as EXHIBIT C which shall be effective as of the Closing;

          (c) Such other instruments as Buyer may reasonably request to vest in Buyer good title in and to the Restaurant property in accordance with the provisions of this Agreement.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers hereby each represent and warrant to Buyer, as of the date of this Agreement and the Closing Date, as follows, and all other warranties, express or implied, are hereby excluded:

          1. ORGANIZATION OF SELLERS. To Sellers' knowledge, each Seller is duly organized. Each Seller is validly existing under the laws of its state of incorporation, and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

          2. AUTHORIZATION. Sellers each have all necessary power and authority, corporate and otherwise, and have taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. The execution and delivery of this Agreement have been duly authorized by each of the Sellers and this Agreement is a legal, valid and binding obligation of each of the Sellers enforceable against each of them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity). References to the "Agreement" in this Section shall include all agreements and other instruments which are exhibits hereto.

          3. TITLE TO ASSETS, ETC. To Sellers' knowledge: (a) Sellers have or will have as of the Closing Date good and marketable title to or a valid leasehold interest in all of the Restaurant property, free and clear of any and all Encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, or interfere with their present use, and have not arisen other than in the ordinary course of the Business; and (b) none of the real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by Sellers at the Restaurant is subject to any commitment or other arrangement for their sale or use by any third parties.

          4. NO CONFLICT OR VIOLATION. To Sellers' knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws of Seller, (b) a breach of, or a default under, any term or provision of any contract, agreement, lease, license, franchise, permit, authorization or concession to which Sellers or any affiliate of Sellers is a party, (c) a violation by Sellers of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (d) an imposition of any material encumbrance, restriction or charge on the Restaurant or any of the Restaurant property.

          5. CONSENTS AND APPROVALS. To Sellers' knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consent by Landlord.

          6. LITIGATION. To Sellers' knowledge, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration action or investigation (collectively, "Actions") pending or threatened or anticipated against, relating to or affecting the Restaurant, its operation or property or the transactions contemplated by this Agreement except as disclosed in Preliminary Proxy Materials filed by StratAmerica, Inc. with the Securities and Exchange Commission on December 13, 1995. To Sellers' knowledge, Sellers are not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Sellers or the Restaurant.

          7. COMPLIANCE WITH LAW. To Sellers' knowledge, Sellers have not received any notice to the effect that, or otherwise been advised that, they are not in compliance with any statutes, regulations, orders, ordinances or other laws where the failure to comply would have a material adverse effect on the business or financial condition of the Restaurant.

          8. TAX MATTERS. To Sellers knowledge, neither Sellers, nor any of their shareholders or affiliates (collectively, "Taxpayers") are delinquent in the payment of any taxes which could affect or become a lien upon the Restaurant. For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, real or personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers, as of the date of this Agreement and the Closing Date, as follows, and all other warranties, express or implied, are hereby excluded:

          1. ORGANIZATION OF BUYER. To Buyer's knowledge, Buyer is duly organized. Buyer is validly existing under the laws of the State of Oregon.

          2. AUTHORIZATION. Buyer has all necessary power and authority, corporate and otherwise, and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity).

          3. NO CONFLICT OR VIOLATION. To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which

Buyer is a party, or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

          4. CONSENTS AND APPROVALS. To Buyer's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                    COVENANTS

          1. NOTIFICATION OF CERTAIN MATTERS. Each party shall give the other parties prompt notice of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of the notifying party's representations and warranties contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date, and any material failure of the notifying party to comply with or satisfy any of its covenants, conditions, or agreements to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party's representations and warranties shall be true, correct and complete both upon execution of this Agreement and at Closing.

          2. FURTHER ASSURANCES. Both before and after the Closing Date, each party shall cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

                                  MISCELLANEOUS

          1. SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties of the parties to this Agreement shall survive the Closing Date until the date that is the first anniversary of the Closing Date.

          2. AMENDMENTS AND WAIVER. This Agreement may be amended or modified by, and only by, a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party or parties against whom such waiver is sought to be enforced.

          3. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby; Each of Sellers on the one hand, and Buyer on the other, shall indemnify and hold harmless the other from and against any claim that is asserted by any person for a finders' or brokerage fee, agents' commission, or like payment with respect to this Agreement arising from any act, representation, or promise of the indemnifying party or its representative.

          4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          5. ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to such subject matter.

          6. GOVERNING LAW. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the state of Oregon (without reference to the principles of conflict of laws thereof).

          7. ATTORNEY FEES. In the event any party shall seek enforcement or interpretation of any covenant, warranty, or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          8. RIGHTS AND REMEDIES. All the rights and remedies provided to the parties under this Agreement are cumulative, and none is exclusive of any other right or remedy a party may have hereunder or under applicable law.

          9. NO THIRD-PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

          The parties hereto have caused this Agreement to be executed by a duly authorized officer, as of the date first written above.

SHARI'S FRANCHISE CORP.                 SHARI'S MANAGEMENT CORPORATION


By   /s/ Dale E. Larsson                By  /s/ Larry Curtis
  ---------------------------             --------------------------------------
Name  DALE E. LARSSON                   Name      LARRY CURTIS
    -------------------------               ------------------------------------
Title  Secretary                        Title     President/COO
     ------------------------                -----------------------------------

SHARI'S OF LARAMIE, INC.

By   /s/ Dale E. Larsson
  ---------------------------
Name  DALE E LARSSON
    -------------------------
Title  Secretary
     ------------------------

ACKNOWLEDGMENT:
Approved & Agreed to as owner of Sellers, STRATAMERICA, INC.


By   /s/ Dale E. Larsson
  ---------------------------
Name  DALE E. LARSSON
    -------------------------
Title  Secretary
     ------------------------

                                   EXHIBIT "A"

                                Legal Description

     A portion of Lot 4, Block 1, Gateway Subdivision, a Commercial Subdivision of the City of Laramie, Albany County, Wyoming. Located in the NW 1/4 of
Section 33 T. 16 N., R. 73 W., 6th P.M., and being more particularly described as follows:


          Beginning at a point which lies on the eastern boundary of said Lot 4, Block 1, and whose SE Corner of Lot 4, Block 1 bears 184 DEG. 34' 32" a distance of 543.50 feet;

          Thence 274 DEG. 34' 32" a distance 150.67 feet to a point;

          Thence 4 Deg. 34' 32" a distance of 150.00 feet to a point;

          Thence 94 Deg. 34' 32" a distance of 150.67 feet to a eastern boundary of said Lot 4, Block 1;

          Thence 184 DEG. 34' 32" a distance of 150.00 feet along the eastern boundary of Lot 4, Block 1 to the point of beginning.


     The above parcel of land containing 22,600.5 square feet more or less and subject to all easements of record.

                                                                       EXHIBIT B

                                  BILL OF SALE



          Made the 8th of February, 1996, from Shari's Franchise Corp. and Shari's of Laramie, Inc., (collectively, "Sellers"), to Shari's Management Corporation, an Oregon corporation ("Buyer"):


                              W I T N E S S E T H:

          WHEREAS, by a Purchase Agreement dated as of February 1, 1996 (the "Agreement"), among Sellers and Buyer, Sellers have agreed to sell, convey, transfer, assign, and deliver to Buyer the assets defined in the Agreement as the "Restaurant property" which Sellers use in connection with their Restaurant business in Laramie, Wyoming;

          NOW, THEREFORE, know all men by these presents that in fulfillment of their obligation under the Agreement and for and in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Sellers have sold, conveyed, transferred, assigned, and delivered and by these presents do hereby sell, convey, transfer, assign, and deliver to Buyer, its successors and assigns, forever, all estate, right, title, interest, claim or demand of Sellers in, to and under all of the Restaurant property owned, leased, possessed or held by Sellers on the date hereof, to be and become the absolute property of Buyer, and to have and to hold the same unto Buyer, its successors and assigns, forever.

          IN WITNESS WHEREOF, Sellers have executed and delivered this Bill of Sale on the date first written above.


SHARI'S FRANCHISE CORP.                 SHARI'S OF LARAMIE, INC.

By                                      By
  ---------------------------             --------------------------------------
Name                                    Name
    -------------------------               ------------------------------------
Title                                   Title
     ------------------------                -----------------------------------

                                                                       EXHIBIT C


WHEN RECORDED, RETURN TO:
Mr. Richard W. Olsen
Shari's Management Corporation
8205 S.W. Creekside Place
Beaverton, Oregon  97008-7112





                         SUBLEASE TERMINATION AGREEMENT

          This Agreement ("Agreement"), dated as of February 8, 1996, is between Shari's Management Corporation, an Oregon corporation ("Sublessor"), and Shari's of Laramie, Inc. and Shari's Franchise Corp., ("Sublessee").

                                 R E C I T A L S

          Pursuant to a sublease ("Sublease") dated December 17, 1985, between Sublessor, as sublessor, and Sublessee, as sublessee, Sublessor leased to Sublessee the real property and improvements described on Exhibit "A" (the "Leased Premises").

          Pursuant to the terms of a Purchase Agreement, dated as of February 1, 1996, among Sublessor, Sublessee, and others, Sublessor and Sublessee have agreed to terminate the Sublease so that effective as of the date hereof, Sublessor will hold the entire leasehold interest in the Leased Premises.

                                    AGREEMENT

          Effective as of the date of this Agreement, the Sublease is terminated and is of no further force or effect. Sublessee hereby relinquishes its entire right, title, and interest in and to the Leased Premises.

          In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

          The parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first written above.

          "SUBLESSOR"                          "SUBLESSEE"

SHARI'S MANAGEMENT CORPORATION          SHARI'S OF LARAMIE, INC.

By                                      By
  ----------------------------            --------------------------------------
Name                                    Name
    --------------------------              ------------------------------------
Title                                   Title
     -------------------------               -----------------------------------

                                        SHARI'S FRANCHISE CORP.

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

STATE OF OREGON     )
                    ) SS
COUNTY OF WASHINGTON)

          This instrument was acknowledged before me on February ____, 1996, by _________________________________, as __________________________ of Shari's
Management Corporation.


                                        ________________________
                                        Notary Public for Oregon
                                        My commission expires:



STATE OF OREGON     )
                    ) SS
COUNTY OF WASHINGTON)

          This instrument was acknowledged before me on ____, 1996, by ______________________________________________, as __________________________ of
________________________________________________________________.



                                        ________________________
                                        Notary Public for Oregon
                                        My commission expires:


STATE OF OREGON     )
                    ) SS
COUNTY OF WASHINGTON)

          This instrument was acknowledged before me on ____, 1996, by ______________________________________________, as __________________________ of
________________________________________________________________.


                                        ________________________
                                        Notary Public for Oregon
                                        My commission expires:

                         ASSET PURCHASE AGREEMENT

                              by and among

                         StratAmerica Corporation
                         Shari's Franchise Corp.
                        Shari's of Cheyenne, Inc.
                     Shari's of Colorado Springs, Inc.
                         Shari's of Laramie, Inc.
                       Shari's of Palm Springs, Inc.
                        Shari's of Red Bluff, Inc.
                       Shari's of Sacramento, Inc.
                                  and
                     Shari's Management Corporation





                      Dated as of August 14, 1995

                        ASSET PURCHASE AGREEMENT

                            TABLE OF CONTENTS
                            -----------------


                                                               Page
                                                               ----
ARTICLE I

                             DEFINITIONS . . . . . . . . . . .    1
     1.1   Defined Terms . . . . . . . . . . . . . . . . . . .    1
     1.2   Other Defined Terms and Matters of Construction . .    8

ARTICLE II

                     PURCHASE AND SALE OF ASSETS . . . . . . .    8
     2.1   Transfer of Purchased Assets. . . . . . . . . . . .    8
     2.2   Purchase Consideration. . . . . . . . . . . . . . .    8
     2.3   Limitation on Assignment. . . . . . . . . . . . . .    9
     2.4   Adjustments to Principal Amount of Purchase Notes .   10
     2.5   Allocation of Purchase Consideration. . . . . . . .   11
     2.6   Transfer Taxes. . . . . . . . . . . . . . . . . . .   12
     2.7   Additional Consideration. . . . . . . . . . . . . .   12

ARTICLE III

                                CLOSING. . . . . . . . . . . .   12
     3.1   Closing . . . . . . . . . . . . . . . . . . . . . .   12
     3.2   Documents Executed and Delivered at Closing . . . .   12
     3.3   Other Deliveries at Closing . . . . . . . . . . . .   14
     3.4   Procedures for Preparation of Final Closing Trial
            Balance Allocation . . . . . . . . . . . . . . . .   14
     3.5   Conversion of Workers' Compensation and Health
            Insurance Plans. . . . . . . . . . . . . . . . . .   14

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF SELLERS AND STRATAMERICA .   15
     4.1   Organization of Sellers . . . . . . . . . . . . . .   15
     4.2   Authorization . . . . . . . . . . . . . . . . . . .   15
     4.3   Title to Assets, Etc. . . . . . . . . . . . . . . .   15
     4.4   Contracts . . . . . . . . . . . . . . . . . . . . .   16
     4.5   No Conflict or Violation. . . . . . . . . . . . . .   16
     4.6   Consents and Approvals. . . . . . . . . . . . . . .   16
     4.7   Litigation. . . . . . . . . . . . . . . . . . . . .   16
     4.8   Compliance with Law . . . . . . . . . . . . . . . .   16
     4.9   No Other Agreements to Sell the Assets of Sellers .   17
     4.10  Tax Matters . . . . . . . . . . . . . . . . . . . .   17

ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER . . . .   17
     5.1   Organization of Buyer . . . . . . . . . . . . . . .   17
     5.2   Authorization . . . . . . . . . . . . . . . . . . .   17
     5.3   No Conflict or Violation. . . . . . . . . . . . . .   17
     5.4   Consents and Approvals. . . . . . . . . . . . . . .   17
     5.5   Certain Liabilities of StratAmerica and Sellers to
            Buyer. . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE VI

                               COVENANTS . . . . . . . . . . .   18
     6.1   Maintenance of Business Prior to Closing. . . . . .   18
     6.2   Access; Cooperation . . . . . . . . . . . . . . . .   18
     6.3   Consents and Best Efforts . . . . . . . . . . . . .   18
     6.4   Employees . . . . . . . . . . . . . . . . . . . . .   19
     6.5   Certain Prohibited Transactions . . . . . . . . . .   20
     6.6   Notification of Certain Matters . . . . . . . . . .   21
     6.7   No Mergers, Consolidations, Sale of Stock, Etc.
            of Sellers . . . . . . . . . . . . . . . . . . . .   21
     6.8   Suspension of Certain Payments. . . . . . . . . . .   21

ARTICLE VII

                 CONDITIONS TO SELLERS' OBLIGATIONS. . . . . .   22
     7.1   Representations, Warranties and Covenants . . . . .   22
     7.2   Consents. . . . . . . . . . . . . . . . . . . . . .   22
     7.3   No Governmental Proceedings or Litigation . . . . .   22
     7.4   Opinion of Counsel. . . . . . . . . . . . . . . . .   22
     7.5   Preliminary Closing Trial Balance Allocation. . . .   22
     7.6   Debt Release Agreement. . . . . . . . . . . . . . .   22
     7.7   Certificates. . . . . . . . . . . . . . . . . . . .   22

ARTICLE VIII

                 CONDITIONS TO BUYER'S OBLIGATIONS . . . . . .   23
     8.1   Representations, Warranties and Covenants . . . . .   23
     8.2   Consents. . . . . . . . . . . . . . . . . . . . . .   23
     8.3   No Governmental Proceedings or Litigation . . . . .   23
     8.4   No Encumbrances . . . . . . . . . . . . . . . . . .   23
     8.5   Opinion of Counsel. . . . . . . . . . . . . . . . .   23
     8.6   Preliminary Closing Trial Balance Allocation. . . .   23
     8.7   Certificates. . . . . . . . . . . . . . . . . . . .   23
     8.8   Debt Release Agreement. . . . . . . . . . . . . . .   23

ARTICLE IX

                      ACTIONS BY SELLERS AND BUYER
                            AFTER THE CLOSING. . . . . . . . .   24
     9.1   Books and Records . . . . . . . . . . . . . . . . .   24
     9.2   Further Assurances. . . . . . . . . . . . . . . . .   24


ARTICLE X

                                TERMINATION. . . . . . . . . .   24
     10.   Termination . . . . . . . . . . . . . . . . . . . .   24

ARTICLE XI

                                MISCELLANEOUS. . . . . . . . .   25
     11.1  Survival of Representations, Etc. . . . . . . . . .   25
     11.2  Notices, Etc. . . . . . . . . . . . . . . . . . . .   25
     11.3  Amendments and Waiver . . . . . . . . . . . . . . .   26
     11.4  Expenses and Operating Advances . . . . . . . . . .   26
     11.5  Headings. . . . . . . . . . . . . . . . . . . . . .   27
     11.6  Counterparts. . . . . . . . . . . . . . . . . . . .   27
     11.7  Assignment; Successors and Assigns. . . . . . . . .   27
     11.8  Exhibits and Schedules. . . . . . . . . . . . . . .   27
     11.9  Entire Agreement. . . . . . . . . . . . . . . . . .   27
     11.10 Governing Law . . . . . . . . . . . . . . . . . . .   27
     11.11 Attorney Fees . . . . . . . . . . . . . . . . . . .   27
     11.12 Rights and Remedies . . . . . . . . . . . . . . . .   27
     11.13 No Third-Party Beneficiaries. . . . . . . . . . . .   28
     11.14 Publicity . . . . . . . . . . . . . . . . . . . . .   28
     11.15 Confidential Information. . . . . . . . . . . . . .   28

                                    EXHIBITS



A-1  Form of $800,000 Purchase Note


A-2  Form of $200,000 Purchase Note


B    Allocation of Purchase Price


C    Bill of Sale


D    Assignment and Assumption Agreement


E    Sublease Termination Agreement


F    Assignment and Assumption of Sublease


G    License Termination Agreement


H    Services Termination Agreement


I    Services and Management Agreement


J    Legal Opinion of Buyer's Counsel


K    Debt Release Agreement


L    Legal Opinion of Seller's Counsel

                                   SCHEDULES



1.1(a)  Contracts


1.1(b)  Equipment Debt agreements


1.1(c)  Leases


1.1(d)  Trial Balance Allocation


1.1(e)  Workers' Compensation Plans


4       Disclosure Schedule

                           ASSET PURCHASE AGREEMENT


    This Asset Purchase Agreement ("Agreement"), dated as of August 14, 1995, is by and among Shari's Franchise Corp. ("SFC"), Shari's of Cheyenne, Inc., Shari's of Colorado Springs, Inc., Shari's of Laramie, Inc., Shari's of Palm Springs, Inc., Shari's of Red Bluff, Inc., Shari's of Sacramento, Inc. (the foregoing corporations being referred to collectively as "Sellers," and each individually as a "Seller"), Shari's Management Corporation ("Buyer"), and StratAmerica Corporation ("StratAmerica").

                                   RECITALS
                                   --------

    A. Sellers own certain assets which they use or have used in the conduct of a family dining restaurant business using the name "Shari's" in the states of California, Colorado, Nebraska, Texas, and Wyoming.

    B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, such assets and other assets described herein, subject to the terms and conditions of this Agreement.

                                  AGREEMENT
                                  ---------

    NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

    1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

    "ACCOUNTS PAYABLE" shall mean all of Sellers' accounts payable (including trade payables) allocated to the Purchased Restaurants on the Trial Balance Allocation, as such accounts payable increase or decrease between the Trial Balance Date and the Closing Date as a result of transactions in the ordinary course of the Business, and all of Sellers' liabilities to banks as a result of overdrafts on bank accounts for the Purchased Restaurants and Retained Restaurants which are administered by Buyer on behalf of Sellers pursuant to the Services Agreement.

    "ACCOUNTS RECEIVABLES" shall mean all of Sellers' accounts receivable allocated to the Purchased Restaurants on the Trial Balance Allocation, as such accounts receivable increase or decrease between the Trial Balance Date and the Closing Date as a result of transactions in the ordinary course of the Business.

    "ACTION"  shall have the meaning set forth in Section 4.7.

    "AFFILIATE" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with another person or entity.

    "ASSUMED OBLIGATIONS" shall have the meaning set forth in Section 2.2.

    "BOOKS AND RECORDS" shall mean all of Sellers' records pertaining to the Business.

    "BUSINESS" shall mean the restaurant business of Sellers conducted at the Facilities.

    "BUSINESS DAY" shall mean any day on which banks are open for business in Utah and Oregon, and which is not a Saturday or Sunday.

    "CASH"  shall mean all of Sellers' cash, except Retained Restaurant Petty
Cash.

    "CASH CONSIDERATION"  shall mean $300,000.

    "CLOSED STORE OBLIGATIONS" shall mean Sellers' rent, common area maintenance, and property tax obligations under leases for restaurants which were previously operated by certain of the Sellers in Palm Springs, California, and Irving, Texas, using the "Shari's" name.

    "CLOSING"  shall have the meaning set forth in Section 3.1.

    "CLOSING DATE"  shall mean the date referred to in Section 3.1.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "CONTRACT RIGHTS"  shall mean all of Sellers' rights under the Contracts.

    "CONTRACTS" shall mean all agreements, contracts, personal property leases, and commitments of the Business or relating to the Purchased Assets or Assumed Obligations identified on Schedule 1.1(a).

    "ENCUMBRANCE" shall mean any mortgage, claim, charge, lien, encumbrance, easement, limitation, restriction, commitment, or security interest, except statutory liens securing taxes, assessments, and payments not yet due, and liens in favor of mechanics or materialmen.

    "EQUIPMENT DEBT" shall mean the indebtedness of Sellers under the terms of the agreements described on Schedule 1.1(b), as such indebtedness increases or decreases up through the Closing Date pursuant to the terms of such agreements.

    "EXCLUDED ASSETS" shall mean the following items of Sellers which are not to be acquired by Buyer hereunder:

    (a) All assets allocated to the Retained Restaurants on the Trial Balance Allocation.

    (b)  Permits, to the extent not lawfully transferable.

    (c)  Sellers' goodwill reflected on SFC's consolidated balance sheet.

    (d) Any claim, right, or debt owned by Sellers against or owed by StratAmerica or any of its Affiliates.

    (e)  All Retained Restaurant Petty Cash.

    "FACILITIES" shall mean the buildings and related facilities for each Purchased Restaurant.

    "FINAL CLOSING TRIAL BALANCE ALLOCATION" shall mean an unaudited trial balance allocation setting forth the book values of the Purchased Assets and Assumed Obligations as of the Settlement Time prepared by Buyer and delivered to Sellers in accordance with Section 3.4, using the same principles and methodology and in substantially the same form as the Preliminary Closing Trial Balance Allocation, and reflecting only changes to the amounts set forth in the Preliminary Closing Trial Balance Allocation which have occurred as a result of transactions in the ordinary course of the Business between the date of the Preliminary Closing Trial Balance Allocation and the Settlement Time.

    "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, equipment, and signage owned or leased by Sellers and located at the Facilities as of the Trial Balance Date, with all additions, replacements, and deletions between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "INVENTORY" shall mean all of Sellers' inventories, supplies, kitchenware, table settings, silverware, menus, wrapping, supply and packaging items, employee uniforms, restaurant linens, and similar items wherever located in the Facilities.

    "IRVING SFC SUBLEASE" shall mean the Lease between SFC and Panda Cafe Corporation pursuant to which Panda Cafe Corporation subleases from SFC the Facility located in Irving, Texas.

    "LEASE CONSENT"  shall have the meaning set forth in Section 6.3.

    "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the property leased under the Leases.

    "LEASEHOLD INTERESTS" shall mean all of Sellers' right, title, and interest in and to the premises leased under the Leases and any other rights of Sellers under the Leases.

    "LEASES" shall mean the real property subleases for the Facilities listed on Schedule 1.1(c) between Buyer, as sublessor, and certain of the Sellers, as sublessee (collectively, the "SMC Subleases"), and all other leases, assignments of leases, and similar documents now in existence or coming into existence after the date hereof through the Closing Date pursuant to which Sellers have any right to occupy or use the Facilities, or receive rents, fees, or other consideration on account of occupancy or use of the Facilities by third parties.

    "LICENSE AGREEMENT" shall mean the License Agreement dated December 19, 1985, between Buyer and Restaurants, Etc.

    "MAIN LEASE" shall mean the main lease for each Facility between a third-party lessor and Buyer, the premises for which have subleased by Buyer to certain of the Sellers pursuant to the Leases.

    "MANAGEMENT EXPENDITURES" shall have the meaning set forth in Section 2 of the Services and Management Agreement.

    "OPERATING ADVANCES" shall mean funds advanced by Buyer pursuant to
Section 11.4 to be used by Sellers as working capital for the Business.

    "OPERATIONAL LIABILITIES" shall mean all sales tax, property tax, insurance, utilities, rent (including common area maintenance and overage rent) and other accrued expense liabilities from the operations of the Business which are allocated to the Purchased Restaurants on the Trial Balance Allocation, as such liabilities increase or decrease between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "PALM SPRINGS CLOSURE AGREEMENT" shall mean the First Amendment to Lease dated as of August 10, 1994, between Palm Springs Associates, Ltd., and SFC, pursuant to which Palm Springs Associates, Ltd., the lessor under the Main Lease for the Palm Springs Facility, conditionally waived certain defaults under the Main Lease as a result of SFC's closure of the Palm Springs restaurant Facility, and SFC agreed to arrange for the lease or other disposition of such Facility to a third party.

    "PALM SPRINGS LEASE AGREEMENT" shall mean an agreement to be negotiated prior to the Closing Date among Palm Springs Associates, Ltd., SFC, and Buyer pursuant to which Palm Springs Associates, Ltd., will consent to: (a) the assignment to, and assumption by, Buyer of all SFC's rights and obligations under the Palm Springs Closure Agreement; (b) the termination of the Palm Springs Sublease; and (c) the assignment to Buyer of SFC's Leasehold Interest in the Palm Springs Facility.

    "PALM SPRINGS OBLIGATIONS" shall mean all of SFC's obligations under the Palm Springs Sublease.

    "PALM SPRINGS SUBLEASE" shall mean the Lease between Buyer and Restaurants, Etc. (a predecessor of SFC), pursuant to which SFC subleases from Buyer the Facility located in Palm Springs, California.

    "PAYROLL OBLIGATIONS" shall mean all payroll liabilities to employees allocated to the Purchased Restaurants on the Trial Balance Allocation, as such liabilities increase or decrease between the Trial Balance Date and Closing Date in the ordinary course of the Business.

    "PAYROLL TAXES" shall mean all payroll tax liabilities allocated to the Purchased Restaurants on the Trial Balance Allocation, as such liabilities increase or decrease between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "PERMITS" shall mean all of Sellers' licenses, permits and other governmental authorizations to carry on the Business as presently conducted.

    "PERSONNEL" shall have the meaning set forth in Section 4.7.

    "PRELIMINARY CLOSING TRIAL BALANCE ALLOCATION" shall mean an unaudited trial balance allocation setting forth the book values of the Purchased Assets and Assumed Obligations as of 7:00 a.m. Portland, Oregon, time on the date which is 15 Business Days prior to the Closing Date prepared by Buyer and delivered to Seller in accordance with Section 3.4, using the same principles and methodology and in substantially the same form as the Trial Balance Allocation.

    "PREPAID EXPENSES" shall mean all prepaid expenses allocated to the Purchased Restaurants on the Trial Balance Allocation, as such amounts increase or decrease between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "PURCHASE CONSIDERATION" shall mean the payment by Buyer to SFC of the Cash Consideration, the issuance by Buyer to SFC of the Purchase Notes, the assumption by Buyer of the Assumed Obligations, and the cancellation of the StratAmerica Note pursuant to Section 2.2.

    "PURCHASE NOTES" shall mean the promissory notes payable by Buyer to SFC in substantially the forms attached hereto as EXHIBITS A-1 AND A-2, in the principal amounts of $800,000 and $200,000 (subject to adjustment pursuant to Section 2.4), respectively.

    "PURCHASED ASSETS" shall mean all of Sellers' right, title and interest in and to the properties, assets, and rights of any kind constituting or used in connection with the Business, whether tangible or intangible, real or personal, which are owned by Sellers or in which Sellers have any interest (except the Excluded Assets), including without limitation, the following:

     (a) All Accounts Receivable;

     (b) All Refunds and Deposits;

     (c) All Prepaid Expenses;

     (d) All Cash;

     (e) All Contract Rights;

     (f) All Leasehold Interests and Leasehold Improvements;

     (g) All Fixtures and Equipment;

     (h) All Inventory;

     (i) All Books and Records;

     (j) All Workers' Compensation Plan Year Adjustment Refunds; and

     (k) To the extent transferable, all Permits.

    "PURCHASED RESTAURANTS" shall mean Sellers' restaurants known as "Shari's of Cheyenne," "Shari's of Colorado Springs," "Shari's of Hemet," "Shari's of Irving" (now known as "Panda Cafe"), "Shari's of Laramie," "Shari's of Meadowbrook," "Shari's of Palm Springs," "Shari's of Red Bluff," "Shari's of Sacramento," "Shari's of Scottsbluff," and "Shari's of Westminster."

    "REFUNDS AND DEPOSITS" shall mean all refunds and deposits allocated to the Purchased Restaurants on the Trial Balance Allocation, as such amounts increase or decrease between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

    "RETAINED RESTAURANT PETTY CASH" shall mean all petty cash allocated to the Retained Restaurants on the Trial Balance Allocation, as such amount increases or decreases between the Trial Balance Date and the Closing Date in the ordinary course of the Business.

    "RETAINED RESTAURANTS" shall mean SFC's restaurants known as "Heidi's of El Cajon," "Heidi's of La Mesa," Heidi's of Lemon Grove," and "Heidi's of San Mareo."

    "SELLER GROUP" shall have the meaning set forth in Section 3.4.

    "SERVICES AGREEMENT" shall mean the Services Agreement dated January 1, 1990, between Buyer and Restaurants, Etc.

    "SERVICES AND MANAGEMENT AGREEMENT" shall mean the agreement referred to in Section 3.2(d).

    "SETTLEMENT TIME" shall mean 7:00 a.m., Portland, Oregon, time, on the Closing Date.

    "SMC SUBLEASES" shall have the meaning defined under "Leases" above.

    "STRATAMERICA NOTE" shall mean the promissory note dated February 26, 1991, issued by StratAmerica in favor of Buyer, in the original principal amount of $347,687.

    "STRATAMERICA SHAREHOLDER APPROVAL" shall have the meaning set forth in
Section 4.2.

    "TRANSACTION COSTS" shall mean all fees, disbursements, expenses, and other costs in connection with this Agreement or any transaction contemplated hereby paid by SFC or any of the other Sellers (including, without limitation, payment by overdrawing bank accounts), or Buyer pursuant to
Section 11.4, during the period which began on June 21, 1995, and ends at the Settlement Time.

    "TRIAL BALANCE ALLOCATION" shall mean the unaudited trial balance of Sellers attached as Schedule 1.1(d).

    "TRIAL BALANCE DATE" shall mean March 29, 1995.

    "UNINSURED CLAIMS" shall mean liabilities of any of the Sellers for PERSONAL INJURY or EMPLOYMENT-RELATED claims to the extent arising out of events occurring at the Purchased Restaurants, but excluding any such claims to the extent that Sellers are beneficiaries of insurance policies or other third-party indemnification agreements providing coverage for such claims. Notwithstanding the terms of the applicable insurance policy or indemnification agreement, the determination of whether a claim is covered by insurance or other third-party indemnification agreement under the foregoing sentence shall be made as if Buyer has not agreed to assume Sellers' liabilities for Uninsured Claims pursuant to Section 2.2(c). Uninsured Claims shall not include claims to the extent arising out of events occurring at locations other than the Purchased Restaurants, including, without limitation, claims arising out of the operations of StratAmerica and its Affiliates which do not operate the Purchased Restaurants.

    "WORKERS' COMPENSATION PLANS" shall mean the group workers' compensation insurance plans identified on Schedule 1.1(e) which provide coverage to the Purchased Restaurants, the Retained Restaurants, and certain other operations of StratAmerica.

    "WORKERS' COMPENSATION PLAN PROVIDERS" shall mean each provider of group workers' compensation insurance coverage under the Workers' Compensation Plans.

    "WORKERS' COMPENSATION PLAN YEAR ADJUSTMENT LIABILITIES" shall mean all of Sellers' and StratAmerica's liabilities to the Workers' Compensation Plan Providers for workers' compensation plan adjustments based on claims experience for the period prior to the Closing Date, but excluding any such liabilities arising out of or relating to events or occurrences happening after the Settlement Time.

    "WORKERS' COMPENSATION PLAN YEAR ADJUSTMENT REFUNDS" shall mean all of Sellers' and StratAmerica's right, title, and interest in and to all refunds to Sellers and/or StratAmerica from the Workers' Compensation Plan Providers for workers' compensation plan adjustments based on claims experience for the period prior to the Closing Date, but excluding any such refunds arising out of or relating to events or occurrences happening after the Settlement Time.

    1.2 OTHER DEFINED TERMS AND MATTERS OF CONSTRUCTION. Other capitalized terms defined elsewhere in this Agreement shall have the definitions assigned to such terms elsewhere in the Agreement. Any reference to a matter being to a party's "knowledge" shall refer to the actual knowledge of facts by one or more executive officers of that party who were involved in the negotiation of this Agreement under circumstances in which a reasonable person would appreciate the significance of the fact he or she knows to the matter referred to in this Agreement, without any obligation of such executive officer or officers to conduct an investigation or make inquiries to verify or determine the accuracy of the matter beyond the facts actually known by such person. The executive officer involved in the negotiation of the Agreement on behalf of StratAmerica and Sellers was Dale Larsson, and executive officers involved in the negotiation of the Agreement on behalf of Buyer were Ray Damron and Larry Curtis.

                                ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------
                         AND ASSUMPTION OF LIABILITIES
                         -----------------------------

    2.1 TRANSFER OF PURCHASED ASSETS. Effective as of the Settlement Time, Sellers shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Sellers, the Purchased Assets.

    2.2 PURCHASE CONSIDERATION. In full consideration for the sale, conveyance, transfer, assignment, and delivery of the Purchased Assets by Sellers to Buyer, effective as of the Settlement Time:

     (a) Buyer shall pay to SFC the Cash Consideration by wire transfer of immediately available funds to an account maintained by SFC for Sellers' benefit.

     (b) Buyer shall execute and deliver to SFC the Purchase Notes.

     (c) Buyer shall assume the following obligations and liabilities of Sellers relating to the Purchased Restaurants (collectively, the "Assumed Obligations"):

            (i) All obligations and liabilities accruing under, arising out of, or relating to the Permits (to the extent transferable), the Contracts, and all Leases which are not terminated at the Closing pursuant to Section 3.2;

           (ii)  All Accounts Payable;

          (iii)  All Operational Liabilities;

           (iv)  All Payroll Obligations;

            (v)  All Payroll Taxes;

           (vi)  All Equipment Debt;

          (vii)  All Closed Store Obligations;

         (viii)  All Workers' Compensation Plan Year Adjustment Liabilities; and

           (ix)  All Uninsured Claims

Except as expressly provided in this Agreement, Buyer shall not assume or become liable for any liabilities, obligations, or duties of Sellers of any kind or nature, whether accrued or fixed, absolute or contingent, determined or determinable (including, without limitation, any penalties, fines, or compensatory or punitive damages of any kind whatsoever).

     (d) StratAmerica shall be released from all of its obligations under the StratAmerica Note.

     (e) Even if SFC and Buyer are unable to negotiate with Palm Springs Associates, Ltd. the terms of the Palm Springs Lease Agreement as provided in
Section 2.3, SFC shall be released and forever discharged from all Palm Springs Obligations, but the Palm Springs Sublease shall remain in effect until terminated pursuant to Section 2.3 without any rent, common area maintenance, or property tax obligations of SFC to Buyer.

    2.3 LIMITATION ON ASSIGNMENT. This Agreement shall not constitute an agreement to assign any Contract Right or Leasehold Interest, or any claim or right or any benefit arising under the Contracts or Leases or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or materially and adversely affect the respective rights of Buyer or Sellers thereunder, unless the Closing occurs and the parties have not expressly agreed to exclude the affected Contract Right or Leasehold Interest, in which case the affected Contract Right or Leasehold Interest shall be assigned to Buyer and included in the Purchased Assets, effective as of the Settlement Time.

If such consent is required or if an assignment thereof would affect the rights thereunder so that Buyer would not receive all such rights, Sellers and StratAmerica shall cooperate with (but shall not indemnify) Buyer, at Buyer's expense, in all reasonable respects, to provide to Buyer the benefits under any such Contract or Lease, claim, or right, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Sellers against a third party thereto arising out of the breach or cancellation by such third party or otherwise. If the parties agree to consummate the Closing without obtaining a required consent of a third party, StratAmerica and Sellers shall have no liability to Buyer or any such third party. Promptly after the date of this agreement, SFC and Buyer shall use their best efforts to negotiate with Palm Springs Associates, Ltd. the terms of the Palm Springs Lease Agreement. If the parties are unable to negotiate mutually acceptable terms of the Palm Springs Lease Agreement prior to the Closing Date: (a) the Palm Springs Sublease shall not be terminated on the Closing Date, and the Leasehold Interest for the Palm Springs Facility and Leasehold Improvements, Inventory, and Fixtures and Equipment located at such Facility shall not be assigned and conveyed to Buyer nor included in the Purchased Assets: (b) Buyer shall perform as an additional service under the Services and Management Agreement, but without additional compensation thereunder or any adjustment of the principal amount of the Purchase Notes, all of SFC's obligations under the Palm Springs Closure Agreement; and (c) SFC shall maintain its corporate existence until the Palm Springs Sublease is terminated pursuant to its terms.

     2.4  ADJUSTMENTS TO PRINCIPAL AMOUNT OF PURCHASE NOTES.

          (a) TRANSACTION COSTS. The principal amount of each Purchase Note delivered by Buyer to SFC at the Closing shall be reduced pro rata by the aggregate amount of all Transaction Costs. As an example only, if the aggregate amount of Transaction Costs is $50,000, the principal amount of the $800,000 Purchase Note would be reduced by $40,000 (800,000/1,000,000 of the $50,000 Transaction Costs) to $760,000, and the principal amount of the $200,000 Purchase Note would be reduced by $10,000 (200,000/1,000,000 of the $50,000 Transaction Costs) to $190,000. Sellers shall not expend funds for Transaction Costs in an aggregate amount which exceeds $85,000.

          (b) MANAGEMENT EXPENDITURES. The principal amount of each Purchase Note shall be reduced pro rata by the aggregate amount of all Management Expenditures. Reductions in the principal amount of the Purchase Notes on account of Management Expenditures shall be made quarterly based on the aggregate amount of Management Expenditures during each calendar quarter that the Purchase Notes are outstanding, and shall be effective as of the last day of the calendar quarter in which Management Expenditures occur.
Buyer shall notify the holder of the Purchase Note of any reduction in the principal amount of the holder's Purchase Note within five Business Days after the end of the calendar quarter in which Management Expenditures occur. As an example only, if the amount of Management Expenditures for a given calendar quarter is $100,000, the principal amount of the $800,000 Purchase Note would be reduced by $80,000 (800,000/1,000,000 of the $100,000 Management Expenditures) to $720,000, and the principal amount of the $200,000 Purchase Note would be reduced by $20,000 (200,000/1,000,000 of the $100,000 Management Expenditures) to $180,000, such reductions in principal amount to be effective as of the last day of the calendar quarter in which the $100,000 of Management Expenditures occurred. In the event that Buyer is fully discharged and released by the payee from any Management Expenditure which prior to such discharge and release was a binding commitment of Buyer to the payee to pay an amount at a future date (as "Expenditure Commitment") and the principal amount of the Purchase Notes has already been reduced by the amount of such Management Expenditure, the amount of such Expenditure Commitment from which Buyer was discharged and released shall be added back to the principal amount of the Purchase Notes pro rata in proportion to the original principal amounts; provided that there shall be no increase in the principal amount of the Purchase Notes or other payments to the holders thereof, Sellers, or StratAmerica, as a result of any such discharge and release which occurs after the maturity date of the Purchase Notes (not the Disposition Date). Any increase in the principal amount of the Purchase Notes pursuant to the foregoing sentence shall be effective as of the last day of the calendar quarter in which Buyer is fully released and discharged from the Expenditure Commitment. Buyer shall notify the holder of the Purchase Note of any increase in the principal amount of the holder's Purchase Note within 5 Business Days after the end of the calendar quarter in which Buyer is fully released and discharged from the Expenditure Commitment. As an example only, if the principal amounts of the $800,000 and $200,000 Purchase Notes have been reduced to $720,000 and $180,000 respectively, on account of a $100,000 Management Expenditure which is an Expenditure Commitment, and, after paying $50,000 to the Expenditure Commitment payee pursuant to the Expenditure Commitment. Buyer is substantially fully discharged and released by the payee from the remaining $50,000 of the Expenditure Commitment, the principal amount of the $720,000 Purchase Note would be increased by $40,000 (800,000/1,000,000 of the discharged and released $50,000 Expenditure Commitment), and the principal amount of the $180,000 Purchase Note would be increased by $10,000 (200,000/1,000,000 of the discharged and released $50,000 Expenditure Commitment), such increases in principal amount to be effective as of the last day of the calendar quarter in which Buyer was fully discharged and released from the $50,000 Expenditure Commitment.

         (c) OPERATING ADVANCES. The principal amount of each Purchase Note delivered by Buyer to SFC at the Closing shall be reduced pro rata by the aggregate amount of all Operating Advances, unless Buyer and the party or parties requesting the Operating Advances agree in writing to other repayment terms, in which case the Operating Advances shall be repaid in accordance with such other repayment terms. As an example only, if the aggregate amount of Operating Advances is $50,000, the principal amount of the $800,000 Purchase Note would be reduced by $40,000 (800,000/1,000,000 of the $50,000 Operating Advances) to $760,000, and the principal amount of the $200,000 Purchase Note would be reduced by $10,000 (200,000/1,000,000 of the $50,000 Operating Advances) to $190,000.

         (d) NO DISPROPORTIONATE ADJUSTMENTS. Adjustments to the Purchase Notes shall in all cases be pro rata as described in subsections (a) and (b) above, so that one Purchase Note is not reduced by a proportionately greater amount than the other Purchase Notes.

    2.5 ALLOCATION OF PURCHASE CONSIDERATION. The Purchase Consideration shall be allocated among the Purchased Assets as set forth on EXHIBIT B, based on the amounts in the Final Closing Trial Balance Allocation.

     2.6 TRANSFER TAXES. Buyer shall be responsible for any documentary transfer taxes and any sales, use or other taxes imposed by reason of the transfers of the Purchased Assets hereunder and any deficiency, interest, or penalty asserted with respect thereto.

     2.7 ADDITIONAL CONSIDERATION. The parties acknowledge that prior to the date hereof, and in satisfaction of certain intercompany liabilities owed by SFC to StratAmerica, SFC has made certain payments to Krausz Enterprises, including a payment of $50,000 on June 30, 1995, to discharge liabilities of StratAmerica under guarantees of a real property lease for a restaurant located in Cerritos, California. A letter of intent among the parties for the transactions contemplated by this Agreement dated June 8, 1995, contemplated that, as additional consideration to Sellers, Buyer would assume StratAmerica's's obligations to Krausz Enterprises under the lease guaranty. The parties acknowledge that as a result of current SFC cash flow deficiencies and projected SFC cash flow deficiencies through Closing Date, the $50,000 payment of SFC to Krausz Enterprises will result in a corresponding $50,000 increase in the Assumed Obligations to be assumed by Buyer at the Closing and, therefore, an increase in the total Purchase Consideration to Sellers of $50.000 over the amount of Purchase Consideration that Sellers would receive if the $50,000 payment had not been made by SFC. In order to give effect to the letter of intent provisions contemplating that Buyer would assume the lease guaranty obligations, Buyer did not object to the $50,000 payment by SFC to Krausz Enterprises or request a decrease in the Cash Consideration or principal amount of the Purchase Notes, notwithstanding the $50,000 increase in Assumed Obligations.

                                 ARTICLE III

                                   CLOSING
                                   -------

     3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Miller, Nash, Wiener, Hager & Carlsen, 111 S.W. Fifth Avenue, Portland, Oregon 97204 at 9:00 a.m., Portland, Oregon, time, on the date (the "Closing Date") which is the last Business Day of SFC's two-week payroll period during which payroll period the Shareholder Approval is obtained, or at such other date and time as the parties hereto mutually agree.

     3.2  DOCUMENTS EXECUTED AND DELIVERED AT CLOSING.

          (a) CONVEYANCES, INSTRUMENTS, AND ASSIGNMENT AND ASSUMPTION DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLERS AND STRATAMERICA. To effect the transactions referred to in Sections 2.1 and 2.2, at the Closing, Sellers (and, with respect to subparagraph (iv) below, Sellers and StratAmerica) shall execute and deliver to Buyer.

               (i) A Bill of Sale in substantially the form attached hereto as EXHIBIT C;

               (ii) An assignment and Assumption Agreement in substantially the form attached hereto as EXHIBIT D;

          (iii) A Sublease Termination Agreement with respect to each SMC Sublease in substantially the form attached hereto as EXHIBIT E which shall be effective as of the Settlement Time, except that the Palm Springs Sublease shall not be terminated if SFC and Buyer are unable to negotiate with Palm Springs Associates, Ltd. the terms of the Palm Springs Lease Agreement as provided in Section 2.3;

          (iv) An Assignment and Assumption of Sublease in substantially the form attached hereto as EXHIBIT F;

          (v) Agreements ("Workers' Compensation Assignment and Assumption Agrements") among StratAmerica, Sellers, Buyer, and each Workers' Compensation Plan Provider, the form and substance of which shall be negotiated by the parties in good faith immediately following the date of this Agreement, pursuant to which the Workers' Compensation Plan
     Provider: (i) acknowledges and agrees to the assignment by Sellers to Buyer of the Workers' Compensation Plan Year Adjustment Refunds and the assumption by Buyer of the Workers' Compensation Plan Year Adjustment Liabilities pursuant to Section 2.2; and (ii) agrees that after the Settlement Time, Buyer shall have the exclusive right to settle, compromise, or enter into other agreements or understandings with the Workers' Compensation Plan Provider with respect to the amounts of Workers' Compensation Plan Year Adjustment Refunds and Workers' Compensation Plan Year Adjustment Liabilities; and

          (vi) Such other instruments as Buyer may reasonably request to vest in Buyer good title in and to the Purchased Assets in accordance with the provisions of this Agreement.

     (b) ASSIGNMENT AND ASSUMPTION DOCUMENTS TO BE EXECUTED AND DELIVERED BY BUYER AT CLOSING; DELIVERY OR CANCELED STRATAMERICA NOTE. To effect the transactions referred to in Sections 2.1 and 2.2, at the Closing, Buyer shall execute and deliver to Sellers the Assignment and Assumption Agreement, Sublease Termination Agreements, Assignment and Assumption of Sublease, and Workers' Compensation Assignment and Assumption Agreements referred to in subparagraph (a) above and Buyer shall surrender to Sellers the original StratAmerica Note marked "cancelled." Upon Buyer's delivery to Seller of the canceled StratAmerica Note, StartAmerica shall be released from all of its obligations thereunder.

     (c) TERMINATION OF CERTAIN AGREEMENTS BETWEEN BUYER AND SFC. At the Closing, Buyer and SFC shall each execute and deliver the License Termination Agreement and Services Termination Agreement in substantially the forms attached hereto as EXHIBITS G AND H, respectively. After the Closing Date, the use of the name "Shari's" by Sellers and their Affiliates shall be prohibited, and Sellers and their Affiliates shall not identify themselves as "Shari's" restaurants or former "Shari's" restaurant operators (except as required to comply with applicable law), or use the "Shari's" name in their respective corporate names. At the Closing, each Seller shall deliver to Buyer duly executed and authorized amendments to its articles of incorporation in proper form for filing which when filed will change its corporate name so that it does not refer to "Shari's", and therafter SMC, at SMC's expense, shall cause each such amendment to be filed with the Secretary of State of the state in which the corporation is incorporated.

     (d) SERVICES AND MANAGEMENT AGREEMENT. At the Closing, Buyer and SFC (under its new corporate name, as provided for above) shall enter into a Services and Management Agreement in substantially the form attached hereto as EXHIBIT I pursuant to which Buyer will manage and provide accounting services to the Retained Restaurants.

     3.3 OTHER DELIVERIES AT CLOSING. In addition to the foregoing matters, at the Closing, Buyer and Sellers shall each deliver the certificates, opinions of counsel, and other documents described in Articles VII and VIII.

     3.4 PROCEDURES FOR PREPARATION OF FINAL CLOSING TRIAL BALANCE ALLOCATION. The amounts of the Purchased Assets and Assumed Obligations allocated to the Purchased Restaurants on the Trial Balance Allocation in
Section 1.1 shall be adjusted as of the Settlement Time to equal the amounts set forth in the Final Closing Trial Balance Allocation. No later than 9 Business Days prior to the anticipated Closing Date, Buyer shall prepare and deliver to StratAmerica and Sellers (collectively, the "Seller Group") the Preliminary Closing Trial Balance Allocation. Thereafter, the Seller Group shall review the Preliminary Closing Trial Balance Allocation and notify Buyer of any objections no later than 5 Business Days after receipt of the Preliminary Closing Trial Balance Allocation from Buyer, specifying in detail the objections. If the Seller Group does not object to the Preliminary Closing Trial Balance Allocation within such 5-Business Day period, the Seller Group shall conclusively be deemed to have agreed to the Preliminary Trial Balance Allocation, and the parties shall proceed to close the transactions contemplated by this Agreement in accordance with the terms hereof, subject to the provisions of Articles VII and VIII. If the Seller Group objects to the Preliminary Closing Trial Balance Allocation within such 5-Business Day period. Buyer and the Seller Group shall cooperate and negotiate in good faith to resolve their disagreement so as to consummate the Closing as soon as possible. Within 15 Business Days after the end of the four-week accounting period during which the Closing occurs. Buyer shall provide to the Seller Group Buyer's computation of the Final Closing Trial Balance Allocation, based on Sellers' closed books and records for such accounting period. If the Seller Group does not object to Buyer's computation of the Final Closing Trial Balance Allocation within 10 Business Days after receipt thereof from Buyer, Buyer's computation of the Final Closing Trial Balance Allocation shall be final and binding on the parties. If the Seller Group objects to Buyer's computation of the Final Closing Trial Balance Allocation within such 10-Business Day period and Buyer and the Seller Group cannot reach agreement on the computation within 15 Business Days after notification by the Seller Group of their objection. Buyer and the Seller Group shall submit the issue for resolution by Arthur Andersen, it being agreed that Buyer and the Seller Group shall each bear one-half of the fees and expenses of such accounting firm.

     3.5 CONVERSION OF WORKERS' COMPENSATION AND HEALTH INSURANCE PLANS. Effective as of the Settlement Time, the Retained Restaurants shall be excluded from coverage under Sellers' and StratAmerica's current Workers' Compensation Plans and health insurance plans, and included in new workers' compensation and health insurance plans. Such new workers' compensation and health insurance plans shall require payment of fixed premiums only by the Retained Restaurants without additional contingent premiums, charges, or other payments based on claims experience, provided that such fixed premium plans are available from plan providers at a reasonable cost.



                                 ARTICLE IV


          REPRESENTATIONS AND WARRANTIES OF SELLERS AND STRATAMERICA
          ----------------------------------------------------------

     Except as disclosed on Schedule 4, Sellers and StratAmerica hereby each represent and warrant to Buyer, as of the date of this Agreement and the Closing Date, as follows, and all other warranties, express or implied, are hereby excluded:

     4.1 ORGANIZATION OF SELLERS. To Sellers' and StratAmerica's knowledge, each Seller is duly organized. Each Seller is validly existing under the laws of its state of incorporation, and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

     4.2 AUTHORIZATION. Sellers and StratAmerica each have all necessary power and authority, corporate and otherwise, and have taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder, except that the consummation of the transactions contemplated by this Agreement are subject to obtaining the approval of StratAmerica's shareholders (the "StratAmerica Shareholder Approval"). The execution and delivery of this Agreement have been duly authorized by each of the Sellers and StratAmerica, and this Agreement is a legal, valid and binding obligation of each of the Sellers and StratAmerica enforceable against each of them in accordance with its terms (subject to obtaining the StratAmerica Shareholder Approval), except as limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity). References to the "Agreement" in this Article IV and in Article V shall include all agreements, notes, and other instruments which are exhibits hereto.

     4.3.  TITLE TO ASSETS, ETC.  To Sellers' and StratAmerica's knowledge:
(a) Sellers have or will have as of the Closing Date good and marketable title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any and all Encumbrances, except for Encumbrances disclosed on the lien searches described in this section below and minor liens which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, or interfere with their present use, and have not arisen other than in the ordinary course of the
Business: and (b) none of the real property improvements (including Leasehold Improvements), equipment and other tangible assets owned or used by Sellers at the Facilities is subject to any commitment or other arrangement for their sale or use by any Affiliate of Sellers or third parties. In connection with Sellers' and StratAmerica's representation and warranty in subsection (a) above, Buyer shall deliver to the

Seller Group no later than 9 Business Days prior to the anticipated Closing Date copies of the results of lien searches commissioned by Buyer at Buyer's expense from third party providers showing liens discovered by such third party providers against assets owned of record by Sellers. Sellers and StratAmerica shall disclose to Buyer no later than 4 Business Days after receipt from Buyer of such lien search results any Encumbrances to Sellers' and StratAmerica's knowledge against the Purchased Assets which are not noted on the lien searches.

    4.4 CONTRACTS. To Sellers' and StratAmerica's knowledge, no Lease is subject to any Encumbrance created by or through StratAmerica.

    4.5 NO CONFLICT OR VIOLATION. To Sellers' and StratAmerica's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws of Sellers or StratAmerica, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which StratAmerica is a party or by which the Purchased Assets are bound, (c) a violation by Sellers or StratAmerica of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (d) an imposition of any material Encumbrance, restriction or charge on the Business or on any of the Purchased Assets.

    4.6 CONSENTS AND APPROVALS. To Sellers' and StratAmerica's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Sellers or StratAmerica in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than the StratAmerica Shareholder Approval and filings by StratAmerica with the Securities and Exchange Commission in connection with StratAmerica's proxy solicitation to obtain the StratAmerica Shareholder Approval.

    4.7 LITIGATION. To Sellers' and StratAmerica's knowledge, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action or investigation (collectively, "Actions") pending or threatened or anticipated against, relating to or affecting the Business, or former officers, employees, agents, or other personnel of Sellers (collectively, "Personnel"), or the transactions contemplated by this Agreement. To Sellers' and StratAmerica's knowledge, Sellers are not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Sellers or their Business or activities.

    4.8 COMPLIANCE WITH LAW. To Sellers' and StratAmerica's knowledge, Sellers have not received any notice to the effect that, or otherwise been advised that, they are not in compliance with any statutes, regulations, orders, ordinances or other laws where the failure to comply would have a material adverse effect on the business or financial condition of any of the Sellers.

    4.9 NO OTHER AGREEMENTS TO SELL THE ASSETS OF SELLERS. To Sellers' and StratAmerica's knowledge, none of the Sellers, StratAmerica, nor any of their respective shareholders has any obligation, absolute or contingent, to any other person or firm to sell the Purchased Assets, to sell a majority of the capital stock of any of the Sellers, or to effect any merger, consolidation or other reorganization of any of the Sellers or to enter into any agreement with respect thereto.

    4.10 TAX MATTERS. To Sellers' and StratAmerica's knowledge, neither StratAmerica, Sellers, nor any of their Affiliates (collectively, "Taxpayers") are delinquent in the payment of any taxes. For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, real or personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

                                 ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

    Buyer hereby represents and warrants to Sellers and StratAmerica, as of the date of this Agreement and the Closing Date, as follows, and all other warranties, express or implied, are hereby excluded:

    5.1 ORGANIZATION OF BUYER. To Buyer's knowledge, Buyer is duly organized. Buyer is validly existing under the laws of the State of Oregon.

    5.2 AUTHORIZATION. Buyer has all necessary power and authority, corporate and otherwise, and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity).

    5.3 NO CONFLICT OR VIOLATION. To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party, or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

    5.4 CONSENTS AND APPROVALS. To Buyer's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    5.5 CERTAIN LIABILITIES OF STRATAMERICA AND SELLERS TO BUYER. To Buyer's knowledge, neither StratAmerica nor any of the Sellers has any outstanding payment obligations to Buyer other than payment obligations under the StratAmerica Note and service fee and royalty obligations under the Services Agreement and License Agreement, respectively.

                                  ARTICLE VI

                                  COVENANTS
                                  ---------

    6.1 MAINTENANCE OF BUSINESS PRIOR TO CLOSING. From the date hereof through the Closing, Sellers shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice, and neither Sellers, StratAmerica, nor Buyer in performing services under the Service Agreement shall take any action inconsistent therewith or with the consummation of the Closing. Without limiting the generality of the foregoing, Sellers shall pay and discharge their debts and other liabilities in the ordinary course and substantially consistent with past practices, including timing of payments to creditors, to the extent that Sellers have cash flow available to pay and discharge such debts and liabilities.

    6.2 ACCESS: COOPERATION. From the date hereof through the Closing, Sellers shall provide complete access to their facilities, books, records, employees, customers, and suppliers, and shall cause the Representatives of Sellers to cooperate fully with Buyer and Buyer's Representatives in connection with Buyer's due diligence investigation of the Purchased Assets and Assumed Obligations.

    6.3 CONSENTS AND BEST EFFORTS. As soon as practicable after the date of this Agreement, StratAmerica shall file preliminary proxy materials with the Securities and Exchange Commission in connection with StratAmerica's proxy solicitation to obtain the StratAmerica Shareholder Approval. Buyer shall provide StratAmerica such information as is reasonably necessary to enable StratAmerica to prepare such filings with the Securities and Exchange Commission ("SEC"), and cooperate in providing information for a fairness opinion or valuation to be commissioned by StratAmerica in connection with obtaining the StratAmerica Shareholder Approval. StratAmerica shall promptly respond to any comments of the Securities and Exchange Commission relating to such proxy materials, and use its best efforts to complete the proxy solicitation as soon as possible. As soon as practicable after the date of this Agreement, Buyer and Sellers, as applicable, will commence all other reasonable action required hereunder to obtain all applicable Permits, consents, and approvals of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment and transfer of the Purchased Assets. To the extent any of the SMC Subleases may not be terminated, or the Irving SFC Sublease or any other Leasehold Interests may not be assigned to Buyer on the Closing Date without the written consent of the lessor under the Main Lease or any other third party (such consent being referred to as a "Lease Consent"), the parties shall use their best reasonable efforts to secure the required consent prior to the Closing Date, but neither Buyer nor Sellers shall be required to provide economic incentives to such lessor or third party or to commence litigation against the lessor or third party. Buyer shall have the sole responsibility to apply for and obtain at its expense any and all consents required to transfer Permits or any and all new Permits for continued operation of the Facilities, and any and all required consents to the sale of the Purchased Assets by Sellers and assumption of the Assumed Obligations by Buyer pursuant to this Agreement from third parties; provided that StratAmerica and Sellers shall cooperate with (but shall not indemnify) Buyer, at Buyer's expense, as reasonably necessary to enable Buyer to obtain the required consents or Permits. Any party required by applicable law to make any regulatory filing with or obtain any approval from any governmental authority shall have the sole responsibility to make the filing or obtain the approval at such party's expense. StratAmerica and Sellers shall have the sole responsibility to obtain the StratAmerica Shareholder Approval at their expense.

    6.4  EMPLOYEES.

    (a) Effective as of the Settlement Time, Buyer shall make offers of employment at will to all employees then actively employed by Sellers at the Purchased Restaurants at their current compensation levels; provided that Buyer may make changes in job descriptions and other terms of employment to meet its operational objectives.

    (b) After the Settlement Time, Buyer will use its best efforts to offer and provide coverage to all employees it hires pursuant to this section who were provided corresponding benefits by Sellers under Sellers' corresponding benefit plans, health and other welfare benefits approximately comparable to those benefits offered under Buyer's existing employee benefit plans to Buyer's employees performing the same or similar functions at Buyer's restaurants; provided that, if Buyer does not have a corresponding benefit under its corresponding benefit plan or if Buyer's corresponding benefit plan does not permit coverage of some or all of such employees, Buyer shall not be obligated to offer or provide such coverage until such coverage is permitted under Buyer's corresponding benefit plan. Employees not provided corresponding benefits by Sellers under Seller's corresponding benefit plans at the Settlement Time shall be eligible for coverage thereafter under Buyer's corresponding benefit plans on the same basis that coverage would be available to similarly situated employees of Buyer. Nothing in this section shall prevent Buyer from adjusting the level of benefits from time to time.

    (c) Buyer shall credit each employee hired pursuant to this section with the number of vacation and sick days which such employee has accrued under Seller's compensation and benefit plans; provided that vacation and sick day accrual for periods of employment after the Settlement Time shall be in accordance with Buyer's compensation and benefit plans. For purposes of calculating the number of days of paid vacation per year to which each employee hired pursuant to this section will be entitled while employed by Buyer, the employee will be given credit for the period of his or her employment by Sellers.

    6.5 CERTAIN PROHIBITED TRANSACTIONS. From the date hereof through the Closing, Sellers shall not, without Buyer's prior written consent, and Buyer in its capacity under the Services Agreement shall not cause Sellers to, without Sellers' prior written consent:

    (a) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, limited liability company, firm or corporation, except in the ordinary course of business and consistent with past practice;

    (b) Issue any shares of their capital stock or any other securities or any securities convertible into shares of their capital stock or any other securities;

    (c) Pay or incur any obligation to pay any dividend on their capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock except for any such dividend, distribution, or redemption which is not payable or consummated until after the Closing Date and does not and could not result in any Encumbrance on the Purchased Assets or increase in the Assumed Obligations;

    (d)  Make any change to their articles of incorporation or bylaws;

    (e) Mortgage, pledge or otherwise encumber any of their properties or assets or sell, transfer or otherwise dispose of any of their properties or assets or cancel, release or assign any indebtedness owed to them or any claims held by them, except in the ordinary course of business and consistent with past practice;

    (f) Transfer any assets or liabilities of a Purchased Restaurant to a Retained Restaurant, or of a Retained Restaurant to a Purchased Restaurant;

    (g) Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, limited liability company, firm or corporation, except in the ordinary course of business and consistent with past practice;

    (h) Materially increase the compensation levels of Personnel or grant any unusual or extraordinary bonuses, benefits, or other forms of direct or indirect compensation to any Personnel;

    (i) Pay and discharge their debts and liabilities other than in the ordinary course and substantially consistent with past practices, including timing of payments to creditors, to the extent that Sellers have cash flow available to pay and discharge such debts and liabilities;

    (j) Enter into or terminate any material contract or agreement, or make any material change in any Contracts or Leases, other than in the ordinary course of business and consistent with past practice;

    (k) Take any other action which would cause any representation or warranty of StratAmerica or Sellers in this Agreement to be or become untrue in any material respect; or

    (l)  Agree to do any of the foregoing.

    6.6 NOTIFICATION OF CERTAIN MATTERS. Each party shall give the other parties prompt notice of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of the notifying party's representations and warranties contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date, and any material failure of the notifying party to comply with or satisfy any of its covenants, conditions, or agreements to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

    6.7 NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC. OF SELLERS. Sellers and StratAmerica shall not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any of the Sellers' capital stock or the merger of any of the Sellers with, or any direct or indirect disposition of any of the Sellers' assets or business constituting all or a part of the Purchased Assets to, any person other than Buyer or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that Sellers or StratAmerica receive an unsolicited offer for such a transaction or obtain information that such an offer is likely to be made, Sellers, StratAmerica, or all of them as the case may be, shall provide Buyer with notice thereof as soon as possible after receipt, including the identity of the prospective purchaser or soliciting party.

    6.8 SUSPENSION OF CERTAIN PAYMENTS. SFC's obligations to pay royalties to Buyer pursuant to the License Agreement shall be suspended for a period (the "Suspension Period") beginning on June 8, 1995, and ending on the earlier of (a) October 31, 1995, or (b) the date that Buyer communicates to Sellers in writing Buyer's reasonable belief that the Closing is not likely to occur prior to October 31, 1995; provided that Roger Battistone also agrees to the suspension during the Suspension Period of all interest payable to Mr. Battistone under a series of promissory notes issued by SFC to Mr. Battistone totaling approximately $1,460,000. If the Closing occurs, SFC shall be discharged from all obligations to pay royalties which accrued under the License Agreement during the Suspension Period. If the Closing does not occur, SFC shall be responsible for paying such royalty obligations which accrued during the Suspension Period.

                                ARTICLE VII
                     CONDITIONS TO SELLERS' OBLIGATIONS
                     ----------------------------------

    The obligations of Sellers and StratAmerica to consummate the transactions provided for hereby are subject, in the discretion of Sellers and StratAmerica, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

    7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such representations and warranties had been made or given at and as of the Closing, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

    7.2 CONSENTS. The StratAmerica Shareholder Approval and all consents, approvals and waivers from governmental authorities necessary to permit Sellers to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained.

    7.3 NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage Sellers if the transactions contemplated hereunder are consummated.

     7.4 OPINION OF COUNSEL. Buyer shall have delivered to SFC the opinion of Miller, Nash, Wiener, Hager & Carlsen, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers and their counsel, containing the opinions set forth in EXHIBIT I attached hereto.

    7.5 PRELIMINARY CLOSING TRIAL BALANCE ALLOCATION. The parties shall have agreed to the Preliminary Closing Trial Balance Allocation in accordance with
Section 3.4.

    7.6 DEBT RELEASE AGREEMENT. StratAmerica, SFC, and Roger Battistone shall have entered into a Debt Release Agreement in substantially the form attached hereto as EXHIBIT K (the "Debt Release Agreement") within 30 days after the date of this Agreement, Mr. Battistone shall not have repudiated his obligations thereunder, and the Debt Release Agreement shall continue to be enforceable.

    7.7 CERTIFICATES. Buyer will furnish SFC with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Sellers.

                                 ARTICLE VIII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

    The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

    8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers and StratAmerica contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such representations and warranties had been made or given at and as of the Closing, and Sellers and StratAmerica shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

    8.2 CONSENTS. The StratAmerica Shareholder Approval and all consents, approvals and waivers from governmental authorities necessary to permit Sellers to transfer the Purchased Assets to Buyer as contemplated hereby shall have been obtained.

    8.3 NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No Action by any governmental authority shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own, operate or possess the Purchased Assets after the Closing or to damage Buyer materially if the transactions contemplated hereunder are consummated.

    8.4 NO ENCUMBRANCES. Buyer shall be reasonably satisfied that the Purchased Assets are free and clear of any and all material Encumbrances.

   8.5 OPTION OF COUNSEL. Sellers shall have delivered to Buyer the opinion of Hunter & Brown, counsel to Sellers and StratAmerica, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, containing the opinions set forth in EXHIBIT K attached hereto.

    8.6 PRELIMINARY CLOSING TRIAL BALANCE ALLOCATION. The parties shall have agreed to the Preliminary Closing Trial Balance Allocation in accordance with
Section 3.4.

    8.7 CERTIFICATES. Sellers will furnish Buyer with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

    8.8 DEBT RELEASE AGREEMENT. StratAmerica, SFC, and Roger Battistone shall have entered into the Debt Release Agreement within 30 days after the date of this Agreement.

                                ARTICLE IX

                        ACTIONS BY SELLERS AND BUYER
                        ----------------------------
                              AFTER THE CLOSING
                              -----------------

    9.1 BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records retained and remaining in existence and in a party's possession after the Closing Date (without substantial disruption of such party's business) which are necessary or useful in connection with any tax inquiry, audit, report requirement, investigation or dispute, any litigation or investigation, or any other reasonable business purpose. The party requesting any such Books and Records shall bear all of the out-of-pocket costs and expenses (including without limitation, attorney fees) reasonably incurred in connection with providing such Books and Records.

    9.2 FURTHER ASSURANCES. Both before and after the Closing Date, each party shall cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

                                ARTICLE X

                               TERMINATION
                               -----------

    10. TERMINATION. This Agreement may be terminated as follows:

     (a) By the mutual written consent of Buyer, StratAmerica, and all of the Sellers;

     (b) By Buyer on the one hand, or StratAmerica and all of the Sellers on the other, in the event of a material breach by the other or any representation, warranty, covenant, or agreement contained herein which is not cured or cannot be cured within 15 days after written notice of such termination has been delivered to the party or parties in breach; provided, however, that termination pursuant to this section shall not relieve the breaching party or parties of liability for breach of any of the provisions of this Agreement except for breaches for which the exclusive remedy of a party is termination of the Agreement as provided in Section 11.12; or

     (c) By Buyer on the one hand, or StratAmerica and all of the Sellers on the other, in the event that the Closing has not occurred by December 29, 1995, unless the failure to so consummate the Closing by such date is due to a breach of this Agreement by the party or parties seeking to terminate.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

    11.1 SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties of the parties to this Agreement shall survive the Closing Date until the date that is the first anniversary of the Closing Date.

    11.2 NOTICES, ETC. All notices, requests, demands, and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery or immediately upon delivery by facsimile to the facsimile number set forth below for each party, on the day after timely deposit with a reputable overnight courier with next-day delivery instructions, or on the fifth business day after deposit in the United States Mail, first-class postage prepaid, addressed as follows:

          If to any of the Sellers        Shari's Franchise Corp.
          or all of them:                 ________________________________
                                          ________________________________
                                          Facsimile No. (___)_____________
                                          Attention: _____________________

          If to StratAmerica and/or:      ________________________________
          the Seller Group                ________________________________
                                          ________________________________
                                          Facsimile No. (___)_____________
                                          Attention: _____________________

          With a copy of                  Scott Hunter
          notices to Sellers and/         Hunter & Brown
          or StratAmerica to:             One Utah Center
                                          201 South Main, Suite 1300
                                          Salt Lake City, Utah  84111-2215
                                          Facsimile No. (801) 532-8736

          If to Buyer:                    Shari's Management Corporation
                                          8205 S.W. Creekside Place, Suite D
                                          Beaverton, Oregon  97008
                                          Facsimile No. (503) 646-3185
                                          Attention:  President

          With a copy to:                 Michael E. Arthur and John R. Heninger
                                          Miller, Nash, Wiener, Hager & Carlsen
                                          3500 U. S. Bancorp Tower
                                          111 S.W. Fifth Avenue
                                          Portland, Oregon  97204-3699
                                          Facsimile No. (503) 224-0155

or to such other address as may be notified by the parties from time to time in accordance with this section.

    11.3 AMENDMENTS AND WAIVER. This Agreement may be amended or modified by, and only by, a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party or parties against whom such waiver is sought to be enforced.

    11.4 EXPENSES AND OPERATING ADVANCES. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby; provided that Buyer may at its option advance funds for Transaction Costs to StratAmerica or SFC upon request of either StratAmerica or SFC, and for Operating Advances to SFC upon SFC's request. Advances for Transaction Costs shall be joint and several obligations of StratAmerica and SFC to Buyer, to be repaid in accordance with
Section 2.4(a) if the Closing occurs, and otherwise to be due and payable within 30 Business Days after termination of this Agreement. Operating Advances shall be obligations of Sellers only, to be repaid in accordance with Section 2.4(c) if the Closing occurs, and otherwise to be due and payable within 30 Business Days after termination of this Agreement. In the event of a working capital shortfall necessitating an Operating Advance, SMC shall notify StratAmerica and SFC of the shortfall, specifying the nature of the shortfall and the amount of required working capital, and promptly thereafter SFC shall notify Buyer whether SFC elects to request an Operating Advance and the amount, if any, of the requested Operating Advance. Buyer may at its option advance all or part of any such Operating Advance requested by SFC. Sellers hereby agree that any Operating Advances advanced to SFC pursuant to this section shall be secured "Obligations" as defined in and under the terms of the Security Agreement dated as of December 19, 1985, among Buyer, as secured party, and Restaurants, Etc. and Sellers, as debtors. Buyer hereby represents and warrants to Sellers and StratAmerica, and Sellers and StratAmerica hereby represent and warrant to Buyer, that neither the party making such representation and warranty nor its Representatives have taken, nor will they take, any action that would cause the beneficiary of such representation and warranty to have any obligation or liability to any person for any finders' fees, brokerage fees, agents' commissions, or like payments in connection with the transactions contemplated hereby. Each of Sellers and StratAmerica on the one hand, and Buyers on the other, shall indemnify and hold harmless the other from and against any claim that is asserted by any person for a finders' or brokerage fee, agents' commission, or like payment with respect to this Agreement arising from any act, representation, or promise of the indemnifying party or its Representative.

    11.5 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

    11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    11.7 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity not a party to this Agreement.

    11.8 EXHIBITS AND SCHEDULES. All exhibits and schedules referred to herein and attached hereto are incorporated herein for all purposes.

    11.9 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to such subject matter.

    11.10 GOVERNING LAW. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the state of Oregon (without reference to the principles of conflict of laws thereof).

    11.11 ATTORNEY FEES. In the event any party shall seek enforcement or interpretation of any covenant, warranty, or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

    11.12 RIGHTS AND REMEDIES. All the rights and remedies provided to the parties under this Agreement are cumulative, and none is exclusive of any other right or remedy a party may have hereunder or under applicable law; provided that Buyer shall not exercise any right of setoff against amounts due under the Purchase Notes prior to obtaining a judgment against StratAmerica or any of the Sellers for the amount of such setoff. The parties agree that prior to the Closing, the parties' exclusive remedies for breach of any of the provisions of Articles 4 and 5, and Section 6.3 (except the requirement in Section 6.3 that StratAmerica make the SEC filings and complete the proxy solicitation at StratAmerica's and Sellers' expense (if the SEC approves the proxy materials) in order to enable StratAmerica to obtain the StratAmerica Shareholder Approval) shall be termination of the Agreement pursuant to Article X.

    11.13 NO THIRD-PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

    11.14 PUBLICITY. No party to this Agreement shall directly or indirectly make any press release for general circulation, public announcement or disclosure, or issue any notice or general communication to employees or other persons with respect to any of the transactions contemplated by this Agreement without the prior written consent of the other party to this Agreement. However, nothing herein shall prohibit any party from issuing any press release or other notice it believes it is required by law to release, provided that advance notice or opportunity for review and comment shall be given to the other parties to this Agreement, if time permits.

    11.15 CONFIDENTIAL INFORMATION. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, advisers and Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transaction as provided in Section 11.14. No party hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it has and will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to advisers, consultants and Affiliates in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

    The parties hereto have caused this Agreement to be executed by a duly authorized officer, as of the date first written above.

SHARI'S FRANCHISE CORP.       SHARI'S MANAGEMENT CORPORATION


By  /s/Dale E. Larsson             By  /s/Larry Curtis
   ---------------------              -------------------
Name                               Name   Larry Curtis
     -------------------                -----------------
Title  Secretary                   Title  President/COO
      ------------------                 ----------------
                 9/6/95


SHARI'S OF CHEYENNE, INC.     SHARI'S OF COLORADO SPRINGS, INC.


By  /s/Dale E. Larsson             By  /s/Dale E. Larsson
   ---------------------              -------------------
Name                               Name
     -------------------                -----------------
Title  Secretary                   Title  Secretary
      ------------------                 ----------------
                  9/6/95                           9/6/95


SHARI'S OF LARAMIE, INC.      SHARI'S OF PALM SPRINGS, INC.


By  /s/Dale E. Larsson             By  /s/Dale E. Larsson
   ---------------------              -------------------
Name                               Name
     -------------------                -----------------
Title                              Title  Secretary
      ------------------                 ----------------
                  9/6/95                           9/6/95



SHARI'S OF RED BLUFF, INC.    SHARI'S OF SACRAMENTO, INC.


By  /s/Dale E. Larsson             By  /s/Dale E. Larsson
   ---------------------              -------------------
Name                               Name
     -------------------                -----------------
Title  Secretary                   Title  Secretary
      ------------------                 ----------------
                  9/6/95                           9/6/95



STRATAMERICA CORPORATION


By  /s/Dale E. Larsson
   ---------------------
Name
     -------------------
Title  Secretary
      ------------------
                  9/6/95

                                                                     EXHIBIT A-1

                                 PROMISSORY NOTE


$800,000                                                       Beaverton, Oregon
                                                           _______________, 1995


    For value received, Shari's Management Corporation, an Oregon corporation ("Payor"), promises to pay to the order of Shari's Franchise Corp. at ________________________________________________ (or at such other address as the holder of this note may designate in writing), the principal sum of Eight Hundred Thousand Dollars ($800,000), together with interest thereon at the rate of eight percent (8%) per annum (the "Note Rate") from the date hereof until fully paid, payable on the first day of each month: (a) in monthly installments of interest only through the month in which the Disposition Date (as defined below) occurs; and (b) thereafter, in equal, fully-amortizing monthly installments of principal and accrued interest, with the final installment due on the tenth anniversary of the date hereof, without regard to whether the Disposition Date has occurred (the "Maturity Date"). On the Maturity Date, the entire balance, including accrued but unpaid interest on this note, shall be immediately due and payable.

    The principal amount of this note is subject to reduction in accordance with the terms of the Purchase Agreement (as defined below).

    All or any portion of principal may be prepaid at any time without penalty. All payments shall be applied first to interest accrued to the date of payment and then to principal.

     Payor hereby waives notice of acceptance, presentment, demand, dishonor, notice of dishonor, and protest.

    In the event that the holder or Payor seeks enforcement or interpretation of this note, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

    As used in this note, capitalized terms not defined above shall have the following meanings:

    "Disposition Date" shall mean the date referred to in Section 4.1 of the Services and Management Agreement dated as of __________________, 1995, between Payor and Heidi's Holding Corporation.

                                  - A-1 -

    "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 14, 1995, among Payor, Shari's Franchise Corp. ("SFC"), certain wholly owned subsidiaries of SFC, and StratAmerica Corporation.

                              "PAYOR"


                              SHARI'S MANAGEMENT CORPORATION


                              By: _____________________________________________
                              Name: ___________________________________________
                              Title:___________________________________________

                                  - A-1 -

                                                                    EXHIBIT A-2


                                 PROMISSORY NOTE


$200,000                                                       Beaverton, Oregon
                                                           _______________, 1995


          For value received, Shari's Management Corporation, an Oregon corporation ("Payor"), promises to pay to the order of Shari's Franchise Corp. at ________________________________________________ (or at such other address as the holder of this note may designate in writing), the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest thereon at the rate of eight percent (8%) per annum (the "Note Rate") from the date hereof until fully paid, payable on the first day of each month: (a) in monthly installments of interest only through the month in which the Disposition Date (as defined below) occurs; and (b) thereafter, in equal, fully-amortizing monthly installments of principal and accrued interest, with the final installment due on the tenth anniversary of the date hereof, without regard to whether the Disposition Date has occurred (the "Maturity Date"). On the Maturity Date, the entire balance, including accrued but unpaid interest on this note, shall be immediately due and payable.

          The principal amount of this note is subject to reduction in accordance with the terms of the Purchase Agreement (as defined below).

          All or any portion of principal may be prepaid at any time without penalty. All payments shall be applied first to interest accrued to the date of payment and then to principal.

          Payor hereby waives notice of acceptance, presentment, demand, dishonor, notice of dishonor, and protest.

          In the event that the holder or Payor seeks enforcement or interpretation of this note, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          As used in this note, capitalized terms not defined above shall have the following meanings:

          "Disposition Date" shall mean the date referred to in Section 4.1 of the Services and Management Agreement dated as of __________________, 1995, between Payor and Heidi's Holding Corporation.




                                    - A-2 -

          "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of August 14, 1995, among Payor, Shari's Franchise Corp. ("SFC"), certain wholly-owned subsidiaries of SFC, and StratAmerica Corporation.


                              "PAYOR"


                              SHARI'S MANAGEMENT CORPORATION


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________




                                    - A-2 -

                                                     EXHIBIT B

                  ALLOCATION OF PURCHASE PRICE



Current assets:
   Cash on hand and in bank                            $5,188
   Accounts receivable                                  7,607
   Refund receivable - work. comp.
      plan year adjustment                                  0
   Inventories                                        104,666
   Prepaid expenses                                    50,532
                                                   ----------
      Total current assets                            167,993

Fixtures and equipment, net                           500,000

Other assets:
   Deposits & refunds                                  47,226
   Goodwill                                         3,270,866
                                                   ----------
      Total other assets                            3,318,092

TOTAL ASSETS RECEIVED                              $3,986,085
                                                   ----------
                                                   ----------


Current liabilities:
   Cash payable at closing                           $300,000
   Accounts payable                                   345,182
   Accrued payroll & obligations                      197,575
   Accrued operational liabilities                    205,160
   Accounts payable - SMC                               7,083
   Workers comp plan year liabilities                       0
   Accrued legal settlements                           77,500
   Current portion, long-term debt                    322,000
                                                   ----------
      Total current liabilities                     1,454,500

Long-term debt:
   Note payable - SFC                               1,000,000
   Equipment debt                                     327,585
   Accrued loss-closed store oblig.                 1,526,000
                                                   ----------
      Total long-term liabilities                   2,853,585
   Less: current portion                             (322,000)
                                                   ----------
      Net long-term liabilities                     2,531,585
                                                   ----------
TOTAL CONSIDERATION                                 3,986,085
                                                   ----------
                                                   ----------

                                                                       EXHIBIT C

                                  BILL OF SALE
                                  ------------


          Made the _____ of ____________, 1995, from Shari's Franchise Corp., Shari's of Cheyenne, Inc., Shari's of Colorado Springs, Inc., Shari's of Laramie, Inc., Shari's of Palm Springs, Inc., Shari's of Red Bluff, Inc., and Shari's of Sacramento, Inc. (collectively, "Sellers"), to Shari's Management Corporation, an Oregon corporation ("Buyer"):

                              W I T N E S S E T H:

          WHEREAS, by an Asset Purchase Agreement dated as of August 14, 1995 (the "Agreement"), among Sellers, Buyer, and StratAmerica Corporation, Sellers have agreed to sell, convey, transfer, assign, and deliver to Buyer the assets defined in the Agreement as the "Purchased Assets" which Sellers use in connection with their "Shari's" family dining restaurant business in the states of California, Colorado, Nebraska, Texas, and Wyoming;

          NOW, THEREFORE, know all men by these presents that in fulfillment of their obligation under the Agreement and for and in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Sellers have sold, conveyed, transferred, assigned, and delivered and by these presents do hereby sell, convey, transfer, assign, and deliver to Buyer, its successors and assigns, forever, all estate, right, title, interest, claim or demand of Sellers in, to and under all of the Purchased Assets owned, leased, possessed or held by Sellers on the date hereof, to be and become the absolute property of Buyer, and to have and to hold the same unto Buyer, its successors and assigns, forever.

          IN WITNESS WHEREOF, Sellers have executed and delivered this Bill of Sale on the date first written above.


SHARI'S FRANCHISE CORP.       SHARI'S OF CHEYENNE, INC.



By____________________________     By____________________________
Name__________________________     Name__________________________
Title_________________________     Title_________________________

SHARI'S OF COLORADO SPRINGS, INC.  SHARI'S OF LARAMIE, INC.



By____________________________     By____________________________
Name__________________________     Name__________________________
Title_________________________     Title_________________________





SHARI'S OF PALM SPRINGS, INC.      SHARI'S OF RED BLUFF, INC.



By____________________________     By____________________________
Name__________________________     Name__________________________
Title_________________________     Title_________________________



SHARI'S OF SACRAMENTO, INC.



By____________________________
Name__________________________
Title_________________________

                                                                       EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


          This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is dated as of ___________________, 1995, by and among Shari's Franchise Corp., Shari's of Cheyenne, Inc., Shari's of Colorado Springs, Inc., Shari's of Laramie, Inc., Shari's of Palm Springs, Inc., Shari's of Red Bluff, Inc., and Shari's of Sacramento, Inc. (collectively, "Sellers"), Shari's Management Corporation ("Buyer"), and StratAmerica Corporation ("StratAmerica").

                                 R E C I T A L S
                                 ---------------

          A. Buyer, Sellers, and StratAmerica Corporation are parties to an Asset Purchase Agreement dated as of _______________, 1995 (the "Purchase Agreement"), which provides for the transfer from Sellers to Buyer of certain of the assets used in conducting a family dining restaurant business using the name "Shari's" in the states of California, Colorado, Nebraska, Texas, and Wyoming, all on the terms and conditions set forth in the Purchase Agreement.

          B. Pursuant to the Purchase Agreement, Sellers have agreed to convey and assign certain assets to Buyer, and Buyer has agreed to assume certain liabilities of Sellers related thereto.


                               A G R E E M E N T:
                               -----------------

          In consideration of the above premises and the covenants and agreements contained herein and in the Purchase Agreement, Buyer and Sellers agree, in accordance with the terms of the Purchase Agreement, as follows:

          1. ASSIGNMENT. Sellers do hereby sell, convey, transfer, and assign to Buyer all of Sellers' right, title, and interest in and to the Permits (to the extent transferable), the Contracts and Contract Rights, the Leases and Leasehold Interests, the Workers' Compensation Plan Year Adjustment Refunds and any renewals, extensions, amendments or modifications thereof (collectively, the "Assigned Rights").

          2. ASSUMPTION. Buyer hereby agrees that it shall assume and pay, discharge and perform, all of the Assumed Obligations.

          3.   INDEMNIFICATION AND INDEMNIFICATION PROCEDURES.

               (a) Buyer shall indemnify each Seller and StratAmerica (collectively, "Indemnitees") and hold the Indemnitees and their respective officers, directors, agents, advisors and representatives harmless from and against any and all losses, liabilities, damages, expenses,


                                   - D-1 -
and costs (collectively, "Losses") which the Indemnitees or their respective officers, directors, agents, advisors or representatives may suffer, incur or sustain, to the extent arising out of Assumed Obligations assumed by Buyer at the Closing.

               (b) To exercise their indemnification rights under this section as the result of the assertion against them of any claim or potential liability for which indemnification is provided, the Indemnitees shall promptly notify Buyer of the assertion of such claim, discovery of any such potential liability or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder. The Indemnitees shall advise Buyer of all facts relating to such assertion within the knowledge of the Indemnitees, and shall afford Buyer the opportunity, at Buyer's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the Indemnitees shall have the right to retain their own counsel, but the fees and expenses of such counsel shall be at their own expense unless (i) the Indemnitees and the Buyer mutually agree to the retention of such counsel, or
(ii) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the Indemnitees and Buyer, and in the reasonable judgment of the Indemnitees, representation of Buyer and the Indemnitees by the same counsel would be inadvisable due to actual or potential differing or conflicts of interest between them.

               (c) The Indemnitees shall have the right to settle or compromise any claim or liability subject to indemnification under this section, and to be indemnified from and against all Losses resulting therefrom, unless Buyer, within 90 calendar days after receiving written notice of the claim or liability in accordance with subsection (c) above, notifies the Indemnitees that it intends to defend against such claim or liability and undertakes such defense, or, if required in a shorter time than 90 calendar days, Buyer makes the requisite response to such claim or liability asserted.

               (d) Buyer shall not be liable under this section for any settlement effected without its consent of any claim or liability or proceeding for which indemnity may be sought hereunder.

               (e) The Indemnitees shall at all times use their reasonable best efforts to minimize the Losses for which Buyer may be liable pursuant to this Agreement. With respect to any matter for which Buyer may be liable pursuant to the provisions of this Agreement, the Indemnitees shall diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts, including, without limitation, insurance policies, with third parties pursuant to which the Indemnitees have rights of recourse or are indemnified or the beneficiary of a guaranty.

          4. FURTHER ASSURANCES. Sellers agree that they will execute and deliver all such other instruments as Buyer may reasonably request to vest in Buyer good title in and to the Assigned Rights and the Purchased Assets in accordance with the provisions of the Purchase Agreement.

          5. DEFINED TERMS. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Purchase Agreement.


                                   - D-2 -

          6. CONTROLLING AGREEMENT. In the event of any conflict between this Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control.

          7. ATTORNEY FEES. In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          8. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, Buyer and Sellers have executed this Assignment and Assumption Agreement as of the date first above written.


SHARI'S FRANCHISE CORP.       SHARI'S MANAGEMENT CORPORATION


By________________________    By________________________________________________
Name______________________    Name______________________________________________
Title_____________________    Title_____________________________________________


SHARI'S OF CHEYENNE, INC.     SHARI'S OF COLORADO SPRINGS, INC.


By________________________    By________________________________________________
Name______________________    Name______________________________________________
Title_____________________    Title_____________________________________________


SHARI'S OF LARAMIE, INC.      SHARI'S OF PALM SPRINGS, INC.


By________________________    By________________________________________________
Name______________________    Name______________________________________________
Title_____________________    Title_____________________________________________



                                   - D-3 -

SHARI'S RED BLUFF, INC.       SHARI'S OF SACRAMENTO


By________________________    By________________________________________________
Name______________________    Name______________________________________________
Title_____________________    Title_____________________________________________


STRATAMERICA CORPORATION


By________________________
Name______________________
Title_____________________






                                   - D-4 -

                                                                       EXHIBIT E


WHEN RECORDED, RETURN TO:
-------------------------
Mr. Richard W. Olsen
Shari's Management Corporation
8205 S.W. Creekside Place, Suite D
Beaverton, Oregon  97005-7112

                         SUBLEASE TERMINATION AGREEMENT
                         ------------------------------

          This Agreement ("Agreement"), dated as of ____________, 199___, is between Shari's Management Corporation, an Oregon corporation ("Sublessor"), and _________________________________________________________, a _____________
corporation ("Sublessee").

                                 R E C I T A L S
                                 ---------------

          A. Pursuant to a sublease ("Sublease") dated _____________, 199___, between Sublessor, as sublessor, and Sublessee, as sublessee, Sublessor leased to Sublessee the real property and improvements described on ATTACHMENT 1 (the "Leased Premises").

          B. Pursuant to the terms of an Asset Purchase Agreement, dated as of August 14, 1995, among Sublessor, Sublessee, and others, Sublessor and Sublessee have agreed to terminate the Sublease so that effective as of the date hereof, Sublessor will hold the entire leasehold interest in the Leased Premises.

                                    AGREEMENT
                                    ---------

          1. Effective as of the date of this Agreement, the Sublease is terminated and is of no further force or effect. Sublessee hereby relinquishes its entire right, title, and interest in and to the Leased Premises.

          2. In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          3. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

                                    - E-1 -

          The parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first written above.



          "SUBLESSOR"                        "SUBLESSEE"

SHARI'S MANAGEMENT CORPORATION     ______________________________


By:____________________________     By:____________________________
Name:__________________________     Name:__________________________
Title:_________________________     Title:_________________________


                                    - E-2 -

STATE OF OREGON                )
                               ) SS
COUNTY OF______________________)

          This instrument was acknowledged before me on___________, 1995, by _________________________________, as ___________________________ of Shari's
Management Corporation.


                                      ___________________________
                                      Notary Public for Oregon
                                      My commission expires:



STATE OF OREGON                )
                               ) SS
COUNTY OF______________________)

          This instrument was acknowledged before me on___________, 1995, by _________________________________, as ______________________________________
of ________________________________________________________.



                                      ___________________________
                                      Notary Public for Oregon
                                      My commission expires:



                                   -  E-3 -

                                                                       EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE


    THIS ASSIGNMENT AND ASSUMPTION OF SUBLEASE ("Agreement") is made and entered into as of this ____ day of ______________, 1995, by and between Shari's Franchise Corp., a Utah corporation ("Assignor"), and Shari's Management Corporation, an Oregon corporation ("Assignee").

                                R E C I T A L S:

    A. Assignor is the landlord under a sublease ("Sublease") dated October 12, 1992, by and between Assignor and Panda Cafe Corporation, as tenant ("Tenant"), of premises located at _______________
_________________________________________________________________
________________________________________________________________, Irving,
Texas, which sublease is attached hereto as EXHIBIT A; and

    B. Assignor desires to assign all of its interest in the Sublease to Assignee, and Assignee desires to accept the assignment thereof and to assume Assignor's obligations and duties thereunder;

    NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

    1. Effective on the date hereof (the "Effective Date"), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Sublease and delegates to Assignee all of its duties and obligations under the Sublease. Assignee hereby accepts all of Assignor's right, title and interest in and to the Sublease and assumes all of the duties and obligations of Assignee under the Sublease.

    2. Assignor represents and warrants to Assignee that as of the date hereof, to Assignor's knowledge, there are no assignments of or agreements to assign the Sublease to any other party.

    3. In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

    4. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

    IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the day and year first written above.

                                  - F-1 -

          "ASSIGNOR"                        "ASSIGNEE"
SHARI'S FRANCHISE CORP.      SHARI'S MANAGEMENT CORPORATION



By: ______________________     By: ____________________
Name: ____________________     Name: __________________
Title: ___________________     Title: _________________


                                  - F-2 -

                                                                       EXHIBIT G

                          LICENSE TERMINATION AGREEMENT
                          -----------------------------

          This Agreement ("Agreement"), dated as of ____________, 199___, is between Shari's Management Corporation, an Oregon corporation ("Licensor"), and Shari's Franchise Corp., a Utah corporation ("Licensee").

                                R E C I T A L S
                                ---------------

          A. Pursuant to a License Agreement ("License Agreement") dated December 19, 1985, between Licensor, as licensor, and Restaurants, Etc. (the predecessor of Licensee), as licensee, Licensor licensed to Licensee the right to use the "Shari's" service mark and certain other intellectual property described in the License Agreement (collectively, the "Shari's Intellectual Property").

          B. Pursuant to the terms of an Asset Purchase Agreement ("Purchase Agreement"), dated as of August 14, 1995, among Licensor, Licensee, and others, Licensor and Licensee have agreed to terminate the License Agreement so that effective as of the date hereof, Licensee and its subsidiaries will cease using and have no further rights to the Shari's Intellectual Property.

                                    AGREEMENT
                                    ---------

          1. Effective as of the date of this Agreement: (a) the License Agreement and all licenses and other rights granted therein are terminated and of no further force or effect; (b) Licensee and its subsidiaries shall cease all use of the Shari's Intellectual Property, and shall not identify themselves as "Shari's" restaurants or former "Shari's" restaurant operators (except as required to comply with applicable law); and (c) Licensee is hereby discharged from all obligations under the License Agreement, including all obligations to pay royalties which accrued under the License Agreement during the Suspension Period (as defined in and provided for in Section 6.8 of the Purchase Agreement). Licensee acknowledges and agrees that Licensee and its subsidiaries shall hereafter have no rights whatsoever to the Shari's Intellectual Property.

          2. In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          3. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.


                                   - G-1 -

          The parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first written above.


          "LICENSOR"                         "LICENSEE"

SHARI'S MANAGEMENT CORPORATION          SHARI'S FRANCHISE CORP.


By:___________________________          By:_____________________________
Name:_________________________          Name:___________________________
Title:________________________          Title:__________________________


                                  - G-2 -

STATE OF OREGON                )
                               ) SS
COUNTY OF ___________________  )

          This instrument was acknowledged before me on ______________, 1995, by _________________________________, as __________________________ of Shari's
Management Corporation.


                                          _____________________________
                                          Notary Public for Oregon
                                          My commission expires:



STATE OF OREGON                )
                               ) SS
COUNTY OF ____________________ )

          This instrument was acknowledged before me on ______________, 1995, by ______________________________________________, as ____________________________
of ________________________________________________________________.



                                          _____________________________
                                          Notary Public for Oregon
                                          My commission expires:


                                  - G-3 -

                                                                       EXHIBIT H

                         SERVICES TERMINATION AGREEMENT

          This Agreement ("Agreement"), dated as of ____________, 199___, is between Shari's Management Corporation, an Oregon corporation ("SMC"), and Shari's Franchise Corp., a Utah corporation ("SFC").

                                 R E C I T A L S
                                 ---------------

          A. Pursuant to a Services Agreement ("Services Agreement") dated January 1, 1990, between SMC and Restaurants, Etc. (the predecessor of SFC), SMC has provided certain accounting and management services to SFC.

          B. Pursuant to the terms of an Asset Purchase Agreement dated as of __________, 199___, among SMC, SFC, and others, SMC and SFC have agreed to terminate the Services Agreement.

                                    AGREEMENT
                                    ---------

          1. Effective as of the date of this Agreement, the Services Agreement is terminated and of no further force or effect, and neither SMC nor SFC shall have any rights or obligations thereunder.

          2. In the event either party shall seek enforcement or interpretation of any covenant or other term or provision of this Agreement, the party that prevails in such proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the court (including any appellate court).

          3. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.


                                   - H-1 -

          The parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first written above.

SHARI'S MANAGEMENT CORPORATION          SHARI'S FRANCHISE CORP.


By:___________________________          By:________________________
Name:_________________________          Name:______________________
Title:________________________          Title:_____________________


                                 - H-2 -

                                                                       EXHIBIT I


                        SERVICES AND MANAGEMENT AGREEMENT


          THIS SERVICES AND MANAGEMENT AGREEMENT ("Agreement") is dated this ____ day of ________________, 19___, by and between SHARI'S MANAGEMENT CORPORATION, an Oregon corporation ("SMC"), and HEIDI'S HOLDING CORPORATION, a Utah corporation.

                              W I T N E S S E T H :

          WHEREAS SMC, Shari's Franchise Corp. (now known as Heidi's Holding Corporation), StratAmerica Corporation, a Utah corporation, and others entered into an Asset Purchase Agreement ("Asset Purchase Agreement") dated as of August 14, 1995, pursuant to which Heidi's Holding Corporation has sold certain of its restaurants ("Purchased Restaurants") to SMC effective the date hereof; and

          WHEREAS Heidi's Holding Corporation continues to own the following restaurants in the state of California using the name "Heidi's": "Heidi's of El Cajon," "Heidi's of La Mesa," "Heidi's of Lemon Grove," and Heidi's of San Mateo" (collectively, the "Restaurants"); and

          WHEREAS the Asset Purchase Agreement requires SMC and Heidi's Holding Corporation to enter into this Agreement pursuant to which SMC will provide certain accounting and management services to Heidi's Holding Corporation in connection with the operation of the Restaurants;

          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                         Section 1.  ACCOUNTING SERVICES
                         -------------------------------

          1.1 Heidi's Holding Corporation hereby engages SMC, pursuant to the terms and conditions contained herein, to perform the Accounting Services, as hereinafter defined. The term "Accounting Services" as used in this Agreement, shall mean the accounting procedures prescribed in the Accounting Manual (as hereinafter defined) to be performed by SMC for Heidi's Holding Corporation for the Restaurants.

          1.2 The "Accounting Manual" shall be a manual containing provisions similar to the manual maintained by SMC in connection with the provision of services to Heidi's Holding Corporation prior to the date hereof pursuant to a services agreement ("Services Agreement") between SMC and Shari's Franchise Corp. dated January 1, 1990, which Services Agreement was terminated effective the date hereof. The Accounting Manual may be changed



                                   - I-1 -
after the date of this Agreement in the manner set out herein. The Accounting Manual, and the Accounting Manual as it may be amended, is hereby incorporated by this reference.

                         Section 2.  MANAGEMENT SERVICES
                         -------------------------------

          Heidi's Holding Corporation hereby engages SMC, pursuant to the terms and conditions contained herein, to perform the Management Services, as hereinafter defined. The term "Management Services" as used in this Agreement, shall mean all operational and administrative functions reasonably necessary to operate the Restaurants in a manner consistent with operations prior to the date hereof, subject to the supervision and control of the board of directors of Heidi's Holding Corporation. As part of the Management Services, SMC shall use its best, reasonable efforts to arrange for the sale, long-term lease, or similar disposition to a third party of the Restaurants; provided that SMC shall not be required to provide any financial assistance or incur out-of-pocket expenses in connection with the disposition of the Restaurants except as expressly provided below. During the term of this Agreement and subject to the limitations in provisions (a) and (b) below, SMC shall provide funds to the Restaurants, and provide funds and enter into binding commitments to provide funds to third parties on behalf of the Restaurants (such expenditures and binding expenditure commitments, including amounts payable by SMC at a future date, being referred to as "Management Expenditures") for the purpose of funding operating losses, capital expenditures, and other cash flow requirements of the Restaurants, and providing rent subsidies, cash payments, or similar incentives to a purchaser, long-term lessee, or similar transferee of the Restaurants; provided that: (a) Management Expenditures for such rent subsidies or similar Restaurant transfer incentives shall require the prior approval of an officer of Heidi's Holding Corporation; and (b) the aggregate amount of all Management Expenditures (including, without limitation, amounts payable at a future date by SMC pursuant to binding commitments) during the term of this Agreement shall not exceed the aggregate original principal amount of the Purchase Notes (as defined below). As provided in Section 2.4(b) of the Asset Purchase Agreement, the principal amount of the Purchase Notes shall be decreased by the aggregate amount of all Management Expenditures. As used in this Agreement, "Purchase Notes" shall mean the promissory notes payable by SMC to Shari's Franchise Corp. pursuant to Section 2.2 of the Asset Purchase Agreement.

                            Section 3.  COMPENSATION
                            ------------------------

          3.1 For performance of the Accounting Services and the Management Services, Heidi's Holding Corporation shall pay SMC $1,150 per four-week accounting period per Restaurant, payable no later than the tenth day after the end of each four-week accounting period.

          3.2 Within ten days after the first of each month, Heidi's Holding Corporation shall reimburse SMC for all travel costs incurred by SMC and its personnel in connection with rendering the Accounting Services and the Management Services and for any other non-ordinary costs (except Management Expenditures) incurred by SMC in connection with rendering the Accounting Services and the Management Services. Such non-ordinary costs would include but not be limited to engagement of outside accountants and other outside professionals and




                                   - I-2 -
consultants in connection with the Accounting Services and the Management Services. SMC shall notify Heidi's Holding Corporation of the incurrence of any such non-ordinary costs, and shall obtain the prior approval of an officer of Heidi's Holding Corporation for the incurrence of any such non-ordinary cost in an amount which exceeds $5,000.

                                Section 4.  TERM
                                ----------------

          4.1 This Agreement shall become effective as of the Settlement Time (as defined in the Asset Purchase Agreement) and continue until the earlier to occur of (the "Disposition Date"): (a) the date that all of the Restaurants have been closed or sold, leased, or otherwise transferred on a long-term basis to a third party; (b) the date on which all real property leases for the Restaurants have expired or been terminated; and (c) the fifth anniversary of the date of this Agreement. This Agreement supersedes and replaces the Services Agreement which has been terminated effective the date hereof pursuant to the Asset Purchase Agreement.

          4.2 Upon termination of this Agreement, Heidi's Holding Corporation shall within 30 business days of the date of termination pay to SMC all fees accrued but unpaid pursuant to this Agreement. Should Accounting Services be in process but not completed by SMC at the date of termination of this Agreement, SMC shall have a reasonable period to complete such Accounting Services, and to the extent such completion extends beyond the date of termination of this Agreement, Heidi's Holding Corporation shall compensate SMC for such Accounting Services as if the services were performed pursuant to this Agreement prior to termination.

          4.3 Following termination of this Agreement and following performance of all Accounting Services required to be performed after the termination of this Agreement, SMC shall deliver to Heidi's Holding Corporation within a reasonable time, upon written request from and at Heidi's Holding Corporation's cost, copies of accounting records generated by SMC in the performance of the Accounting Services, including general ledgers, invoices, and similar detailed accounting records. However, it is agreed that such records shall be limited to the financial statements, summaries, general ledgers, invoices, and other types of written accounting records normally generated and retained by SMC in connection with the performance of the Accounting Services and that substantial amounts of data used in performing the Accounting Services may not have been retained by SMC in original form or format.

                            Section 5.  MISCELLANEOUS
                            -------------------------

          5.1 Nothing in this Agreement shall be deemed or construed to create a partnership or joint venture between the parties. All services to be provided by SMC hereunder which involve third parties shall be carried out in the name of Heidi's Holding Corporation. Notwithstanding any contrary provision of this Agreement, SMC shall not be liable to Heidi's Holding Corporation or any of its affiliates for any losses or claims sustained by or made against Heidi's Holding Corporation which arise out of the services contemplated hereunder unless it is shown that the loss or claim was the direct result of the gross negligence or willful conduct of SMC, or any officer or employee of SMC.



                                   - I-3 -

          5.2 Heidi's Holding Corporation shall provide all information requested by SMC in connection with the performance of the Accounting Services and Management Services at such times, in such forms, and in such formats as required by SMC.

          5.3 Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement. Any purported assignment, transfer, or delegation in violation of this section shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          5.4 The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

          5.5 This Agreement and the Asset Purchase Agreement constitute the entire understanding and agreement between the parties and supersede all prior agreements, representations, or understandings between the parties relating to the subject matter hereof.

          5.6 Any waiver by either party hereto of any breach of any kind or character whatsoever by the other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement on the part of the other party.

          5.7 This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

          5.8 This Agreement shall be interpreted, construed, and enforced according to the laws of the state of Oregon.

          5.9 In the event any action or proceeding is brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover attorney fees in such amount as the court (including any appellate court) may adjudge reasonable.

          5.10 All notices, demands, and requests required or permitted to be given hereunder shall be given in accordance with the terms of the Asset Purchase Agreement.

          5.11 This Agreement may be signed in counterparts which, taken together, shall constitute one agreement.

          5.12 The Accounting Manual may be amended by SMC from time to time by mailing to Heidi's Holding Corporation additions, amendments, or restatements of the manual.




                                   - I-4 -

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

                              SHARI'S MANAGEMENT CORPORATION,
                                an Oregon corporation


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________


                              HEIDI'S HOLDING CORPORATION,
                                a Utah corporation


                              By: ______________________________________________
                              Name: ____________________________________________
                              Title: ___________________________________________






                                   - I-5 -

                                                                       EXHIBIT J


                        LEGAL OPINION OF BUYER'S COUNSEL

          (a) Buyer is a validly existing corporation under the laws of the State of Oregon;

          (b) Buyer has the necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby;

          (c) All corporate action by Buyer required in order to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken, and no approval of the shareholders of Buyer is required in connection therewith or, if required, such approval has been duly and validly obtained;

          (d) This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) and principles of fairness or other customary limitations reasonably satisfactory to Seller's counsel;

          (e) Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will violate the articles of incorporation or bylaws of Buyer.







                                   - J-1 -

                                                                       EXHIBIT K

                             DEBT RELEASE AGREEMENT

                                  - K-1 -

                                AGREEMENT

     THIS AGREEMENT is entered into among J. Roger Battistone ("JRB") and Battistone Financial Group, a California corporation ("BFG") on the one hand (JRB and BFG to be sometimes referred to herein as the "Battistone Affiliates"); and StratAmerica Corporation, a Utah corporation ("StratAmerica") and Shari's Franchise Corporation, a Utah corporation ("SFC") on the other hand (StratAmerica and SFC to be sometimes referred to herein as the "StratAmerica Affiliates") effective as of the 18th day of August, 1995.

          WHEREAS, StratAmerica Affiliates and related entities have entered into that certain Asset Purchase Agreement with Shari's Management Corporation, an Oregon corporation ("SMC") (the "SFC-SMC Agreement"), which provides for the sale and purchase of certain assets of SFC; and

          WHEREAS, as partial consideration pursuant to the SFC-SMC Agreement, SFC will receive a Note from SMC in the original principal amount of $800,000 which Note shall bear interest and shall be subject to certain adjustments as provided in the SFC-SMC Agreement (the "$800,000 SMC Note"); and

          WHEREAS, SFC is indebted to JRB and certain affiliates of JRB (the "SFC Indebtedness"); and

          WHEREAS, StratAmerica is indebted to BFG and other affiliates of BFG and JRB (the "StratAmerica Indebtedness"); and

          WHEREAS, JRB is willing to release SFC from the SFC Indebtedness and to cause BFG to release StratAmerica from the StratAmerica Indebtedness in consideration for endorsement and delivery to JRB of the $800,000 SMC Note; and

          WHEREAS, SFC is willing to endorse and deliver the $800,000 SMC Note to JRB in consideration for the releases set forth above.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. SFC agrees to and shall, upon receipt at closing of the SFC-SMC Agreement, deliver and endorse to JRB, without recourse, representation or warranty, the $800,000 SMC Note.

     2.  In consideration of the endorsement and delivery of the

$800,000 SMC Note to JRB, JRB does hereby, effective upon receipt of the $800,000 SMC Note, release SFC and StratAmerica from all liabilities and obligations either of them may owe him or any affiliate of his and, further, JRB shall, upon receipt of the $800,000 SMC Note, execute a complete release of SFC from the SFC Indebtedness which shall include all liabilities, known or unknown, owing by SFC to JRB or any affiliates of JRB, which release shall be in the form of Exhibit "A" attached hereto.

     3. In consideration of the endorsement and delivery of the $800,000 SMC Note to JRB, BFG does hereby, effective upon receipt by JRB of the $800,000 SMC Note, release SFC and StratAmerica from all liabilities and obligations either of them may owe it or any affiliate of it and, further, BFG shall, upon receipt by JRB of the $800,000 SMC Note, execute a complete release of StratAmerica from the StratAmerica Indebtedness which shall include all liabilities known or unknown owing by StratAmerica to BFG or any affiliate of BFG which release shall be in the form of Exhibit "B" attached hereto.

     4. JRB agrees that any payments upon obligations owed to him by SFC shall, after execution of the SFC-SMC Agreement, be suspended until closing of the SFC-SMC Agreement and delivery of the $800,000 SMC Note to JRB; and BFG agrees that any payments upon obligations owed to it by StratAmerica shall, after execution of the SFC-SMC Agreement, be suspended until closing of the SFC-SMC Agreement and delivery of the $800,000 SMC Note to JRB.

     5.  GENERAL PROVISIONS.

          (a) BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, as applicable, of the respective parties hereto, and any entities resulting from the reorganization, consolidation or merger of any party hereto. JRB and BFG do hereby represent and warrant that no party other than either of them owns any interest in the SFC Indebtedness or the StratAmerica Indebtedness, the SFC Indebtedness and the StratAmerica Indebtedness constitute all indebtedness owed by StratAmerica, SFC or any of their affiliates to JRB, BFG or any of their affiliates; and each of JRB and BFG does indemnify and hold harmless StratAmerica and SFC from any claim or liability based upon the SFC Indebtedness, StratAmerica Indebtedness or any other indebtedness owed by either StratAmerica or SFC following closing of the SFC-SMC Agreement.

          (b) HEADINGS. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

          (c) COUNTERPARTS. This Agreement may be signed upon any number of counterparts with the same effect as if the signature to any counterpart were upon the same instrument.

          (d) ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto (which are incorporated herein by this reference), constitutes the entire agreement and understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

          (e) SEVERABILITY. The provisions of this Agreement are severable, and should any provision hereof be found to be void, voidable or unenforceable, such void, voidable or unenforceable provision shall not affect any other portion or provision of this Agreement.

          (f) WAIVER. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

          (g) MODIFICATION. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

          (h) GOVERNING LAW. This Agreement shall be interpreted, construed and enforced according to the laws of the State of Utah.

          (i) ATTORNEY'S FEES. In the event any action or proceeding is brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs in such amount as the court may adjudge reasonable.

          (j) NOTICE. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given when personally served or deposited in the United States mail, postage prepaid, registered or certified with return receipt requested, or by prepaid telegram, telecopy or deposited with a recognized courier for overnight delivery. Notice given in any such manner shall be effective when received or three (3) days after mailing or sending. The addresses of the parties shall be as set forth below:

     If to the StratAmerica
     Affiliates:                     StratAmerica Corporation
                                     42-530 Caroline Court

                                     Palm Desert, California 92211

     With a copy to:                 J. Scott Hunter
                                     Hunter & Brown
                                     201 South Main, Suite 1300
                                     Salt Lake City, Utah 84111

     If to the Battistone
     Affiliates:                     J. Roger Battistone
                                     3911 Via Laguna
                                     Santa Barbara, California 93110

Each party shall have the right to change its address for purposes of this section to any other location within the continental United States by giving thirty (30) days' notice to the other parties in the manner set forth in this section.

                                     STRATAMERICA AFFILIATES:

                                     STRATAMERICA CORPORATION, a
                                     Utah corporation

                                     By:  /s/ Dale E. Larsson
                                         --------------------------------
                                     Its: Secretary
                                          -------------------------------

                                     SHARI'S FRANCHISE CORPORATION,
                                     a Utah corporation

                                     By:  /s/ Dale E. Larsson
                                         --------------------------------
                                     Its: Secretary
                                          -------------------------------

                                     BATTISTONE AFFILIATES:

                                     /s/ J. Roger Battistone
                                     ------------------------------------
                                     J. Roger Battistone


                                     BATTISTONE FINANCIAL GROUP, a
                                     California corporation


                                     By:  /s/ J. Roger Battistone
                                         --------------------------------
                                     Its: President
                                          -------------------------------

                                  RELEASE


    In consideration of the endorsement and delivery to him of that certain promissory note payable by Shari's Management Corporation to Shari's Franchise Corporation in the original principal amount of $800,000, J. Roger Battistone ("Battistone") for himself and all affiliated entities owned or controlled by him, together with all of his representatives, successors, agents, attorneys, heirs and assigns, hereby fully and irrevocably releases, acquits and forever discharges Shari's Franchise Corporation, a Utah corporation, and any and all of its subsidiaries, parents, affiliated entities, officers, shareholders, directors, agents, employees, accountants, attorneys, and successors and assigns of any and all of the foregoing, past and present, and each of them, from any and all past, present and future claims, demands, debts, contracts, damages, actions or causes of action, suits or causes of suit of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected an in whatever legal action or form, which Battistone or any affiliated entity owned or controlled by him now has or which may hereafter accrue against any of the foregoing. This is a general and unrestricted and unlimited release.

    Battistone acknowledges that he has read and has been advised by legal counsel of the provisions of California Civil Code, Section 1542, which provides:

        "A general Release does not extend to claims which the creditor does not know or does not suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

    Battistone hereby waives any benefit under California Civil Code Section 1542 or the same or any similar law of any state or territory of the United States, it being understood that this Release is to extend to any and all claims, whether known or unknown. Battistone expressly assumes the risk that he will or may discover additional facts, incur additional damages, costs, expenses, attorneys fees, or in some other manner might be further affected by the acts or omissions which are the subject of this Release.

    AGREED this 18 day of August, 1995.

                                   BATTISTONE:


                                   /s/ J. Roger Battistone
                                   -------------------------------------
                                   J. Roger Battistone

                                  RELEASE


    In consideration of the endorsement and delivery to J. Roger Battistone, president, director and sole shareholder of Battistone Financial Group, of that certain promissory note payable by Shari's Management Corporation to Shari's Franchise Corporation in the original principal amount of $800,000, Battistone Financial Group ("BFG") for itself and all affiliated entities, together with all of its representatives, successors, agents, attorneys, heirs and assigns, hereby fully and irrevocably releases, acquits and forever discharges StratAmerica Corporation, and any and all of its subsidiaries, parents, affiliated entities, officers, shareholders, directors, agents, employees, accountants, attorneys, and successors and assigns of any and all of the foregoing, past and present, and each of them, from any and all past, present and future claims, demands, debts, contracts, damages, actions or causes of action, suits or causes of suit of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected and in whatever legal action or form, which BFG or any affiliated entity now has or which may hereafter accrue against any of the foregoing. This is a general and unrestricted and unlimited release.

    BFG acknowledges that it has read and has been advised by legal counsel of the provisions of California Civil Code, Section 1542, which provides:

        "A general Release does not extend to claims which the creditor does not know or does not suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

    BFG hereby waives any benefit under California Civil Code Section
1542 or the same or any similar law of any state or territory of the United States, it being understood that this Release is to extend to any and all claims, whether known or unknown. BFG expressly assumes the risk that it will or may discover additional facts, incur additional damages, costs, expenses, attorneys fees, or in some other manner might be further affected by the acts or omissions which are the subject of this Release.

    AGREED this 18 day of August, 1995.

                                   BATTISTONE FINANCIAL GROUP


                                   By: /s/ J. Roger Battistone
                                       ----------------------------------
                                   Its: President
                                        ---------------------------------

                                                                       EXHIBIT L

                        LEGAL OPINION OF SELLER'S COUNSEL



    (a) Sellers and StratAmerica are each validly existing corporations under the laws of their respective states of incorporation;

    (b) Sellers and StratAmerica each have the necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby;

    (c) All corporate action by Sellers and StratAmerica required in order to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken, and the approval of Sellers' shareholders and the StratAmerica Shareholder Approval have been duly and validly obtained;

    (d) This Agreement has been duly executed and delivered by each of the Sellers and StratAmerica and is the valid and binding obligation of Sellers and StratAmerica, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) and principles of fairness or other customary limitations reasonably satisfactory to Buyer's counsel;

    (e) Neither the execution and delivery of this Agreement by Sellers or StratAmerica nor the consummation of the transactions contemplated hereby will violate the articles of incorporation or bylaws of Sellers or StratAmerica.

                                  - L-1 -

                                                               SCHEDULE 1.1(a)


                                   CONTRACTS

           Name                      Description               Location
------------------------------  ----------------------  -----------------------
Ecolab Inc.                       Dishmachine lease       Hemet, CA

Ecolab Inc.                       Dishmachine lease       Sacramento, CA

Ecolab Inc.                       Dishmachine lease       Palm Springs, CA

Mt. Hood Chemical Corporation     Dishmachine lease       Colorado Springs, CO

Mt. Hood Chemical Corporation     Dishmachine lease       Scottsbluff, NE

Mt. Hood Chemical Corporation     Dishmachine lease       Cheyenne, WY

Mt. Hood Chemical Corporation     Dishmachine lease       Laramie, WY

Mt. Hood Chemical Corporation     Dishmachine lease       Meadowbrook
                                                          (Cheyenne), WY

Mt. Hood Chemical Corporation     Dishmachine lease       Westminster, CO

Chang                             Equipment lease         Irving, TX
                                  receivable

Shari's Management Corporation    Equipment lease         Meadowbrook
                                                          (Cheyenne), WY

                                                               SCHEDULE 1.1(b)


                            EQUIPMENT DEBT AGREEMENTS

              Name                        Description            Location
-----------------------------------  ----------------------  -----------------
Battistone Family Survivors' Trust    Restaurant equipment    Scottsbluff, NE

                                                                SCHEDULE 1.1(c)
                                    LEASES

           Name                      Description               Location
------------------------------  ----------------------  -----------------------
Cheyenne Plaza Limited            Real property lease     Cheyenne, WY
Partnership

Carefree Company                  Real property lease     Colorado Springs, CO

Hemet Valley Mall Associates      Real property lease     Hemet, CA

DFW Hotel Associates              Real property lease     Irving, TX

Chang/Panda Cafe                  Real property           Irving, TX
                                  sublease

Laramie Associates                Real property lease     Laramie, WY

GMS Properties                    Real property lease     Meadowbrook
                                                          (Cheyenne), WY

Palm Spring Associates            Real property lease     Palm Springs, CA

Western Investment Real Estate    Real property lease     Red Bluff, CA
Trust

Peter P. Bollinger Investment Co. Real property lease     Sacramento, CA

GMS Properties                    Real property lease     Scottsbluff, NE

La Quinta Motor Inns              Real property lease     Westminster, CO

                                                                SCHEDULE 1.1(d)

                           TRIAL BALANCE ALLOCATION

                                                                                                 Amounts
                                                              Less: Amounts                    Allocated To
                                               Audited        Allocated To       Add: Other    Retained Rest.
                                    Notes   Financials (1)   Purchased Rest.   Consideration     And/Or SFC
                                    -----   --------------   ---------------   -------------   --------------
Current assets:
  Cash on hand and in bank            (2)    $     9,388       $     5,188       $  300,000      $   304,200
  Accounts receivable                 (3)         10,142             7,607                             2,535
  Refund receivable-work. comp.
    plan year adjustment              (4)              0                                                   0
  Inventories                         (5)        133,936           104,666                            29,270
  Prepaid expenses                    (6)         65,691            50,532                            15,159
                                             -----------       -----------       ----------      -----------
  Total current assets                           219,157           167,993          300,000          351,164

Fixtures and equipment                (7)      2,857,064         2,271,936                           585,128
Less: accumulated depreciation                (1,710,068)       (1,278,142)                         (431,926)
                                             -----------       -----------       ----------      -----------
  Total fixtures and equipment                 1,146,996           993,794                0          153,202

Other assets:
  A/R - Stratamerica                  (8)        298,770                            110,000          408,770
  Notes receivable                    (9)                                         1,000,000        1,000,000
  Deposits & refunds                 (10)         47,226            47,226                                 0
  Goodwill, net of amortization      (11)        459,468           459,468                                 0
                                             -----------       -----------       ----------      -----------
  Total other assets                             805,464           506,694        1,110,000        1,408,770

TOTAL ASSETS                                 $ 2,171,617       $ 1,668,481       $1,410,000      $ 1,913,136
                                             -----------       -----------       ----------      -----------
                                             -----------       -----------       ----------      -----------
Current liabilities:
  Accounts payable                   (12)    $   460,243       $   345,182                       $   115,061
  Accrued payroll & obligations      (12)        286,754           197,575                            89,179
  Accrued operational liabilities    (12)        273,546           205,160                            68,386
  Accounts payable - SMC             (12)          7,083             7,083                                 0
  Workers comp plan year liabilities (13)
  Accrued legal statements           (14)         77,500            77,500                                 0
  Current portion, long-term debt    (15)        356,000           322,000                            34,000
                                             -----------       -----------       ----------      -----------
  Total current liabilities                    1,461,126         1,154,500                0          306,626

Long-term debt:
  Payable to R. Battistone           (16)      1,360,000                           (560,000)         800,000
  Equipment debt                     (17)        327,585           327,585                                 0
  Accrued loss-closed store oblig.   (18)        669,900           577,500                            92,400
                                             -----------       -----------       ----------      -----------
  Total long-term liabilities                  2,357,485           905,085         (560,000)         892,400
  Less: current portion              (15)       (356,000)         (322,000)               0          (34,000)
                                             -----------       -----------       ----------      -----------
  Net long-term liabilities                    2,001,485           583,085         (560,000)         858,400

Shareholders' equity:
  Common stock, no par value                          --                                                  --
  Paid-in capital                              2,791,479                                           2,791,479
  Retained earnings (deficit)                 (3,034,027)            (GAIN)           (GAIN)      (3,034,027)
  Current year's earnings (loss)     (19)     (1,048,446)          (69,104)       1,970,000          990,658
                                             -----------       -----------       ----------      -----------
  Total shareholders' equity                  (1,290,994)          (69,104)       1,970,000          748,110

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                       $ 2,171,617       $ 1,668,481       $1,410,000      $ 1,913,136
                                             -----------       -----------       ----------      -----------
                                             -----------       -----------       ----------      -----------

                                See attached notes


                                                 NOTES TO TRIAL BALANCE ALLOCATION

 Note                                            Asset Purchase
Number                  Account                  Agreement Reference                               Description
----------------------------------------------------------------------------------------------------------------------------------
   1          Audited Financials                 None                     Amounts are as of March 29, 1995, as reflected on the
                                                                          audited balance sheet of Shari's Franchise Corp. at
                                                                          such date.
   2          Cash on hand and in bank           1.1;2.1                  All cash allocated to buyer except for petty cash funds
                                                 1.1;2.2                  in retained restaurants. "Other Consideration" is Cash
                                                                          Consideration paid by buyer to seller at closing.
   3          Accounts receivable                1.1;2.1                  Allocated by restaurant.
   4          Refund receivable work.comp.
                 plan year adjustment            1.1;2.1                  All workers' comp refunds or liabilities are allocated
                                                                          to buyer.
   5          Inventories                        1.1;2.1                  Allocated by restaurant.
   6          Prepaid expenses                   1.1;2.1                  Allocated by restaurant.
   7          Fixtures and equipment             1.1;2.1                  Allocated by restaurant.
   8          A/R - Stratamerica                 1.1;2.2                  Retained by seller. "Other Consideration" is buyer's
                                                                          forgiveness of Strat note.
   9          Notes receivable                   1.1;2.2                  Purchase notes issued by buyer.
  10          Deposits & refunds                 1.1;2.1                  Allocated by restaurant.
  11          Goodwill, not of amortization      1.1 [Excluded Assets]    Goodwill was created primarily by Shari's; may be
                                                                          written off at closing.
  12          Accounts payable                   1.1;2.2                  Allocated by restaurant.
              Accrued payroll & obligations
              Accrued operational liabilities
              Accounts payable - SMC
  13          Workers comp plan year liabilities 1.1;2.2                  All workers' comp refunds or liabilities are allocated
                                                                          to buyer.
  14          Accrued legal settlements          2.2                      Settlements for purchased restaurants assumed by buyer.
  15          Current portion, long-term debt    1.1;2.2                  Allocated by restaurant. SFC portion is the La Mesa
                                                                          closed store obligation.
  16          Payable to R. Battistone           None                     Notes will be discounted and retained by seller.
  17          Equipment debt                     1.1;2.2                  Allocated by restaurant.
  18          Accrued loss - closed store oblig. 1.1;2.2                  Obligations for purchased restaurants will be assumed
                                                                          by buyer. The Palm Springs obligation is $1,019,000
                                                                          higher than the audited statements seller.
  19          Current year's earnings (loss)      None                    Reflects gains from the sale, relief of indebtedness
                                                                          and goodwill write-off.

                                                       SCHEDULE 1.1(e)

                                WORKERS' COMPENSATION PLANS


     POLICY NUMBER                           INSURER                          INSURED
-------------------------           --------------------------     -----------------------------
          005819169                            AIG                   StratAmerica Corporation
        2319-00-047003                        Wausau                     Restaurants, Etc.
        2311-00-049918                        Wausau                 StratAmerica Corporation


                                   APPENDIX B

     Proposed Revisions of the Company's Articles of Incorporation

                                ARTICLE I - NAME

     The name of this corporation is Dreams, Inc.

                               ARTICLE IV - STOCK

     The aggregate number of shares of common stock which this corporation shall have authority to issue is 50,000,000 shares, $0.05 par value.

                        ARTICLE X - DIRECTOR'S LIABILITY

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

     Neither any amendment nor repeal of this resolution, of the adoption of any provision of the Articles of Incorporation of this corporation inconsistent with this resolution, shall eliminate or reduce the effect of this resolution in respect of any matter occurring, or any cause of action, suit or claim that, but for this resolution, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   APPENDIX C

                                     PART 13

                               DISSENTERS' RIGHTS


16-10a-1301.  DEFINITIONS.

For purposes of Part 13:

       (1) "Beneficial shareholder" means the person who is a nominee as the record shareholder.

       (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

       (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

       (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

       (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

       (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

       (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302.  RIGHT TO DISSENT.

       (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

              (a) consummation of a plan of merger to which the corporation is a party if:

                     (i)    shareholder approval is required for the merger by
              Section 16-10a-1103 or the articles of incorporation; or

                     (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;


              (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

              (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

              (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

       (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

       (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

              (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

              (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

              (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

       (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

              (a) shares of the corporation surviving the consummation of the plan of merger or share exchange:

              (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

              (c)    cash in lieu of fractional shares; or

              (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

       (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

       (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the name of different shareholders.

       (2) A beneficial shareholder may asset dissenters' rights as to shares held on his behalf only if:

              (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

              (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

       (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to
Section 16-10a-1322.

16-10a-1320.  NOTICE OF DISSENTERS' RIGHTS.

       (1)    If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

       (2)    If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting.
Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321   DEMAND FOR PAYMENT -- ELIGIBILITY AND NOTICE OF INTENT.

       (1)    If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

              (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

              (b) may not vote any of his shares in favor of the proposed action.

       (2)    If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

       (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

       (4) A shareholder who does not satisfy the requirements of Subsection (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322   DISSENTERS' NOTICE.

       (1)    If proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

       (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

              (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporation action;

              (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

              (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

              (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

              (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

              (f)    state the requirement contemplated by
       Subsection 16-10a-1303(3), if the requirement is imposed; and

              (g)    be accompanied by a copy of this part.

16-10a-1323   PROCEDURE TO DEMAND PAYMENT.

       (1)    A shareholder who is given a dissenters' notice described in
Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

              (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

              (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

              (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

       (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

       (3) A shareholder who does not demand payment and deposit share certificates as required by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1325   PAYMENT.

       (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

       (2)    Each payment made pursuant to Subsection (1) must be accompanied by:

              (a)    (i)    (A)    the corporation's balance sheet as of the end
                     of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                            (B)    an income statement for that year;

                            (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                            (D) the latest available interim financial statements, if any;

                     (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders:

              (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

              (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

              (d)    a copy of this part.

16-10a-1326   FAILURE TO TAKE ACTION.

       (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

       (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327   SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT
OF PROPOSED CORPORATE ACTION.

       (1)    A corporation may, with the dissenters' notice given pursuant to
Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction if his demand.

       (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328   PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

       (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325 if,

              (a)    the dissenter believes that the amount paid under
              Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

              (b)    the corporation fails to make payment under
       Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

              (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

       (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330   JUDICIAL APPRAISAL OF SHARES -- COURT ACTION.

       (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

       (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

       (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

       (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendments to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

       (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

              (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

              (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331   COURT COSTS AND COUNSEL FEES.

       (1)    The court in an appraisal proceeding commenced under
Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
Section 16-10a-1328.

       (2) The court may also assess the fees and expenses of counsel and experts from the respective parties, in amounts the court finds equitable:

              (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

              (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

       (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                      PROXY
                            STRATAMERICA CORPORATION
                              42-620 Caroline Court
                         Palm Desert, California   92211
                                 (619) 776-1010

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Dale E. Larsson and Sam D. Battistone and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of StratAmerica Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the corporation, to be held at 42-620 Caroline Court, Palm Desert, California, on March 28, 1996 at 8:00 o'clock a.m., Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

1.  ELECTION OF DIRECTORS
       /  /   FOR all nominees (except as marked to the contrary below)
       /  /   WITHHOLD AUTHORITY to vote for all nominees listed below
                 Sam D. Battistone, Dale E. Larsson, Joseph D. Casey (The Board of Directors recommends a vote FOR)

       This Proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders.

(INSTRUCTION:    To withhold authority to vote for one or more individual
                 nominees, write such name or names in the space provided below.)

------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE SALE OF ASSETS OF SHARI'S FRANCHISE CORPORATION AND THE TERMS OF THE ASSET SALE AGREEMENT (The Board of Directors recommends a vote FOR)

              /  /  FOR   /  /  AGAINST  /  /  ABSTAIN
                            (Continued on Other Side)

3. PROPOSAL TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION to increase authorized shares to 50,000,000. (The Board of Directors recommends a vote FOR)

              /  /  FOR   /  /  AGAINST  /  /  ABSTAIN


4. PROPOSAL TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION to adopt provisions of the Utah Revised Business Corporation Act which limits directors liability. (The Board of Directors recommends a vote FOR)

              /  /  FOR   /  /  AGAINST  /  /  ABSTAIN

5. PROPOSAL TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION to change the Company's name to Dreams, Inc. (The Board of Directors recommends a vote FOR)

              /  /  FOR   /  /  AGAINST  /  /  ABSTAIN


       This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR ALL PROPOSALS. All proposals are proposed by the Company.

       A stockholder who has delivered a Proxy may revoke it at any time prior to its exercise at the annual meeting by filing with the Secretary of the Company at the address of the Company a written revocation bearing a later date than the Proxy being revoked, or by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, or by attending the annual meeting and voting in person, although attendance at the annual meeting will not in and of itself constitute revocation of the Proxy.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.


                                   DATED: ____________________, 19__



                                   ___________________________________
                                   Signature

                                   ___________________________________
                                   Signature (if held jointly)

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE